                                                                    EXHIBIT 4.06

================================================================================

                           REVOLVING CREDIT AGREEMENT

                                      AMONG

                    JAZZ CASINO COMPANY, L.L.C., as Borrower,

                              JCC HOLDING COMPANY,
                         JCC CANAL DEVELOPMENT, L.L.C.,
                       JCC FULTON DEVELOPMENT, L.L.C. AND
                 JCC DEVELOPMENT COMPANY, L.L.C., as Guarantors,


                                       AND


                          HARRAH'S ENTERTAINMENT, INC.,
                      HARRAH'S OPERATING COMPANY, INC., and
               HARRAH'S NEW ORLEANS MANAGEMENT COMPANY, as Lenders





                           Dated as of March 30, 2001


================================================================================

                                TABLE OF CONTENTS

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
ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE.........................1

   SECTION 1.1      DEFINITIONS...............................................1
   SECTION 1.2      RULES OF CONSTRUCTION....................................26

ARTICLE II. TERMS OF CREDIT..................................................26

   SECTION 2.1      THE REVOLVING LOANS......................................26
   SECTION 2.2      MINIMUM AMOUNT OF EACH REVOLVING LOAN....................27
   SECTION 2.3      NOTICE OF BORROWING......................................27
   SECTION 2.4      DISBURSEMENT OF FUNDS....................................27
   SECTION 2.5      NOTE.....................................................27
   SECTION 2.6      CONTINUATIONS AND CONVERSIONS INTO REVOLVING LOANS OF
                      ANOTHER TYPE...........................................28
   SECTION 2.7      INTEREST.................................................29
   SECTION 2.8      INTEREST PERIODS.........................................29
   SECTION 2.9      INCREASED COSTS, ILLEGALITY, ETC.........................30
   SECTION 2.10     COMPENSATION.............................................32
   SECTION 2.11     LETTERS OF CREDIT........................................32
   SECTION 2.12     MINIMUM STATED AMOUNT....................................34
   SECTION 2.13     LETTER OF CREDIT OBLIGATION REQUESTS.....................34
   SECTION 2.14     AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.............34
   SECTION 2.15     INCREASED COSTS..........................................35

ARTICLE III. FEES; REDUCTIONS OF REVOLVING LOAN COMMITMENT AND PAYMENTS......36

   SECTION 3.1      FEES.....................................................36
   SECTION 3.2      REDUCTIONS OF THE TOTAL UNUTILIZED REVOLVING LOAN
                      COMMITMENT.............................................37
   SECTION 3.3      MANDATORY TERMINATION OF REVOLVING LOAN COMMITMENT.......37
   SECTION 3.4      VOLUNTARY AND MANDATORY PREPAYMENTS......................37
   SECTION 3.5      MANDATORY REPAYMENTS.....................................37
   SECTION 3.6      METHOD AND PLACE OF PAYMENT..............................38
   SECTION 3.7      NET PAYMENTS.............................................38

ARTICLE IV. SECURITY.........................................................39

   SECTION 4.1      SECURITY INTEREST........................................39
   SECTION 4.2      RECORDING; OPINIONS OF COUNSEL...........................39
   SECTION 4.3      DISPOSITION OF CERTAIN COLLATERAL........................40
   SECTION 4.4      NET CASH PROCEEDS ACCOUNT................................41
   SECTION 4.5      CERTAIN RELEASES OF COLLATERAL...........................42
   SECTION 4.6      LIEN PRIORITIES..........................................42
   SECTION 4.7      PAYMENT OF EXPENSES......................................43
   SECTION 4.8      SUITS TO PROTECT THE COLLATERAL..........................43
   SECTION 4.9      LENDER'S DUTIES..........................................43
   SECTION 4.10     SECURITY DOCUMENTS.......................................44

ARTICLE V. COVENANTS.........................................................44

   SECTION 5.1      PAYMENT OF REVOLVING OBLIGATIONS AND PIK PAYMENTS........44
   SECTION 5.2      INFORMATION COVENANTS; COMPLIANCE CERTIFICATE; NOTICE OF
                      DEFAULT................................................44
   SECTION 5.3      END OF FISCAL YEARS; FISCAL QUARTERS.....................48
   SECTION 5.4      MAINTENANCE OF OPERATING ACCOUNT.........................48
   SECTION 5.5      LIMITATION ON RESTRICTED PAYMENTS........................49
   SECTION 5.6      EXISTENCE................................................50

   SECTION 5.7      PAYMENT OF TAXES AND OTHER CLAIMS........................50
   SECTION 5.8      MAINTENANCE OF INSURANCE.................................51
   SECTION 5.9      REPORTS..................................................51
   SECTION 5.10     WAIVER OF STAY, EXTENSION OR USURY LAWS..................51
   SECTION 5.11     TRANSACTIONS WITH AFFILIATES.............................51
   SECTION 5.12     LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS......52
   SECTION 5.13     LIMITATION ON LIENS......................................53
   SECTION 5.14     CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC...56
   SECTION 5.15     LIMITATION ON PAYMENTS OF CERTAIN INDEBTEDNESS,
                      MODIFICATIONS OF CERTAIN INDEBTEDNESS, MODIFICATIONS OF
                      CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN
                      OTHER AGREEMENTS, ETC..................................57
   SECTION 5.16     [INTENTIONALLY OMITTED.].................................57
   SECTION 5.17     COMPLIANCE WITH ENVIRONMENTAL LAWS.......................57
   SECTION 5.18     CAPITAL EXPENDITURES.....................................58
   SECTION 5.19     ADVANCES, INVESTMENTS AND LOANS..........................59
   SECTION 5.20     LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES.......59
   SECTION 5.21     BUSINESS.................................................60
   SECTION 5.22     ADDITIONAL SECURITY AND FURTHER ASSURANCES...............60
   SECTION 5.23     USE OF PROCEEDS..........................................61
   SECTION 5.24     MINIMUM EBITDA...........................................61
   SECTION 5.25     NOTICES..................................................61
   SECTION 5.26     LIMITATION ON ISSUANCE OF EQUITY INTERESTS...............61
   SECTION 5.27     LIMITATION ON CREATION OF SUBSIDIARIES...................62
   SECTION 5.28     CASINO MANAGER...........................................62
   SECTION 5.29     SEPARATENESS FROM UNRESTRICTED SUBSIDIARIES..............62
   SECTION 5.30     REPLACEMENT FACILITY.....................................63
   SECTION 5.31     LIMITATION ON CERTAIN OUTSTANDING OBLIGATIONS............64
   SECTION 5.32     MINIMUM PROJECTED EBITDAM ...............................64
   SECTION 5.33     POST-CLOSING ITEMS.......................................64

ARTICLE VI. EVENTS OF DEFAULT AND REMEDIES...................................65

   SECTION 6.1      EVENTS OF DEFAULT........................................65
   SECTION 6.2      ACCELERATION AND ENFORCEMENT.............................70

ARTICLE VII. GUARANTY........................................................70

   SECTION 7.1      GUARANTY.................................................70
   SECTION 7.2      PARENT GUARANTY..........................................72
   SECTION 7.3      [INTENTIONALLY OMITTED]..................................73
   SECTION 7.4      FUTURE SUBSIDIARY GUARANTORS.............................73
   SECTION 7.5      RELEASE OF GUARANTORS....................................74
   SECTION 7.6      WHEN THE GUARANTOR MAY MERGE, ETC........................75
   SECTION 7.7      CERTAIN BANKRUPTCY EVENTS................................76

ARTICLE VIII. MISCELLANEOUS..................................................76

   SECTION 8.1      PAYMENT OF EXPENSES, ETC.................................76
   SECTION 8.2      [INTENTIONALLY OMITTED]..................................77
   SECTION 8.3      NOTICES..................................................77
   SECTION 8.4      BENEFIT OF AGREEMENT.....................................78
   SECTION 8.5      NO WAIVER; REMEDIES CUMULATIVE...........................78
   SECTION 8.6      CALCULATIONS; COMPUTATIONS...............................78
   SECTION 8.7      GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER
                      OF JURY TRIAL..........................................78
   SECTION 8.8      COUNTERPARTS.............................................80
   SECTION 8.9      EFFECTIVENESS............................................80
   SECTION 8.10     HEADINGS DESCRIPTIVE.....................................80

   SECTION 8.11     AMENDMENT OR WAIVER; ETC. ...............................80
   SECTION 8.12     SURVIVAL.................................................80
   SECTION 8.13     DOMICILE OF LOANS........................................80
   SECTION 8.14     APPLICATION OF GAMING REGULATIONS........................81
   SECTION 8.15     NO THIRD PARTY BENEFICIARIES.............................81
   SECTION 8.16     LENDER PARTIES...........................................81


EXHIBITS

Exhibit A-1       Form of Notice of Borrowing
Exhibit A-2       Form of Promissory Note
Exhibit A-3       Form of Letter of Credit Obligation Request
Exhibit B         Conditions; Representations, Warranties and Agreements
Exhibit C-1       Form of Adams & Reese Opinion
Exhibit C-2       Form of William H. Patrick Opinion
Exhibit C-3       Form of Pilsbury Winthrop, LLP Opinion
Exhibit D         Form of Officer's Certificate
Exhibit E         Form of Pledge Agreement (Exhibit 4.07 to 10K/A)
Exhibit F         Form of Security Agreement (Exhibit 4.05 to 10K/A)
Exhibit G-1       Form of Borrower Mortgage (Exhibit 10.12 to 10K/A)
Exhibit G-2       Form of JCC Development Mortgage (Exhibit 10.15 to 10K/A)
Exhibit G-3       Form of Canal Development Mortgage (Exhibit 10.13 to 10K/A)
Exhibit G-4       Form of Fulton Development Mortgage (Exhibit 10.14 to 10K/A)
Exhibit H         Form of Intercreditor Agreement (Exhibit 4.05 to 10K/A)
Exhibit I         Form of Consent Letter
Exhibit J         Form of Subordination Terms (Exhibit 4.04 to 10K/A)
Exhibit K         Form of Letter of Credit Guaranty for Existing Letters of
                    Credit
Exhibit L         Form of Registration Rights Agreement (Common Stock)
                    (Exhibit 4.03 to 10K/A)
Exhibit M         Form of Registration Rights Agreement (Senior Notes)
                    (Exhibit 4.02 to 10K/A)
Exhibit N         Litigation


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                               TABLE OF CONTENTS


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EXHIBITS
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
Exhibit A-1       Form of Notice of Borrowing
Exhibit A-2       Form of Note
Exhibit A-3       Form of Letter of Credit Obligation Request
Exhibit B         Conditions; Representations, Warranties and Agreements
Exhibit C-1       Form of Adams & Reese Opinion
Exhibit C-2       Form of William H. Patrick Opinion
Exhibit C-3       Form of Pilsbury Winthrop, LLP Opinion
Exhibit D         Form of Officer's Certificate
Exhibit E         Form of Pledge Agreement
Exhibit F         Form of Security Agreement
Exhibit G-1       Form of Borrower Mortgage
Exhibit G-2       Form of JCC Development Mortgage
Exhibit G-3       Form of Canal Development Mortgage
Exhibit G-4       Form of Fulton Development Mortgage
Exhibit H         Form of Intercreditor Agreement
Exhibit I         Form of Consent Letter
Exhibit J         Form of Subordination Terms
Exhibit K         Form of Letter of Credit Guaranty for Existing Letters of
                    Credit
Exhibit L         Form of Registration Rights Agreement (Common Stock)
Exhibit M         Form of Registration Rights Agreement (Senior Notes)
Exhibit N         Litigation

         REVOLVING CREDIT AGREEMENT, dated as of March 30, 2001, among Jazz Casino Company, L.L.C., a Louisiana limited liability company, as borrower, JCC Holding Company, a Delaware corporation, JCC Canal Development, L.L.C., a Louisiana limited liability company, JCC Fulton Development, L.L.C., a Louisiana limited liability company, and JCC Development Company, L.L.C., a Louisiana limited liability company, as guarantors, and Harrah's Entertainment, Inc., a Delaware corporation, Harrah's Operating Company, Inc., a Delaware corporation, and Harrah's New Orleans Management Company, a Nevada corporation, as lenders.

    Each party hereto agrees as follows for the benefit of each other party:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1 Definitions.

                  "ADDITIONAL MORTGAGE" shall have the meaning provided in
Section 5.22(a).

                  "ADDITIONAL MORTGAGED PROPERTY" shall have the meaning provided in Section 5.22(a).

                  "ADDITIONAL SECURITY DOCUMENTS" shall have the meaning provided in Section 5.22(b).

                  "AFFILIATE" means (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any Person described in clause (i) above, and
(iii) any trust in which any Person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means
(a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 30% or more of the voting Equity Interest of a Person (on a fully diluted basis). Notwithstanding the foregoing, no holder of Equity Interests of JCC Holding received pursuant to the Plan of Reorganization (other than HET and its Subsidiaries and Affiliates) shall constitute an Affiliate of the Borrower or JCC Holding or any of their Subsidiaries, in each case unless the respective holder acquires control of JCC Holding or the Borrower as a result of its beneficial ownership of 30% or more of the voting Equity Interests of JCC Holding or the Borrower, as the case may be. Unless the context (or a specific reference) otherwise requires, all references herein to an "Affiliate" or "Affiliates" shall be references to an "Affiliate" or "Affiliates" of the Borrower or any Guarantor.

                  "AGREEMENT" shall mean this Revolving Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement thereof), extended, renewed, refinanced or replaced from time to time.

                  "APPLICABLE MARGIN" at any time shall mean a percentage per annum equal to (i) in the case of Revolving Loans maintained as Eurodollar Loans, 3.00%, and (ii) in the case of Revolving Loans maintained as Base Rate Loans, 2.00%.

                  "ASSET SALE" means the conveyance, sale, transfer, assignment or other disposition of, directly or indirectly, any property, business or assets of the Borrower or any of its Subsidiaries (other than the Equity Interests or other interests of an Unrestricted Subsidiary), including, without limitation, any sale or other transfer or issuance of any Equity Interest of any Subsidiary of the Borrower or any sale and leaseback transaction, whether by the Borrower or a Subsidiary of the Borrower or the issuance, sale or transfer of Equity Interests by a Subsidiary of the Borrower.

                  "AUTHORIZED REPRESENTATIVE" means, (i) with respect to any Person that is a corporation, or any Person that has two or more Officers, any Officer thereof, and (ii) with respect to any Person that is a limited liability company and that has fewer than two Officers, an Officer or the manager of such liability company, and (iii) with respect to any Person that is a partnership and that has fewer than two Officers, an Officer of a general partner of such partnership.

                  "BANK OF AMERICA" means Bank of America National Trust and Savings Association, its successors and assigns.

                  "BANKRUPTCY CODE" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the Eastern District of Louisiana having jurisdiction over the bankruptcy case of the Borrower.

                  "BANKRUPTCY LAW" means the Bankruptcy Code or any similar Federal, state or foreign law relating to bankruptcy, insolvency or the relief of debtors.

                  "BASE RATE" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Reference Rate in effect on such date (calculated on the basis of a year of 365 or 366 days and the actual number of days elapsed) and (b) the Federal Funds Rate in effect on such date (calculated on the basis of a year of 360 days and the actual number of days elapsed) plus 1/2 of 1% (50 basis points).

                  "BASE RATE LOAN" shall mean each Revolving Loan designated as such under the terms of this Agreement at the time of the incurrence thereof or conversion thereto.

                  "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                  "BORROWER" shall mean Jazz Casino Company, L.L.C., a Louisiana limited liability company, and its successors.

                  "BORROWER MORTGAGE" shall have the meaning provided in Section 16 of Part I of Exhibit B.

                  "BORROWER MORTGAGED PROPERTY" shall have the meaning provided in Section 16 of Part I of Exhibit B.

                  "BORROWING" shall mean the borrowing by the Borrower of one Type of Revolving Loan on a given date (or resulting from a conversion of one Type of Revolving Loan to another Type or from a continuation of an Interest Period to another Interest Period on such date).

                  "BTCO PAYMENT OFFICE" means the office of Bankers Trust Company located at 130 Liberty Street, New York, New York 10006, or such other office as may be designated from time to time in writing by Bankers Trust Company to the Borrower as the BTCo Payment Office for purposes of this Agreement.

                  "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the Designated Eurodollar Market.

                  "CANAL DEVELOPMENT" means JCC Canal Development, L.L.C., (f/k/a CP Development, L.L.C.), a Louisiana limited liability company, and its successors, and which, on the Effective Date, is a direct Wholly-Owned Subsidiary of JCC Holding.

                  "CANAL DEVELOPMENT MORTGAGE" shall have the meaning provided in Section 16 of Part I of Exhibit B.

                  "CANAL DEVELOPMENT MORTGAGED PROPERTY" shall have the meaning provided in Section 16 of Part I of Exhibit B.

                  "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

                  "CAPITALIZED LEASE OBLIGATIONS" of any Person means all rental obligations that are or will be required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

                  "CASH" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  "CASH EQUIVALENT" means (i) securities issued or directly and fully guaranteed, or secured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) and in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital and surplus in excess of $250,000,000 and maturing within one year after the date of acquisition, (iii) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation and at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and maturing within one year after the date of acquisition, (iv) repurchase obligations with a term of not more than 90 days collateralized by securities issued or directly and fully guaranteed, or secured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) entered into with any bank or other person meeting the qualifications specified in clause (ii) above, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv).

                  "CASINO" means the casino located at the site of the former Rivergate Convention Center in New Orleans, Louisiana, together with all support facilities and improvements appurtenant and related thereto (including, without limitation, the Poydras Street Support Facility and the Poydras Tunnel Area and shell construction of the Second Floor), but excluding tenant improvements and non-gaming development of the Second Floor.

                  "CASINO LEASE" shall mean the Amended and Restated Lease Agreement among the RDC, as landlord, the Borrower, as tenant, and the City, as intervenor, dated as of October 29, 1998, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "CASINO OPERATING CONTRACT" means the Amended and Renegotiated Casino Operating Contract among Harrah's Jazz Company, the Borrower and the State of Louisiana by and through the Louisiana Gaming Control Board, dated October 30, 1998, as amended by that certain First Amendment to Amended and Renegotiated Casino Operating Contract dated October 19, 1999 and further amended by the Second Amendment to Amended and Renegotiated Casino Operating Contract dated March 30, 2001, as it may be amended or supplemented from time to time.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

                  "CHANGE OF CONTROL" shall mean (i) JCC Holding shall at any time cease to own 100% of the Equity Interests of the Borrower, (ii) the Board of Directors of JCC Holding shall not consist of a majority of Continuing Directors or (iii) the acquisition by any Person or "group" (within the meaning of sections 13(d) and 14(d) under the Exchange Act, as in effect on the Initial Borrowing Date) (other than HET or its Subsidiaries) of beneficial ownership of 50% or more of the voting or economic interest in the Equity Interests of JCC Holding.

                  "CITY" means the City of New Orleans, Louisiana.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "COLLATERAL" shall mean all Property (whether real or personal) of the Borrower and the Guarantors with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all Cash and Cash Equivalents delivered as collateral pursuant to any Security Document.

                  "COLLATERAL AGENT" shall mean The Bank of New York, or any successor Collateral Agent, acting as collateral agent for the Secured Creditors pursuant to the Security Documents and any sub agents or sub trustees appointed pursuant to the Intercreditor Agreement and permitted under applicable Gaming Regulations.

                  "CONFIRMATION ORDER" shall mean the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to Sections 1128 and 1129 of the Bankruptcy Code entered on March 19, 2001.

                  "CONSOLIDATED CASH INTEREST EXPENSE" shall mean, for any period, the total consolidated interest expense of Borrower and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries representing the interest factor for such period, but excluding, however, (without duplication) (x) all amortization of deferred financing costs and amortization of any premium or discount and other non-cash items that are part of such consolidated interest expense and (y) any interest payment made through the issuance of additional notes or securities (including Senior Notes), in lieu of Cash, in each case in accordance with the terms of the respective documentation relating thereto. For periods prior to the Effective Date, Consolidated Cash Interest Expense shall include all interest expense required to be paid in cash in accordance with the documentation relating thereto, regardless of any write-downs, write-offs or other treatment thereof pursuant to the Plan of Reorganization.

                  "CONSOLIDATED EBIT" shall mean, for any period, the Consolidated Net Income for such period plus (without duplication) (i) the amount of consolidated interest expense (to the extent same was deducted in determining Consolidated Net Income for such period), and

(ii) provision for taxes based on income (to the extent deducted in determining Consolidated Net Income for such period, but excluding gaming and similar taxes) and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets.

                  "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by (i) adding thereto the amount of all amortization of intangibles and depreciation expenses that were deducted in arriving at Consolidated EBIT for such period and (ii) subtracting therefrom the amount of payments made to, or on behalf of, JCC Holding as contemplated by Section 5.5(v) for such period to the extent such amounts have not already been deducted in arriving at Consolidated EBITDA for such period.

                  "CONSOLIDATED INTEREST COVERAGE RATIO" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense for such period.

                  "CONSOLIDATED NET INCOME" shall mean, for any period, the net income of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided that (without duplication of exclusions) (i) the net income (to the extent positive) of any Person that is not a Subsidiary of the Borrower or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in Cash to the Borrower or a Wholly-Owned Subsidiary thereof,
(ii) to the extent Consolidated Net Income reflects amounts attributable to minority interests in Subsidiaries that are not Wholly-Owned Subsidiaries of the Borrower, Consolidated Net Income shall be reduced by the amounts attributable to such minority interests, (iii) the net income of any Subsidiary (other than the Borrower) shall be excluded to the extent that the declaration or payment of dividends and distributions by that Subsidiary of net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders and
(iv) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

                  "CONSOLIDATED SUBSIDIARIES" means, for any Person, all Subsidiaries of such Person (whether now existing or hereafter created or acquired) the financial statements of which are or are required to be consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

                  "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

                  "CONTINUING DIRECTORS" means the directors of JCC Holding on the Effective Date and each other director nominated (i) in accordance with the terms of Sections 3.2(b)(i) through (v) of the Second Amended and Restated Certificate of Incorporation of JCC Holding, as in effect on the date hereof,
(ii) by a majority of the then Continuing Directors, or (iii) by HET at such times as HET and its Subsidiaries beneficially own 90% or more of the Equity Interests in JCC Holding.

                  "CREDIT DOCUMENTS" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, the Note, the Intercreditor Agreement, each Security Document and the Manager Subordination Agreement.

                  "CREDIT EVENT" shall mean the making of any Revolving Loan or the incurrence of a Letter of Credit Obligation.

                  "CREDIT PARTY" shall mean JCC Holding, the Borrower and each Subsidiary Guarantor.

                  "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "DEBT AGREEMENT" shall have the meaning provided in Section 6 of Part I of Exhibit B.

                  "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "DESIGNATED EURODOLLAR MARKET" shall mean, with respect to any Eurodollar Loan, (a) the London Eurodollar market, or (b) if prime banks in the London Eurodollar market are at the relevant time not accepting deposits of Dollars or if the Lender determines that the London Eurodollar market does not represent at the relevant time the effective pricing to the Lender for deposits of Dollars in the London Eurodollar market, the Cayman Islands Eurodollar market or (c) if prime banks in the Cayman Islands Eurodollar market are at the relevant time not accepting deposits of Dollars or if the Lender determines that the Cayman Islands Eurodollar market does not represent at the relevant time the effective pricing to the Lender for deposits of Dollars in the Cayman Islands Eurodollar market, such other Eurodollar market as may from time to time be selected by the Lender with the approval of Borrower.

                  "DIP INDEBTEDNESS" shall mean, at the time of determination, all principal, interest and other amounts then outstanding in respect of the debtor-in-possession loans made by HET and its Affiliates to JCC Holding and its Subsidiaries pursuant to orders of the Bankruptcy Court entered at any time on or before the Effective Date.

                  "DISCLOSURE STATEMENT" means the Debtors' Joint Disclosure Statement as of February 8, 2001 pursuant to Section 1125 of the Bankruptcy Code relating to the Plan of Reorganization, as approved by the Bankruptcy Court.

                  "DISQUALIFIED EQUITY INTEREST" means (a) except as provided in
(b), with respect to any Person, any Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, (x) is, or upon the happening of an event or the passage of time could be, required to be redeemed (other than as may be required by Gaming Regulations) or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part at any time on or prior to the first anniversary of the Revolving Loan Maturity Date or
(y) would require any Distribution thereon or with respect thereto in contravention of the requirements of this Agreement, and (b) with respect to any Subsidiary of such Person (including any Subsidiary of the Borrower), and Equity Interest other than Equity Interest with no preference, privileges, or redemption or repayment provisions.

                  "DISTRIBUTION" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to any holder or holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or Cash to any holder or holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or any partnership interests or any other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or any other Equity Interests). Without limiting the foregoing, "Distributions" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "DOCUMENTS" shall mean the Credit Documents, the Leases, the Casino Operating Contract, the Management Agreement, the New Common Stock Documents, the Senior Note Documents and the Minimum Payment Guaranty Documents.

                  "DOLLARS" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "EFFECTIVE DATE" shall have the meaning provided in Section
8.9.

                  "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  "ENVIRONMENTAL LAW" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.
Section 9601 ET SEQ.; the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C.
Section 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C.
Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "EQUITY INTERESTS" of any Person shall mean all equity interests therein, including without limitation any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  "EURODOLLAR LOAN" shall mean each Revolving Loan designated as such under the terms of this Agreement at the time of the incurrence thereof or conversion thereto.

                  "EURODOLLAR QUOTED RATE" means, with respect to any Eurodollar Loan, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/16 of 1%) at which deposits in Dollars are offered by Bank of America to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two Business Days before the first day of the applicable Interest Period in an aggregate amount approximately equal to the amount of the applicable Borrowing with respect to such Eurodollar Loan and for a period of time comparable to the number of days in the applicable Interest Period. The determination of the Eurodollar Quoted Rate by the Lender shall be conclusive in the absence of manifest error.

                  "EURODOLLAR RATE" means, with respect to any Eurodollar Loan, an interest rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

    Eurodollar        =        Eurodollar Quoted Rate
                           --------------------------------
       Rate                   1.00 - Eurodollar Reserve
                                     Percentage

                  "EURODOLLAR RESERVE PERCENTAGE" means, with respect to any Eurodollar Loan, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date the Eurodollar Quoted Rate for that Eurodollar Loan is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term comparable to the Interest Period for such Eurodollar Loan. The determination by the Lender of any applicable Eurodollar Reserve Percentage shall be conclusive in the absence of manifest error.

                  "EVENT OF DEFAULT" shall have the meaning specified in Section 6.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "EXISTING LETTERS OF CREDIT" shall have the meaning specified in Section 2.11(d).

                  "FEDERAL FUNDS RATE" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. government securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate." If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Lender. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                  "FEES" means each of the fees described in Section 3.1.

                  "FINANCIAL FORECAST" shall mean the Financial Forecast provided to the Lender on the Effective Date.

                  "FULTON DEVELOPMENT" means JCC Fulton Development, L.L.C. (f/k/a FP Development, L.L.C.), a Louisiana limited liability company, and its successors, and which, on the Effective Date, is a direct Wholly-Owned Subsidiary of JCC Holding.

                  "FULTON DEVELOPMENT MORTGAGE" shall have the meaning provided in Section 16 of Part I of Exhibit B.

                  "FULTON DEVELOPMENT MORTGAGED PROPERTY" shall have the meaning provided in Section 16 of Part I of Exhibit B.

                  "GAAP" means United States generally accepted accounting principles as in effect on the date of this Indenture.

                  "GAMING AUTHORITY" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

                  "GAMING JURISDICTION" shall mean any jurisdiction in which the Borrower is licensed to conduct gaming activities.

                  "GAMING PATRON INDEBTEDNESS" shall have the meaning provided such term in the Pledge Agreement.

                  "GAMING REGULATIONS" shall mean the laws, rules, regulations and orders applicable to the gaming business of the Borrower or any of its Subsidiaries, or any other Credit Party, as in effect from time to time, including the Louisiana Economic Development and Gaming Corporation Act (La. R.S. ` 27:201, et seq.) and the policies, interpretations and administration thereof by the Gaming Authorities, including the LGCB.

                  "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

                  "GROUND LEASE" means the Amended and Restated Lease Agreement for the site of the Casino between the RDC and the City, dated as of March 15, 1994, as amended on October 29, 1998, by that certain First Amendment to Amended and Restated Lease Agreement dated October 29, 1998.

                  "GUARANTORS" means collectively the Parent Guarantor and the Subsidiary Guarantors.

                  "GUARANTY" shall have the meaning provided in Section 7.1.

                  "HARRAH'S MANAGEMENT COMPANY" means Harrah's New Orleans Management Company, a Nevada corporation, and its successors.

                  "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

                  "HET" means Harrah's Entertainment, Inc., a Delaware corporation, and its successors.

                  "HET/JCC AGREEMENT" means the Amended and Restated HET/JCC Agreement, dated as of March 30, 2001, among HET, HOC and the Borrower (and any substitute or successor agreement), and any other documents entered into in connection with (and to the extent relating directly to) such agreement, as amended, modified, renewed, extended or replaced from time to time, pursuant to which HET and HOC shall provide the Minimum Payment Guaranty for certain periods and subject to certain terms and conditions set forth therein.

                  "HOC" means Harrah's Operating Company, Inc., a Delaware corporation, and its successors.

                  "HOLDING COMPANY COSTS" shall have the meaning provided in
Section 5.5(v).

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services (including, without limitation, accrued Management Fees and other amounts owing pursuant to the Management Agreement), except such as would constitute trade payables to trade creditors in the ordinary course of business, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all obligations of such Person under Interest Rate Protection Agreements and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability; (d) all Contingent Obligations of such Person; (e) all obligations to purchase, redeem or acquire any Equity Interest; and (f) all obligations secured by a Lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability, provided, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured. In addition, "Indebtedness" of any Person shall include Indebtedness described in the foregoing clauses (a)(i), (ii) and (iii) that would not appear as a liability on the balance sheet of such Person if (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of such Person (a "Joint Venture"), (2) such Person or a Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"), and (3) there is recourse, by contract or operation of law, with respect to payment of such obligation to property or assets of such Person or a Subsidiary of such Person; then such Indebtedness shall be included in an amount not to exceed (x) the greater of (A) the net assets of the General Partner, and (B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person (other than the General Partner) or (y) if less than the amounts determined pursuant to clause (x) above, the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

                  "INDENTURE OBLIGATIONS" shall have the meaning provided in the Senior Note Indenture.

                  "INITIAL BORROWING DATE" means the date occurring on or after the Effective Date on which the initial Borrowing of Revolving Loans occurs hereunder.

                  "INSURANCE AND CONDEMNATION PROCEEDS" means the Borrower's and the Guarantors' interest in and to all proceeds which now or hereafter may be paid as a result of any condemnation proceedings or under any insurance policies now or hereafter obtained by or on behalf of the Borrower or any of the Guarantors in connection with the conversion of the Property subject to the Security Documents into Cash, Cash Equivalents or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such Property.

                  "INTELLECTUAL PROPERTY SECURITY DOCUMENTS" means the Assignment of Security Interests in United States Trademarks and Patents and the Assignment of Security Interest in United States Copyrights, each substantially in the form annexed to the Security Agreement and executed in favor of the Collateral Agent.

                  "INTERCREDITOR AGREEMENT" shall have the meaning provided in
Section 17 of Part I of Exhibit B.

                  "INTEREST DETERMINATION DATE" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "INTEREST PERIOD" shall have the meaning provided in Section 2.8.

                  "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement, in each case which are non-speculative in nature and are designed to protect any Person against fluctuations in interest rates.

                  "INVESTMENT" by any Person in any other Person means (without duplication): (a) the acquisition by such Person (whether for Cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making or lending by such Person of any deposit with, or advance, loan or other extension of credit to or on behalf of, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business);
(c) other than (i) any guarantees of the Senior Notes by the Guarantors, (ii) any guarantees of the Revolving Obligations by the Guarantors, (iii) any guarantees of Interest Rate Protection Agreements by the Guarantors, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; (e) the making of any capital contribution to any other Person; or
(f) the purchase or sale of currency or other commodities at a future date in the nature of futures contracts.

                  "ISSUING BANK" shall mean (i) Bankers Trust Company with respect to the Existing Letters of Credit and (ii) any bank which has been approved by Lender and which agrees, in such bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit after the Effective Date pursuant to Section 2.11.

                  "JCC DEVELOPMENT" means JCC Development Company, L.L.C., a Louisiana limited liability company, and its successors, and which, on the Effective Date, is a direct Wholly-Owned Subsidiary of JCC Holding.

                  "JCC DEVELOPMENT MORTGAGE" shall have the meaning provided in
Section 16 of Part I of Exhibit B.

                  "JCC DEVELOPMENT MORTGAGED PROPERTY" shall have the meaning provided in Section 16 of Part I of Exhibit B.

                  "JCC HOLDING" shall mean JCC Holding Company, a Delaware corporation, and its successors.

                  "JCC HOLDING'S KNOWLEDGE" means the knowledge of any Authorized Officer of JCC Holding and its Subsidiaries.

                  "L/C SUPPORTABLE INDEBTEDNESS" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries (other than Indebtedness for borrowed money) as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "LEASEHOLDS" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under any lease.

                  "LEASES" shall mean the Ground Lease and the Casino Lease.

                  "LENDER" means, collectively, HET, HOC and Harrah's Management Company and their successors or assigns and as further described in Section 8.16.

                  "LETTER OF CREDIT" shall have the meaning provided in Section 2.11.

                  "LETTER OF CREDIT OBLIGATIONS" means all outstanding obligations (including all Existing Letters of Credit) incurred by Borrower or Lender (at the request of Borrower), whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit (including all Existing Letters of Credit) by an Issuing Bank pursuant to
Section 2.11, including, without limitation, any guarantee or risk participation issued by Lender covering Letters of Credit (including all Existing Letters of Credit) issued for the account of Borrower and any reimbursement obligations of Lender with respect to any Letters of Credit issued for the account of Lender. The aggregate amount of such Letter of Credit Obligations outstanding as of any date of determination shall equal the maximum amount that may be payable as of such date or at any time thereafter by Lender or Borrower (without duplication) with respect to all Letters of Credit (including all Existing Letters of Credit) that have been issued on or prior to such date.

                  "LETTER OF CREDIT OBLIGATION REQUEST" shall have the meaning provided in Section 2.13.

                  "LGCB" means, collectively, the Louisiana Gaming Control Board, and its successors and assigns.

                  "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "MANAGEMENT AGREEMENT" means the Third Amended and Restated Management Agreement between the Borrower and Harrah's Management Company relating to the management of the Casino dated as of March 30, 2001, as it may be amended or supplemented from time to time.

                  "MANAGEMENT FEES" means the "MANAGEMENT FEE" and the "SERVICE FEE," as defined by the Management Agreement, together with any amounts reimbursable to Harrah's Management Company under the terms of the Management Agreement, but excluding the Termination Fee.

                  "MANAGER SUBORDINATION AGREEMENT" shall mean that certain Manager Subordination Agreement dated as of the Effective Date between Harrah's Management Company and the Trustee, as it may be amended or supplemented from time to time.

                  "MARGIN STOCK" shall have the meaning provided in Regulation U.

                  "MINIMUM PAYMENT GUARANTOR" shall mean HET and HOC, as joint and several obligors, or any successor or substitute guarantor providing a Minimum Payment Guaranty in accordance with the requirements of the Casino Operating Contract.

                  "MINIMUM PAYMENT GUARANTY" means the Minimum Payment Guaranty (as defined in the Casino Operating Contract) that the Casino Operating Contract obligates the Borrower to cause to be provided to the State of Louisiana by and through the Regulating Authority, as the same may be amended, supplemented or modified from time to time, including any replacement or renewal thereof.

                  "MINIMUM PAYMENT GUARANTY DOCUMENTS" means each Minimum Payment Guaranty and all agreements or documents (including, without limitation, the HET/JCC Agreement) executed and delivered in connection therewith or any successor documents entered into with a successor Minimum Payment Guarantor other than HET and HOC.

                  "MINIMUM PAYMENT GUARANTY FEES" shall mean the fees paid by the Borrower pursuant to Section 2 of the HET/JCC Agreement or pursuant to the terms of any successor Minimum Payment Guaranty Documents.

                  "MINIMUM PAYMENT GUARANTY LIEN" shall mean the Lien, in each case created under the Security Documents, securing the Borrower's obligations pursuant to the HET/JCC Agreement or pursuant to any successor Minimum Payment Guaranty Documents.

                  "MINIMUM PAYMENT GUARANTY OBLIGATIONS" shall have the meaning specified in the Intercreditor Agreement.

                  "MORTGAGE" shall have the meaning provided in Section 16 of
Part I of Exhibit B.

                  "MORTGAGED PROPERTY" shall mean and be a collective reference to the Company Mortgaged Properties, the JCC Development Mortgaged Properties, the Canal

Development Mortgaged Properties and the Fulton Development Mortgaged Properties, as well as any Additional Mortgaged Properties.

                  "NET CASH PROCEEDS" means the aggregate amount of Cash or Cash Equivalents received by the Borrower in the case of an Asset Sale, less the sum, of (a) all fees, commissions and other expenses incurred in connection with such Asset Sale, (b) the amount (estimated reasonably and in good faith by the Borrower) of income, franchise, sales and other applicable taxes required to be paid by the Borrower or any of its Subsidiaries in connection with such Asset Sale and (c) the aggregate amount of Cash or Cash Equivalents so received which is used to retire (in whole or in part) existing Indebtedness (other than Revolving Obligations) of the Borrower or its Subsidiaries (owed to a Person other than an Affiliate) which was secured by the assets that were the subject of such Asset Sale (and if such assets constitute Collateral, which Indebtedness (other than Revolving Obligations) had a higher lien priority than Revolving Obligations) and which was required to be repaid (which repayment, in the case of a revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale.

                  "NET CASH PROCEEDS ACCOUNT" means the separate custodial account established and maintained by the Borrower in the name of the Collateral Agent for the benefit of the Secured Creditors pursuant to the terms of the Security Agreement into which the Net Cash Proceeds from Asset Sales and Insurance and Condemnation Proceeds are to be deposited.

                  "NEW COMMON STOCK" shall mean the common stock of JCC Holding, $.01 par value per share.

                  "NEW COMMON STOCK DOCUMENTS" shall mean the agreements, instruments and other documents executed and delivered in connection with the issuance of the New Common Stock.

                  "NOTE" shall have the meaning provided in Section 2.5.

                  "NOTICE OF BORROWING" shall have the meaning provided in
Section 2.3.

                  "NOTICE OFFICE" shall mean the office of HET located at 1 Harrah's Court, Las Vegas, NV 89119, or such other office as HET may hereafter designate in writing as such to the other parties hereto.

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary of such Person.

                  "OFFICER'S CERTIFICATE" means, with respect to the Borrower or any Guarantor, a certificate signed by any Authorized Representative of such entity and otherwise complying with the applicable provisions in this Agreement requiring an Officer's Certificate.

                  "OPERATING ACCOUNTS" shall have the meaning provided in
Section 5.4.

                  "PARENT GUARANTOR" means JCC Holding.

                  "PARENT GUARANTY" shall have the meaning provided in Section 7.2(a).

                  "PAYMENT OFFICE" shall mean the office of HET located at 1 Harrah's Court, Las Vegas, NV 89119, or such other office as HET may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "PERMITS" shall mean any and all actions, approvals, certificates, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights or licenses of or from any governmental authority or agency (including any Gaming Authority), including, without limitation, the Casino Operating Contract.

                  "PERMITTED ENCUMBRANCE" shall mean, with respect to any Mortgaged Property, the "Permitted Encumbrances" with respect thereto, as defined in the respective Mortgage.

                  "PERMITTED INDEBTEDNESS" shall have the meaning specified in
Section 5.12.

                  "PERMITTED LIENS" shall have the meaning specified in Section 5.13.

                  "PERMITTED PAYMENT GUARANTY AMENDMENT" shall mean any waiver, amendment or modification of any provision of the Minimum Payment Guaranty Documents or such Minimum Payment Guaranty Documents delivered by a substitute or successor Minimum Payment Guarantor, which (i) are not adverse in any respect to the interests of the Borrower (including without limitation, so long as the nature and amount of obligations guaranteed thereunder are not adversely changed or increased and so long as the financial terms thereof are not made worse from the perspective of the Borrower) and (ii) do not cause a Default or Event of Default pursuant to Section 6.1(q).

                  "PERMITTED SENIOR NOTE AMENDMENT" shall mean any waiver, amendment or consent to the Senior Note Indenture which is entered into (i) to cure any ambiguity, defect or inconsistency therein so long as any such amendment or consent is not adverse to the interests of the Lender in any respect, (ii) to evidence or provide for a replacement trustee thereunder or
(iii) to modify any covenant, obligation or event of default thereunder so long as the respective waiver, amendment or consent does not impose any obligations or restrictions on the Borrower greater than those set forth in this Agreement as in effect at the time of such amendment or consent before giving effect thereto. In no event will a Permitted Amendment increase the rate of interest, fees or other amounts payable in connection with the Senior Notes or under the Senior Note Indenture, or alter the provisions with respect to the deferral of any payments thereunder (except to the extent the respective amendment further extends such deferral).

                  "PERMITTED TAX PAYMENT" means (for any taxable year of the Borrower in which it joins in filing a consolidated federal income tax return with JCC Holding) a payment (including any estimated tax payment based on any estimated tax liability for such year) by the Borrower to JCC Holding in an amount not in excess of the lesser of (i) the separate return federal income tax liability (if any) of the affiliated group (within the meaning of Section 1504 of the Code) of which the Borrower would be the parent (the "JCC Group") if it were not a member of another affiliated group for that or any other taxable year, and (ii) the product of (a) the actual tax liability (if any) of the affiliated group of which the Borrower is actually a member (the "Guarantor Group") for such year and (b) a fraction, (A) the numerator of which is an amount equal to the federal taxable income of the Borrower and its Subsidiaries, computed on a hypothetical consolidated federal income tax basis as if the Borrower and each of its Subsidiaries filed a separate consolidated federal income tax return, with the Borrower as common parent of such affiliated group and where the Subsidiaries were not members of another affiliated group for that or any other taxable year and (B) the denominator of which is the sum of the amount calculated in (A) above, plus the positive separate federal taxable income of each member of the Guarantor Group other than the Borrower and its Subsidiaries; provided, that such payment can be made by the Borrower no earlier than two Business Days prior to the date on which the Guarantor Group is required to make federal income tax payments for such year to the Internal Revenue Service. In the event that JCC Holding and any member of the JCC Group join in filing any combined or consolidated (or similar) state or local income or franchise tax returns, then Permitted Tax Payment shall include payments with respect to such state or local income or franchise taxes determined in a manner as similar as possible to that provided in the preceding sentence for federal income taxes.

                  "PERMITTED TERMINATION" shall mean a termination of HET or its Affiliate as manager of the Casino pursuant to (i) Section 17.03 of the Management Agreement, (ii) Section 17.02(d) of the Management Agreement or (iii)
Section 17.02(a) of the Management Agreement as a result of an Event of Default (as defined therein) by the Manager (as defined therein).

                  "PERSON" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  "PLAN" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

                  "PLAN OF REORGANIZATION" means the Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated February 8, 2001, filed with the United States Bankruptcy Court for the Eastern District of Louisiana by JCC Holding Company, Jazz Casino Company, L.L.C., JCC Canal Development, L.L.C., JCC Fulton Development, L.L.C. and JCC Development Company, L.L.C. (including all exhibits and schedules annexed thereto).

                  "PLEDGE AGREEMENT" shall have the meaning provided in Section 14 of Part I of Exhibit B.

                  "PLEDGE AGREEMENT COLLATERAL" shall mean all Collateral under, and as defined in, the Pledge Agreement.

                  "PLEDGED SECURITIES" shall mean "COLLATERAL" as defined in the Pledge Agreement.

                  "POYDRAS STREET SUPPORT FACILITY" shall mean the support facilities and improvements appurtenant to the Casino constructed on the Poydras Street Support Facility Premises.

                  "POYDRAS STREET SUPPORT FACILITY PREMISES" shall have the meaning provided in the Casino Lease.

                  "POYDRAS TUNNEL AREA" shall have the meaning provided in the Casino Lease.

                  "PROJECT" shall mean the lease, renovation, construction, equipping and operation of the Casino, and all related facilities at the Borrower Mortgaged Property, including, without limitation, the Poydras Street Support Facility Premises, the Servitude Areas, the Pedestrian Bridge Areas, the Poydras Tunnel Area, the Tunnel and, as defined in the Casino Lease, the Encroachment Areas, Pedestrian Bridge Areas and the Lafayette Subsurface Area, but excluding the Second Floor (other than the shell construction thereof).

                  "PROJECT DEFAULT" shall have the meaning provided in Section 6.1(n).

                  "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

                  "QUALIFIED EQUITY INTEREST" means, as to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.

                  "QUALIFIED SUBORDINATED INDEBTEDNESS" means Subordinated Indebtedness of JCC Holding which is subordinated in right of payment in all respects to the Revolving Obligations (and JCC Holding's Guaranty thereof) and has no scheduled installment of principal due by redemption, sinking fund or otherwise, on or prior to the first anniversary of the Revolving Loan Maturity Date and has a stated maturity on or after the first anniversary of the Revolving Loan Maturity Date.

                  "QUARTERLY PAYMENT DATE" shall mean each March 31, June 30, September 30, and December 31 occurring after the Effective Date.

                  "RDC" means Rivergate Development Corporation, a Louisiana public benefit corporation.

                  "REAL PROPERTY" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "REFERENCE RATE" means the rate of interest publicly announced from time to time by Bank of America as its "reference rate." Bank of America's reference rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "REGISTRATION RIGHTS AGREEMENTS" shall have the meaning provided in Section 19 of Part I of Exhibit B.

                  "REGULATING AUTHORITY" means the Louisiana Gaming Control Board (or any successor thereto).

                  "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "REGULATION T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "REGULATION X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

                  "REPORTABLE EVENT" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "RESERVE FUND" means the Capital Replacement Fund as defined in the Management Agreement, as in effect on the date hereof.

                  "RESTRICTED PAYMENT" shall mean (a) any authorization, declaration or payment of any Distributions with respect to JCC Holding or any of its Subsidiaries or any other payment to any of their Affiliates (excluding the Borrower), (b) the making (or the giving of any notice in respect thereof) by JCC Holding or any of its Subsidiaries of any voluntary or mandatory payment, purchase, acquisition or redemption, whether by the making of any payments of the principal, interest or otherwise, in respect of any loan, advance or extension of credit made to JCC Holding or any of its Subsidiaries by, or in respect of any guarantee or Contingent Obligation made for the benefit of JCC Holding or any of its Subsidiaries by, or in respect of any other obligation of JCC Holding or any of its Subsidiaries owed to, HET, HOC or any Affiliate of HET or HOC (excluding the Borrower and its Wholly-Owned Subsidiaries), whether pursuant to any Document or otherwise, (c) any purchase, prepayment, redemption, or other acquisition or retirement for value of, or any defeasance of any Subordinated Indebtedness, directly or indirectly, by JCC Holding or any of its Subsidiaries prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness (including any payment in respect of any amendment of the terms of such Subordinated Indebtedness, which amendment is sought in connection with any such acquisition of such Subordinated Indebtedness or seeks to shorten any such due date), (d) the making (or the giving of any notice in respect thereof) by JCC Holding or any of its Subsidiaries of any payment whatsoever in respect of, or pursuant to, any of the Minimum Payment Guaranty Documents and (e) the payment of any Management Fees, Termination Fee or any other fees or expenses (including the reimbursement thereof by JCC Holding or any of its Subsidiaries) pursuant to the Management Agreement or any other agreement with an Affiliate of JCC Holding or its Subsidiaries. Notwithstanding anything to the contrary contained above, (i) payments made in respect of the Revolving Obligations in accordance with the terms of the Credit Documents shall not constitute Restricted Payments, even if the respective Revolving Obligations are held by HET, HOC, Harrah's Management Company or an Affiliate thereof and (ii ) payments made in respect of the Indenture Obligations in accordance with the terms of the Senior Note Documents shall not constitute Restricted Payments, even if the respective Indenture Obligations are held by HET, HOC or an Affiliate thereof and (iii) payments by any Unrestricted Subsidiary with respect to loans incurred by such Unrestricted Subsidiary pursuant to and in accordance with Section 5.12(x) will not constitute Restricted Payments even if the respective obligations are held by HET, HOC Harrah's Management Company or one or more Affiliates thereof.

                   "RETURNS" shall have the meaning provided in Section 9 of
Part II of Exhibit B.

                  "REVOLVING LOAN" shall have the meaning provided in Section
2.1.

                  "REVOLVING LOAN COMMITMENT" shall mean Thirty-Five Million Dollars ($35,000,000) as the same may be reduced from time to time pursuant to Sections 3.2, 3.3 and/or 6.

                  "REVOLVING LOAN MATURITY DATE" shall mean the earlier of (i) the date which is one year after the date on which the Management Agreement is terminated or (ii) March 30, 2006; provided that such date in clause (ii) hereof may be extended at the option of Borrower to March 30, 2007 if HET receives at least thirty (30) days (but no more than ninety (90) days) written notice (prior to March 30, 2006) from Borrower of its election to extend such date.

                  "REVOLVING OBLIGATIONS" shall mean all amounts owing to the Lender, any Issuing Bank and the Collateral Agent pursuant to the terms of this Agreement or any other Credit Document.

                  "SEC" means the Securities and Exchange Commission or any successor thereto.

                  "SECOND FLOOR" shall mean the non-gaming areas of the second floor of the Casino which are subject to the Second Floor Sublease.

                  "SECOND FLOOR SUBLEASE" means the Second Floor Non-Gaming Sublease, dated as of October 29, 1998, between the Borrower as sublessor and JCC Development as sublessee relating to JCC Development's sublease of the second floor of the Casino, attached as Exhibit O to the Casino Lease.

                  "SECONDARY SECURITIES" has the meaning set forth in the Senior
Note Indenture.

                  "SECURED CREDITORS" means, collectively, the Minimum Payment Guarantor, the Lender and the Trustee.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "SECURITY AGREEMENT" has the meaning provided in Section 13 of
Part I of Exhibit B.

                  "SECURITY AGREEMENT COLLATERAL" shall mean all "Collateral" as defined in the Security Agreement.

                  "SECURITY DOCUMENTS" shall mean the Pledge Agreement, the Security Agreement, the Intellectual Property Security Documents, each Mortgage, and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document.

                  "SECURITY INTERESTS" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Secured Creditors.

                  "SENIOR NOTE DOCUMENTS" shall mean the Senior Note Indenture, the Senior Notes and all other documents executed and delivered in connection therewith.

                  "SENIOR NOTE INDENTURE" shall mean the Indenture dated as of the date hereof among Borrower, the "Guarantors" named therein and Wells Fargo Bank Minnesota, National Association, as Trustee, as amended, modified or supplemented from time to time in accordance with the terms thereof or hereof.

                  "SENIOR NOTES" shall mean the "Securities" as defined in the Senior Note Indenture.

                  "SERVITUDE AREAS" shall mean the Employee Bus and Parking Facility Servitude Area, the Employee and Bus Parking Facility Access Servitude Area, and the Observation Tower Servitude Area (each as defined in the Casino Lease).

                  "SIGNIFICANT SUBSIDIARY" of a Person means a Subsidiary of such Person which, together with its Consolidated Subsidiaries, has assets or revenues equal to or greater than 10% of the assets or revenues, respectively, of such Person and its Subsidiaries on a consolidated basis.

                  "SPECIFIED REAL ESTATE" shall mean the Canal Development Mortgaged Property and the Fulton Development Mortgaged Property.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness of JCC Holding, the Borrower or any Subsidiary that is subordinated in right of payment to the Revolving Obligations (or JCC Holding's or any Subsidiary Guarantor's Guaranty thereof).

                  "SUBSIDIARY" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "SUBSIDIARY GUARANTOR" shall mean and include each of JCC Development, Canal Development, Fulton Development and each Subsidiary of JCC Holding, which, after the Effective Date, is required to be a Subsidiary Guarantor pursuant to Section 7.4 hereof.

                  "SUBSIDIARY GUARANTY" means all guarantees at any time from any Subsidiary of JCC Holding pursuant to Section 7.

                  "TAXES" shall have the meaning provided in Section 3.7.

                  "TERMINATION EVENT," when used with respect to the Leases or the Casino Operating Contract, shall mean (a) any material provision of any Lease or the Casino Operating Contract, as the case may be, at any time for any reason ceases to be valid and binding on any of the parties thereto or is declared to be null and void or any of the parties thereto shall deny in writing that it has any further liability or obligation thereunder, or (b) the termination of any Lease or the Casino Operating Contract, provided that the term "Termination Event" does not include the scheduled expiration in the ordinary course of any Lease or the Casino Operating Contract in accordance with its terms.

                  "TERMINATION FEE" shall have the meaning provided in the Management Agreement as in effect on the Effective Date.

                  "TEST PERIOD" shall mean for any determination made hereunder, the four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period).

                  "TOTAL UNUTILIZED REVOLVING LOAN COMMITMENT" shall mean, at any time, an amount equal to the remainder of (x) the then Revolving Loan Commitment less (y) the sum of the aggregate principal amount of Revolving Loans outstanding plus the then aggregate amount of outstanding Letter of Credit Obligations.

                  "TRANSACTION" means the reorganization effected pursuant to the Plan of Reorganization and the financing therefor and resulting therefrom.

                  "TRUSTEE" means the party named as such in the Senior Note Indenture until a successor replaces it in accordance with the provisions of the Senior Note Indenture and thereafter means such successor.

                  "TUNNEL" shall mean the support facilities and improvements appurtenant to the Casino constructed on and/or in the Poydras Tunnel Area.

                  "TYPE" shall mean the type of Revolving Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "UNFUNDED CURRENT LIABILITY" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  "UNITED STATES" and "U.S." shall each mean the United States of America.

                  "UNPAID DRAWINGS" shall have the meaning provided in Section 2.14.

                  "UNRESTRICTED SUBSIDIARIES GUARANTY" means the Guaranty of each of the Unrestricted Subsidiaries.

                  "UNRESTRICTED SUBSIDIARY" means Canal Development, Fulton Development or JCC Development and each Subsidiary thereof and any other special purpose Subsidiary of JCC Holding (so long as the same is not a Subsidiary of the Borrower) created or acquired after the Effective Date; provided, that no Person shall constitute an Unrestricted Subsidiary if (a) the Borrower or any of its Subsidiaries owns any Equity Interest (whether directly or indirectly) in any such Person or (b) any Indebtedness or other obligation of the respective Person or any Subsidiary or direct or indirect holding company thereof (other than JCC Holding) is recourse in any respect (whether by operation of law or pursuant to any Contingent Obligation) to JCC Holding, the Borrower or any Subsidiary of the Borrower.

                  "WHOLLY-OWNED SUBSIDIARY" with respect to a Subsidiary of any Person means (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         Section 1.2 Rules of Construction. Unless the context otherwise requires:

                         (i) a term has the meaning assigned to it;

                         (ii) an accounting term not otherwise defined has the
meaning assigned to it in accordance with GAAP;

                         (iii) "or" is not exclusive;

                         (iv) words in the singular include the plural, and
words in the plural include the singular;

                         (v) provisions apply to successive events and
transactions;

                         (vi) "herein," "hereof" and other words of similar
import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                         (vii) references to Sections or Articles means
reference to such Section or Article in this Agreement, unless stated otherwise.

                                  ARTICLE II.

                                 TERMS OF CREDIT

         Section 2.1 The Revolving Loans. Provided that on the Initial Borrowing Date and on the date of each Credit Event thereafter, and after giving effect thereto, (i) no Default or Event of Default exists, (ii) all representations and warranties set forth in Exhibit B to this Agreement and in the other Credit Documents are true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (iii) the Borrower has delivered a Notice of Borrowing which meets the requirements of Section 2.3 and (iv) the proposed Credit Event will be prior to the first anniversary of the date on which Harrah's Management Company received notice of termination of the Management Agreement under the terms of the Management Agreement, then, subject to and upon the other terms and conditions set forth herein, the Lender agrees to make, from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans
(a) shall, at the option of the Borrower (subject to Section 2.9), be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 2.9, all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (b) may be repaid and reborrowed in accordance with the provisions hereof and (c) shall not exceed at any time outstanding that aggregate principal amount which, when added to the aggregate amount of all Letter of Credit Obligations (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment at such time. The Lender shall have no obligation to make a Revolving Loan hereunder to the extent such Revolving Loan is to be made after the first anniversary of the date on which Harrah's Management Company received notice of termination of the Management Agreement under the terms of the Management Agreement or if any other condition set forth above is not satisfied.

         Section 2.2 Minimum Amount of Each Revolving Loan. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $500,000 and, if greater, shall be in an integral multiple of $500,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than five (5) Borrowings of Eurodollar Loans.

         Section 2.3 Notice of Borrowing. Whenever the Borrower desires to incur Revolving Loans hereunder, the Borrower shall give Lender at least one Business Day's prior written notice of each Base Rate Loan and at least three Business Days' prior written notice of each Eurodollar Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such written notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 2.9, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A-1, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto.

         Section 2.4 Disbursement of Funds. Not later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, the Lender will make available such Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds and directed to the Borrower's Operating Account specified in the Notice of Borrowing.

         Section 2.5 Note.

                     (a) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans shall be evidenced by this Agreement and a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit A-2, with blanks appropriately completed in conformity herewith (the "Note").

                     (b) In addition to the terms set forth above in this
         Section 2.5, the Note shall also contain the following legend (which shall be printed thereon in bold face):

                  THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR

                  AGREEMENT (AS DEFINED IN THE AGREEMENT), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). COPIES OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE BORROWER.

                     (c) The Lender will note on its internal records the amount of each Revolving Loan made by it and each payment in respect thereof and will prior to any transfer of the Note endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Revolving Loans.

         Section 2.6 Continuations and Conversions Into Revolving Loans of Another Type. The Borrower shall have the option to continue any Eurodollar Loan from one Interest Period to another by providing a Notice of Borrowing to the Lender prior to 11:00 A.M. (New York time) at least three Business Days prior to the date of the proposed continuation, provided that (i) except as otherwise provided in Section 2.9(b), Eurodollar Loans may be continued only on the last day of an Interest Period applicable to the Eurodollar Loans being continued,
(ii) the Borrower's selection of an Interest Period complies with Section 2.8 and (iii) no continuation pursuant to this Section 2.6 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 2.2. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least $500,000 (and, if greater, in an integral multiple of $500,000), of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that (i) except as otherwise provided in Section 2.9(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $500,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if the Borrower's selection of an Interest Period complies with Section 2.8 and (iii) no conversion pursuant to this Section 2.6 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 2.2. Each such conversion shall be effected by the Borrower giving the Lender a Notice of Borrowing prior to 11:00 A.M. (New York time) at least three Business Days prior to the date of the proposed conversion. Each such Notice of Borrowing given pursuant to this
Section 2.6, except as otherwise expressly provided in Section 2.9, shall be irrevocable and shall be appropriately completed to specify the Revolving Loans to be so converted or continued, the Borrowing(s) pursuant to which such Revolving Loans were made and, if to be converted into or continued as Eurodollar Loans, the Interest Period to be applicable thereto.

         Section 2.7 Interest.

                     (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of incurring such Base Rate Loan (as a Borrowing or as a conversion from a Eurodollar Loan) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to
         Section 2.6, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                     (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of incurring such Eurodollar Loan (as a Borrowing or as a conversion from a Base Rate Loan) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Sections 2.6, 2.8 or 2.9, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Revolving Loan and any other overdue amount payable hereunder shall, in each case (notwithstanding any provision of any Mortgage that would result in a different rate of interest being applicable to any such amount), bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans and (y) the rate which is 2% in excess of the rate then borne by such Revolving Loans, in each case with such interest to be payable on demand.

                     (d) Subject to the following sentence, accrued (and theretofore unpaid) interest on the Revolving Loans shall be payable
         (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and
         (iii) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                     (e) Upon each Interest Determination Date, the Lender shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         Section 2.8 Interest Periods. At the time the Borrower gives any Notice of Borrowing in respect of the making of, or conversion into, or continuation of any Eurodollar Loan or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Lender notice thereof, the interest period (each an "Interest Period") applicable to such

Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

                         (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                         (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Revolving Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                         (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                         (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                         (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

                         (vi) no Interest Period in respect of any Borrowing of Revolving Loans shall be selected which extends beyond the Revolving Loan Maturity Date for such Revolving Loans.

                  If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above or pursuant to Section 2.6, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

         Section 2.9 Increased Costs, Illegality, etc.

                     (a) The Borrower acknowledges that Lender's source of funds to be provided to the Borrower under the terms of this Agreement may originate from one or more lenders to Lender (each, a "Funding Bank"). In the event that the Lender shall have received notice from any Funding Bank which results in:

                         (i) the inability of the Lender to obtain loans from a Funding Bank with Eurodollar Rate pricing; or

                         (ii) the Lender incurring increased costs for making Eurodollar Loans hereunder with funds obtained from a Funding Bank; or

                         (iii) any loans from a Funding Bank (proceeds of which are used or to be used to fund Eurodollar Rate Loans hereunder) being deemed to be (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Funding Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower of such determination. Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Lender notifies the Borrower that the circumstances giving rise to such notice by the Lender no longer exist, and any Notice of Borrowing given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to the Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Lender in its sole discretion shall determine based on the manner in which the applicable Funding Bank imposes costs on the Lender under clause (ii) above) as shall be required to compensate the Lender for such increased costs (a written notice certifying as to the additional amounts owed to the Lender, showing the basis for the calculation thereof, submitted to the Borrower by the Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in Section 2.9(b) as promptly as possible and, in any event, within the time period required by law. The Lender agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower if such event ceases to exist. If any such event described in clause (iii) above ceases to exist, the obligations of the Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

                     (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.9(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 2.9(a)(iii) the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Lender telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the Lender pursuant to Section 2.9(a)(ii) or
         (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Lender, require the Lender to convert such Eurodollar Loan into a Base Rate Loan.

                     (c) At any time, that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by any Funding Bank or any corporation controlling such Funding Bank, then the Borrower agrees to pay to the Lender, upon its written demand therefor, such additional amounts as shall be required by the Lender to compensate such Funding Bank or such other corporation for any additional amounts imposed on Lender in connection with funds borrowed by Lender from such Funding Bank which are used by Lender to provide the credit facilities hereunder.

         Section 2.10 Compensation. The Borrower agrees to compensate the Lender, upon its written request (which request shall certify the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which are imposed on the Lender from any Funding Bank as the result of: (i) for any reason (other than a default by the Lender) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.9(a)); (ii) any repayment (including any repayment made pursuant to Sections 3.4 or 3.5 or a result of an acceleration of the Revolving Loans pursuant to Section 6 or conversion of any of its Eurodollar Loans) occurring on a date which is not the last day of an Interest Period with respect thereto; (iii) any prepayment of any Eurodollar Loans not being made on any date specified in a notice of prepayment given by the Borrower; (iv) any other default by the Borrower to repay Revolving Loans when required by the terms of this Agreement or the Note held by the Lender; or
(v) any election made pursuant to Section 2.9(b).

         Section 2.11 Letters of Credit.

                      (a) Provided that on the date of each issuance of any Letter of Credit (excluding the Existing Letters of Credit) and after giving effect thereto, (i) no Default or Event of Default exists, (ii) all representations and warranties set forth in Exhibit B to this Agreement and in the other Credit Documents are true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (iii) the Borrower has delivered a Letter of Credit Obligation Request which meets the requirements of
         Section 2.13 and (iv) the proposed Letter of Credit Obligation will be incurred prior to the first anniversary of the date on which Harrah's Management Company received notice of termination of the Management Agreement under the terms of the Management Agreement, then, subject to and upon the other terms and conditions set forth herein, the Borrower may request that Lender incur Letter of Credit Obligations and the Lender agrees to incur Letter of Credit Obligations by causing an Issuing Bank to issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, for the account of the Borrower (or, at Lender's option, for the account of the Lender) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit and each Existing Letter of Credit as defined below, each, a "Letter of Credit" and collectively, the "Letters of Credit") in support of such L/C Supportable Indebtedness.

                      (b) The Lender shall have no obligation to incur any Letter of Credit Obligation or cause any Issuing Bank to issue any Letter of Credit of the types described above if at the time of such issuance: any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Lender from incurring any Letter of Credit Obligation or such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Lender or such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Lender or such Issuing Bank shall prohibit, or request that the Lender or such Issuing Bank refrain from, incurring Letter of Credit Obligations or issuing letters of credit, as applicable, generally or such Letter of Credit in particular or shall impose upon the Lender or such Issuing Bank with respect to such Letter of Credit Obligation or Letter of Credit, as applicable, any restriction or reserve or capital requirement (for which Lender or such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Lender or such Issuing Bank as of the date hereof and which the Lender or such Issuing Bank in good faith deems material to it;

                      (c) Notwithstanding the foregoing, (i) the Lender shall not incur any Letter of Credit Obligations the amount of which, when added to all other outstanding Letter of Credit Obligations at such time would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made and then outstanding, an amount equal to the Revolving Loan Commitment at such time, (ii) each Letter of Credit shall be denominated in Dollars and
         (iii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank thereof) and (y) the Revolving Loan Maturity Date.

                      (d) Notwithstanding the foregoing, the parties hereto acknowledge the existence of the following letters of credit outstanding as of the Effective Date (each such letter of credit, as the same may be amended, modified, supplemented or extended from time to time, an "Existing Letter of Credit" and collectively, the "Existing Letters of Credit") for which the Lender shall, upon the Effective Date incur Letter of Credit Obligations in support thereof: (i) the Letter of Credit issued by Bankers Trust Company in favor of Entergy New Orleans, Inc. in the face amount of $400,000, (ii) the Letter of Credit issued by Bankers Trust Company in favor of Windsor Court Hotel in the face amount of $150,000, (iii) the Letter of Credit issued by Bankers Trust Company in favor of Peter A. Mayer Advertising in the face amount of $1,000,000 and (iv) the Letter of Credit issued by Bankers Trust Company in favor of Doubletree Hotel in the face amount of $200,000. Nothing in this Agreement shall impose any obligation on Bankers Trust Company to extend the maturity of any Existing Letter of Credit or to issue any other

         Letters of Credit. On the Effective Date, the Lender will execute a guarantee in favor of Bankers Trust Company in the form of Exhibit K hereto which guarantee shall guarantee, without limitation, (i) the repayment when due of all unpaid drawings with respect to the Existing Letters of Credit, (ii) fees for each Existing Letter of Credit as provided in Section 3.1(c) and (iii) such administrative charges and indemnity obligations typically imposed by Bankers Trust Company in connection with the issuance and administration of letters of credit generally.

         Section 2.12 Minimum Stated Amount. The face amount of each Letter of Credit shall be not less than $50,000 or such lesser amount as is acceptable to the Issuing Bank.

         Section 2.13 Letter of Credit Obligation Requests.

                      (a) Whenever the Borrower desires that a Letter of Credit Obligation (excluding Letter of Credit Obligations in respect to the Existing Letters of Credit) be incurred, the Borrower shall give the Lender at least five Business Days' (or such shorter period as is acceptable to the Lender and the Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit A-3 (each a "Letter of Credit Obligation Request").

                      (b) The making of each Letter of Credit Obligation Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit Obligation may be incurred in accordance with, and will not violate the requirements of, Section 2.11(c). Unless
         (i) an Issuing Bank has not been selected, (ii) the Lender has received notice from Borrower or otherwise knows that one or more of the conditions specified in Section 2.11 are not then satisfied or (iii) that the incurrence of the requested Letter of Credit Obligation would violate Section 2.11(c), then the Lender shall incur such Letter of Credit Obligation and cause the Issuing Bank to issue the requested Letter of Credit for the account of the Borrower (or, at Lender's option, for the account of the Lender) in accordance with such Issuing Bank's usual and customary practices.

         Section 2.14 Agreement to Repay Letter of Credit Drawings.

                      (a) The Borrower hereby agrees to reimburse the Issuing Bank (in the case of all Existing Letters of Credit and all Letters of Credit issued for the Borrower's account) or the Lender (in the case of a Letter of Credit Obligation (excluding Letter of Credit Obligations relating to Existing Letters of Credit, except to the extent of any payments thereof by the Lender pursuant to any guarantee by it in favor of Bankers Trust Company) incurred by Lender), by making payment to the Issuing Bank or the Lender, as the case may be, in immediately available funds at the office designated by the Issuing Bank or the Payment Office, as the case may be, for any payment or disbursement made by the Issuing Bank or the Lender, as the case may be, under any Letter of Credit issued by the Issuing Bank or Letter of Credit Obligation incurred by the Lender (each such amount, so paid by the Issuing Bank or the Lender until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank or the Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank or the Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Bank or the Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable by the Borrower on demand. The Lender shall give the Borrower prompt notice of each Unpaid Drawing under any Letter of Credit Obligation, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                      (b) The obligations of the Borrower under this Section
         2.14 to reimburse the Issuing Bank or the Lender with respect to Unpaid Drawings (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Lender or any Issuing Bank, or any nonapplication or misapplication by the beneficiary of the proceeds of any drawing under a Letter of Credit, the Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit; provided, however, that the foregoing shall not absolve the respective Issuing Bank for any damages to the Borrower actually caused by the willful misconduct or gross negligence of the respective Issuing Bank (as determined by a final non-appealable order of a court of competent jurisdiction).

         Section 2.15 Increased Costs. If at any time the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or the Lender with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or Letter of Credit Obligations incurred by the Lender, or (ii) impose on any Issuing Bank or the Lender any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit or Letter of Credit Obligation; and the result of any of the foregoing is to increase the cost to any Issuing Bank or the Lender of issuing or maintaining any Letter of Credit or Letter of Credit Obligation, or reduce the amount of any sum received or receivable by any Issuing Bank or the Lender or reduce the rate of return on its capital with respect to Letters of Credit or Letter of Credit Obligations (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or the Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon demand to the Borrower by the Lender, the Borrower agrees to pay (and shall pay) to the Lender (for the benefit of the Lender or the Issuing

Bank, as applicable) such additional amount or amounts as will compensate such Person for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.15, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Lender, setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the applicable Persons. The certificate required to be delivered pursuant to this Section 2.15 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

                                  ARTICLE III.

           FEES; REDUCTIONS OF REVOLVING LOAN COMMITMENT AND PAYMENTS

         Section 3.1 Fees.

                     (a) The Borrower agrees to pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

                     (b) The Borrower agrees to pay to the Lender an unused line fee for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to one-quarter of one percent (0.25%) on the daily average Total Unutilized Revolving Loan Commitment. Accrued unused line fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Revolving Loan Commitment is terminated.

                     (c) The Borrower agrees to pay to the Lender (or, in the case of the Existing Letters of Credit, Bankers Trust Company) letter of credit fees in respect of each Letter of Credit (including the Existing Letters of Credit) issued hereunder (or as contemplated herein) for the period from and including the date of issuance of the respective Letter of Credit (or, in the case of the Existing Letters of Credit, from the Effective Date) to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans on the average daily stated amount (i.e., the maximum amount available to be drawn thereunder) of such Letter of Credit. Accrued letter of credit fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Revolving Loan Commitment upon which no Letter of Credit remains outstanding.

                     (d) The Borrower agrees to pay to the Lender on the Initial Borrowing Date and each anniversary of the Initial Borrowing Date, a non-refundable administration fee in an amount equal to $25,000.

         Section 3.2 Reductions of the Total Unutilized Revolving Loan Commitment. Upon at least two Business Days' prior notice to the Lender at its Notice Office, the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $500,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment to be reduced by an amount which exceeds the Total Unutilized Revolving Loan Commitment as in effect immediately before giving effect to such reduction.

         Section 3.3 Mandatory Termination of Revolving Loan Commitment. The Revolving Loan Commitment shall terminate in its entirety on the first to occur of (i) the Revolving Loan Maturity Date and (ii) termination of the Revolving Loan Commitment pursuant to Section 6.

         Section 3.4 Voluntary and Mandatory Prepayments. The Borrower shall have the right to prepay the Revolving Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Lender prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made; (ii) each prepayment shall be in an aggregate principal amount of at least $500,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $500,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect. At any time when Minimum Payment Guaranty Loans (as defined in the HET/JCC Agreement) and/or Revolving Loans are outstanding, the Borrower shall immediately apply any and all balances of Cash and Cash Equivalents it holds (net of amounts required to be deposited into the Net Cash Proceeds Account pursuant to Section 4.4 hereof) that are in excess of the amount equal to the sum of (i) $2,875,000 plus (ii) the amount required to be retained by JCC pursuant to applicable Gaming Regulations at such time plus (iii) the cash portions of the House Bank (as defined in the Management Agreement), first, to prepay any and all Minimum Payment Guaranty Loans until such Minimum Payment Guaranty Loans are paid in full, and second, to prepay any and all outstanding Revolving Loans until such Revolving Loans are paid in full.

         Section 3.5 Mandatory Repayments. On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans and the amount of Letter of Credit Obligations exceeds the Revolving Loan Commitment as then in effect, the Borrower agrees to prepay principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Obligations exceeds the Revolving Loan Commitment as then in effect, the Borrower agrees to pay to the Lender at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit

Obligations at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by the Lender. In addition to the foregoing, all Revolving Obligations shall be due and payable on the Revolving Loan Maturity Date or such earlier date pursuant to this Agreement upon which the Revolving Obligations are declared or deemed to be due and payable.

         Section 3.6 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any other Credit Document shall be made to the Lender for the account of the Lender not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Lender; provided that all payments with respect to Existing Letters of Credit shall be made directly to Bankers Trust Company not later than 12:00 noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the BTCo Payment Office. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

         Section 3.7 Net Payments.

                     (a) All payments made by the Borrower hereunder, under the Note and any other Credit Document will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of the Lender or any franchise tax based on the net income of the Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office of the Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under the Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in the Note. If any amounts are payable in respect of Taxes pursuant to the two preceding sentences, the Borrower agrees to reimburse the Lender, upon the written request of the Lender, for taxes imposed on or measured by the net income or profits of the Lender or any franchise tax based on the net income of the Lender pursuant to the laws of the jurisdiction in which the principal office of the Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office of the Lender is located and for any withholding of income or similar taxes imposed by the United States of America as the Lender shall determine are payable by, or withheld from, the Lender in respect of such amounts so paid to or on behalf of the Lender pursuant to the preceding two sentences and in respect of any amounts paid to or on behalf of the Lender pursuant to this sentence. The Borrower will furnish to the Lender within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Lender.

                     (b) If the Borrower pays any additional amount under this
         Section 3.7 to the Lender and the Lender determines that it has received or realized in connection therewith any refund or any reduction of, or credit against, its liabilities for Taxes in or with respect to the taxable year in which the additional amount is paid, the Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such taxable year as a consequence of such refund, reduction or credit.

                                  ARTICLE IV.

                                    SECURITY

         Section 4.1 Security Interest.

                     (a) In order to secure the prompt and complete payment and performance in full of the Revolving Obligations, the Borrower, the Guarantors and, as applicable, the other Secured Creditors and the Collateral Agent for the benefit of the Secured Creditors have entered into the Security Documents. The Lender hereby agrees to all of the terms and provisions of the Intercreditor Agreement, the Manager Subordination Agreement and the Security Documents, as the Intercreditor Agreement, the Manager Subordination Agreement and the Security Documents may be amended from time to time pursuant to the provisions thereof and hereof.

                     (b) The Collateral is to be held by the Collateral Agent for the benefit of the Secured Creditors, subject to the terms of the Intercreditor Agreement the Security Documents and Section 4.6.

         Section 4.2 Recording; Opinions of Counsel.

                     (a) The Borrower represents that it has caused to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered, filed and recorded, all instruments and documents, and has done and will do or will cause to be done all such acts and other things, at the Borrower's expense, as are necessary to effect and maintain valid and perfected security interests in the Collateral. The Borrower shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Security Documents and herein.

                     (b) The Borrower shall furnish to the Lender and the Collateral Agent, concurrently with the execution and delivery of this Agreement, and the Security Documents and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an opinion(s) of counsel to the Borrower stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Lender, either (i) this Agreement, the Security Documents, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective valid security interests and to perfect the security interests intended to be created by this Agreement and the Security Documents, and reciting the details of such action, or
         (ii) no such action is necessary to effect and maintain in full force and effect the validity and perfection of the security interests under the Security Documents and hereunder.

         Section 4.3 Disposition of Certain Collateral.

                     (a) The Borrower may, without requesting the release or consent of the Lender or the Collateral Agent, but otherwise subject to the requirements of this Agreement, and in each case in the ordinary course of its business:

                         (i) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Security Documents and hereunder, any machinery, equipment, or other personal Property constituting Collateral that has become worn out, obsolete, or unserviceable or is being upgraded, upon replacing the same with or substituting for the same, machinery, equipment or other Property constituting Collateral not necessarily of the same character but being of at least equal fair value and at least equal utility to the Borrower as the Property so disposed of, which Property shall without further action become Collateral subject to the security interests under the Security Documents and hereunder;

                         (ii) (a) consistent with industry practices, sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Security Documents and hereunder, inventory held for resale that is at any time part of the Collateral,
         (b) in the ordinary course of the Borrower's business and consistent with industry practices, collect, liquidate, sell, factor or otherwise dispose of, free from the security interests under the Security Documents and hereunder, accounts receivable or notes receivable that are part of the Collateral or (c) make ordinary course of business Cash payments (including scheduled repayments of Indebtedness permitted to be incurred hereby) from Cash that is at any time part of the Collateral;

                         (iii) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Security Documents and hereunder, any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Borrower and its Subsidiaries and the maintenance of its earnings and is not material to the conduct of the business of the Borrower and its Subsidiaries;

                         (iv) subject to the provisions of the Security Documents pertaining to disposal of Real Property, sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Security Documents and hereunder, any assets or property in accordance with Section 5.14; provided that the Collateral Agent shall have a valid and perfected security interest in all net proceeds that are not Net Cash Proceeds from such disposition (except those fees, commissions and other expenses and taxes deducted in the definition of "Net Cash Proceeds") and in any assets or property acquired with the proceeds from such disposition in the same priority as such assets or property so disposed of; and

                         (v) sell, assign, transfer, license, release or otherwise dispose of, free from the security interests under the Security Documents, the Intercreditor Agreement and hereunder, any Collateral as permitted by and pursuant to the express terms of any of the Security Documents.

                     (b) Notwithstanding the provisions of subsection (a) above, the Borrower shall not dispose of or transfer (by lease, assignment, license, sale or otherwise) or pledge, mortgage or otherwise encumber Collateral pursuant to the provisions of Section 4.3(a)(ii) or (iii) with a fair value of 10% or more of the aggregate fair value of all Collateral then existing in any transaction or any series of related transactions.

                     (c) In the event that the Borrower has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of by the Borrower without consent of the Lender or the Collateral Agent, and the Borrower requests the Lender or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under the Security Documents, the Lender shall execute such an instrument (or instruct the Collateral Agent to do so), prepared by the Borrower, upon delivery to the Lender of an Officer's Certificate by the Borrower reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and certifying that such property is property which by the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of or dealt with by the Borrower without any release or consent of the Lender. Each of the Lender and the Collateral Agent shall be authorized to conclusively rely on such certification.

                     (d) Any disposition of Collateral made in compliance with the provisions of this Section 4.3 shall be deemed not to impair the security interests under the Security Documents and hereunder in contravention of the provisions of this Indenture.

         Section 4.4 Net Cash Proceeds Account. All Cash or Cash Equivalents received by the Borrower or its Subsidiaries as Net Cash Proceeds from any Asset Sale or as Insurance and Condemnation Proceeds shall be deposited in the Net Cash Proceeds Account, in which account there shall be, subject to the lien priority provisions set forth in the Intercreditor Agreement, the Security Documents and Section 4.6, a perfected security interest in favor of the Collateral Agent for the benefit of the Secured Creditors. As long as no Default or Event of Default exists, the funds from time to time on deposit in the Net Cash Proceeds Account may, subject to the requirement of the immediately succeeding sentence, be disbursed from such account for general corporate purposes and to replace, restore, repair or rebuild the respective Collateral. Notwithstanding anything to the contrary contained in the immediately preceding sentence, if the aggregate amount of Insurance and Condemnation Proceeds (for this purpose, excluding proceeds from business interruption insurance) with respect to any single event or series of related events equals or exceeds $1,000,000, then all Insurance and Condemnation Proceeds received from the respective event or series of related events (including proceeds from business interruption insurance) may only be withdrawn from the Net Cash Proceeds Account so long as no Default or Event of Default then exists, (i) in the case of proceeds from business interruption insurance, for general corporate purposes, and (ii) in the case of all other such Insurance and Condemnation Proceeds, (A) within 180 days after the date of the receipt of such proceeds, to commence replacement, restoration, repair or reconstruction of any Collateral that has been damaged, destroyed, or subject to the respective casualty or condemnation event (provided, that such replacement, restoration, repair or reconstruction is completed within 365 days of such commencement) and/or (B) to the extent not used for the purposes described in the preceding clause (A), subject to the terms of the Intercreditor Agreement, to redeem Senior Notes in accordance with Section 3.1 of the Senior Note Indenture. Any release of proceeds as contemplated by the immediately preceding sentence shall be effected pursuant to the delivery of an Officers' Certificate by the Borrower to the Lender at the time of each release of such funds, with each such Officers' Certificate to certify the amount of funds to be withdrawn and the use to be made of the proceeds of such drawing.

         Section 4.5 Certain Releases of Collateral. Subject to applicable law, the release of any Collateral from Liens created by the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Security Documents in contravention of the provisions of this Agreement if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the Intercreditor Agreement and the applicable Security Documents and are in compliance with, the terms hereof (including, without limitation, the applicable provisions of Section 5.14).

         Section 4.6 Lien Priorities.

                     (a) Priorities. As more fully provided in (and subject to the express provisions of) the various Security Documents and the Intercreditor Agreement, it is acknowledged and agreed that all proceeds applied in accordance with the various Security Document are required to be applied, as between the various "Obligations" (as used in this Section 4.6, the term "Obligations" shall have the meaning provided in the Intercreditor Agreement): (i) first, to certain Obligations owing to the Collateral Agent, (ii) second, to all reimbursement obligations pursuant to the Minimum Payment Guaranty Documents in respect of amounts actually paid pursuant to one or more Minimum Payment Guaranties, and any interest thereon or other amounts secured thereby in accordance with, the terms of the relevant Minimum Payment Guaranty Documents, (iii) third, to all unpaid Revolving Obligations (as defined in the Intercreditor Agreement); and (iv) fourth, to all unpaid Indenture Obligations, as (and on the basis) provided in the Security Documents and the Intercreditor Agreement.

                     (b) Acknowledgment of Prior Security Interest. It is acknowledged and agreed that the security interests granted pursuant to various of the Security Documents shall also secure the Minimum Payment Obligations (as defined in the Intercreditor Agreement) owed to HET and HOC as Minimum Payment Guarantors and the Minimum Payment Obligations owing to any other Minimum Payment Guarantor which becomes a party to the Intercreditor Agreement in accordance with the terms and provisions thereof, with the Minimum Payment Obligations so secured to be entitled to the Lien priorities in terms of distributions pursuant to the Security Documents described in preceding Section 4.6(a).

         Section 4.7 Payment of Expenses. On demand of the Lender, the Borrower forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Lender and/or the Collateral Agent under this Article IV, including the reasonable fees and expenses of counsel.

         Section 4.8 Suits to Protect the Collateral. Subject to Section 4.1 of this Agreement, the Intercreditor Agreement and to the provisions of the Security Documents, the Lender shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents or this Agreement, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Agreement or be prejudicial to the interests of the Lender. The Lender shall give notice to the Borrower promptly following the institution of any such suit or proceeding.

         Section 4.9 Lender's Duties. The powers and duties conferred upon the Lender and the Collateral Agent by this Article IV are solely to protect the security interests and shall not impose any duty upon the Lender or the Collateral Agent to exercise any such powers and duties, except as expressly provided in this Agreement. Neither the Lender nor the Collateral Agent shall be under any duty to the Borrower or any Guarantor whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Agreement. Neither the Lender nor the Collateral Agent shall be liable to the Borrower or any Guarantor for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Lender or the Collateral Agent be under any duty to the Borrower or any Guarantor to take any action whatsoever with regard thereto. Neither the Lender nor the Collateral Agent shall have any duty to the Borrower or any Guarantor to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the security interests in, or the Lender's or the Collateral Agent's rights in or to, any of the Collateral.

         Section 4.10 Security Documents. Notwithstanding any provision of this Agreement, or the Security Documents, or any other documents contemplated hereunder to the contrary:

                      (a) This Agreement and the Security Documents shall grant no Liens, or any other security or other interests or right in or to
         (i) the Casino Operating Contract, (ii) the House Bank (as defined in the Management Agreement), and (iii) the Louisiana Gaming Gross Revenue Share Payments (including the State's Interest in Daily Collections), as such terms are defined in the Casino Operating Contract;

                      (b) The Casino Operating Contract and the Louisiana Gaming Gross Revenue Share Payments (including the State's Interest in Daily Collections), are not part of the Collateral and are not included within the definition of Collateral; and

                                   ARTICLE V.

                                    COVENANTS

         Section 5.1 Payment of Revolving Obligations and PIK Payments.

                     (a) The Borrower shall duly and punctually pay the principal of, interest on and other obligations with respect to, the Revolving Obligations at the places, on the dates and in the manner provided in this Agreement.

                     (b) The Borrower agrees to make all interest payments owing with respect to the Senior Notes by issuing "Secondary Securities" (as defined in the Senior Note Indenture), rather than making such payments in cash, to the maximum extent permitted under the terms of the Senior
         Note Indenture.

         Section 5.2 Information Covenants; Compliance Certificate; Notice of Default. JCC Holding and/or the Borrower will furnish to the Lender the following information:

                     (a) Monthly Reports. Within 30 days after the end of each fiscal month of JCC Holding (other than the last such month of any fiscal quarter of JCC Holding), copies of such monthly financial statements, if any, which JCC Holding or any of its Subsidiaries is required to file with any Gaming Authority and which are publicly available after such filing. To the extent not provided or available pursuant to the preceding sentence, within 30 days after the end of each fiscal month of JCC Holding (other than the last such month of any fiscal quarter of JCC Holding), the consolidated balance sheet of JCC Holding and its Consolidated Subsidiaries as at the end of such fiscal month, and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, all of which shall be certified by a financial officer of JCC Holding, subject to normal year-end audit adjustments. If JCC Holding has any Subsidiaries which are Unrestricted Subsidiaries hereunder, then the monthly financial information required by this clause (a) shall include a reasonably detailed presentation, either on the face of the financial statements or the footnotes thereto, of the financial condition and results of operations of Unrestricted Subsidiaries separate from the financial condition and results of operations of JCC Holding and its Subsidiaries which are not Unrestricted Subsidiaries.

                     (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of JCC Holding and within 90 days after the close of the fourth quarterly accounting period in each fiscal year of JCC Holding, the consolidated balance sheet of JCC Holding and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding periods in the prior fiscal year, all of which shall be certified by a financial officer of the Borrower, subject to normal year-end audit adjustments. To the extent JCC Holding is filing quarterly reports on Form 10-Q with the SEC, delivery of such reports to the Lender shall be deemed to satisfy the foregoing requirements of this subsection. If JCC Holding has any Subsidiaries which are Unrestricted Subsidiaries hereunder, then the quarterly financial information required by this clause (b) shall include a reasonably detailed presentation, either on the face of the financial statements or the footnotes thereto, and in the management's discussion an analysis of operational and financial developments, of the financial condition and results of operations of Unrestricted Subsidiaries separate from the financial condition and results of operations of JCC Holding and its Subsidiaries which are not Unrestricted Subsidiaries.

                     (c) Annual Financial Statements. Within 120 days after the close of each fiscal year of JCC Holding, (i) the consolidated balance sheet of JCC Holding and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Deloitte & Touche or such other independent certified public accountants of recognized national standing reasonably acceptable to the Trustee, and (ii) management's discussions and analysis of the important operational and financial developments during such fiscal year. To the extent JCC Holding is filing Annual Reports on Form 10-K with the SEC, delivery of such reports to the Lender shall be deemed to satisfy the foregoing requirements of this subsection. If JCC Holding has any Subsidiaries which are Unrestricted Subsidiaries hereunder, then the annual financial information required by this clause (c) shall include a reasonably detailed presentation, either on the face of the financial statements or the footnotes thereto, and in the management's discussion and analysis of operational and financial developments, of the financial condition and results of operations of Unrestricted Subsidiaries separate from the financial condition and results of operations of JCC Holding and its Subsidiaries which are not Unrestricted Subsidiaries.

                     (d) Other Reports, Notices and Filings. Promptly, copies of all financial information, proxy materials, notices and other information and reports, if any, which JCC Holding or any of its Subsidiaries shall file with the SEC.

                     (e) Management Letters. At any time that Harrah's Management Company or any of its Affiliates is not the manager of the Casino, promptly after the receipt thereof by JCC Holding or any of its Subsidiaries, a copy of any "management letter" received by JCC Holding or such Subsidiary from its certified public accountants and the management's responses thereto.

                     (f) Management Agreement. At any time that Harrah's Management Company or any of its Affiliates is not the manager of the Casino, no later than 30 days following the approval thereof by the Board of Directors of JCC Holding, the annual plan prepared pursuant to
         Article 8 of the Management Agreement, any revisions to the annual plan referred to in the Management Agreement as may be agreed to by JCC Holding or the Borrower and/or Harrah's Management Company, any submissions to arbitration in connection with such annual plan and the results of any such arbitration.

                     (g) Budgets. At any time that Harrah's Management Company or any of its Affiliates is not the manager of the Casino, no later than 30 days following the approval thereof by the Board of Directors of JCC Holding, a budget (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by JCC Holding for (x) each of the twelve months of such fiscal year prepared in detail and (y) for the year immediately following such fiscal year, in each case prepared in summary form and consolidated for JCC Holding and its Subsidiaries, and accompanied by the statement of a financial officer of JCC Holding to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby.

                     (h) Other Reports, Notices and Filings. Promptly, copies of all financial information, notices and other information and reports, if any, which JCC Holding or any of its Subsidiaries (y) delivers to holders of Senior Notes or any other issue of its Indebtedness if the aggregate principal amount thereof exceeds (or upon the utilization of any unused commitment may exceed) $5,000,000, pursuant to the terms of the documentation governing any such Indebtedness (or any trustee, agent or other representative therefor) or (z) deliver pursuant to any of the Minimum Payment Guaranty Documents (including, without limitation, any notice to the effect that the Minimum Payment Guaranty shall not be renewed or extended).

                     (i) Litigation. Promptly, and in any event within three Business Days after JCC Holding or the Borrower obtains knowledge thereof, notice of any litigation or governmental investigation or proceeding (including any investigation by any Gaming Authority) pending (x) against JCC Holding or any of its Subsidiaries or Affiliates of any thereof (other than the initial suitability investigations by the LGCB of directors and officers of the Borrower and JCC Holding, but including notice of any adverse finding in any such investigation), which could materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole, (B) with respect to any material Indebtedness of JCC Holding and its Subsidiaries taken as a whole or
         (C) with respect to any Document or the Transaction.

                     (j) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an Authorized Representative of JCC Holding or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole:

                         (i) any pending or threatened Environmental Claim against JCC Holding or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                         (ii) any condition or occurrence on or arising from any Real Property owned or operated by JCC Holding or any of its Subsidiaries that (a) results in noncompliance by JCC Holding or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against JCC Holding or any of its Subsidiaries or any such Real Property;

                         (iii) any condition or occurrence on any Real Property owned or operated by JCC Holding or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by JCC Holding or any of its Subsidiaries of such Real Property under any Environmental Law; and

                         (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by JCC Holding or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and JCC Holdings' or such Subsidiary's response thereto. In addition, JCC Holding will provide the Lender with copies of all material communications with any government or governmental agency relating to Environmental Laws, all communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 5.2(j), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Lender; provided that in any event JCC Holding shall deliver to the Lender all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

                     (k) Compliance Certificate; Notice of Default. JCC Holding and/or the Borrower will furnish to the Lender the following information:

                         (i) within 120 days after the end of its fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, the Security Documents, the Senior Note Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor to comply with any conditions or covenants in this Agreement and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Lender should the relevant fiscal year end on any date other than the current fiscal year end date;

                         (ii) so long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, within 120 days after the end of its fiscal year, a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Borrower or any Subsidiary of the Borrower was not in compliance with the provisions set forth in Sections 5.1, 5.5, 5.14, 5.24 , 5.31 and 5.32 of this Agreement;

                         (iii) at the time of the delivery of the financial statements provided for in Section 5.2(b) and (c), a certificate of an Authorized Officer of JCC Holding to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculation of (A) Consolidated EBITDA for the Test Period ended on the last day of the period covered by the respective financial statements and (B) "Adjusted EBITDAM" pursuant to Section 5.32 for the applicable "Performance Period" under Section 5.32; and

                         (iv) so long as this Agreement has not been terminated, immediately upon becoming aware of any Default or Event of Default under this Agreement, or an event of default under the Senior Note Indenture, an Officer's Certificate specifying such Default or Event of Default under this Agreement or event of default under the Senior Note Indenture, as applicable, and what action the Borrower is taking or proposes to take with respect thereto. The Lender shall not be deemed to have knowledge of a Default or an Event of Default unless one of the Lender's officers receives notice of the Default or Event of Default giving rise thereto from the Borrower.

         Section 5.3 End of Fiscal Years; Fiscal Quarters. JCC Holding shall cause (i) its, and each of its Subsidiaries', fiscal years to end on December 31, except that for purposes of the Casino Operating Contract and the Minimum Payment Guaranty Documents, the fiscal year of the Borrower shall be deemed to end on March 31, and (ii) its, and each of its Subsidiaries', fiscal quarters to end on the last day of each March, June, September and December.

         Section 5.4 Maintenance of Operating Account. The Borrower shall establish one or more operating accounts, including the Bank Account (as defined in the Management Agreement) into which the Minimum Balance (as defined in the Management Agreement) is to be deposited, for all funds to be used for operations and working capital (the "Operating Accounts"). The proceeds of all Revolving Loans shall be deposited into one or more of the Operating Accounts.

         Section 5.5 Limitation on Restricted Payments. JCC Holding will not, and will not permit any of its Subsidiaries to, authorize, declare, pay or make any Restricted Payments, except:

                         (i) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

                         (ii) any Unrestricted Subsidiary may make Restricted Payments to JCC Holding or any other Unrestricted Subsidiary;

                         (iii) the Borrower may pay the Management Fees and Minimum Payment Guaranty Fees, in each case to the extent permitted by
         Section 5.11(iii) and (iv);

                         (iv) the Borrower may make Distributions to JCC Holding in an amount equal to all Permitted Tax Payments to the extent all such Distributions pursuant to this clause (iv) are promptly (and in any event within two Business Days) used by JCC Holding to make payments in respect of the tax obligations of the type described in the definition of Permitted Tax Payments; provided further that any refund actually received by JCC Holding shall be promptly (in any event within two Business Days) returned to the Borrower (and if not so returned, shall reduce the amount of payments otherwise permitted to be made in the future by the Borrower pursuant to this clause (iv));

                         (v) the Borrower may make to, or on behalf of, JCC Holding payments (all of which payments, if made to JCC Holding, shall be used by it promptly, and in any event within ten Business Days, to pay the amounts in respect of which such payments were advanced to it pursuant to this Section 5.05(v)) to cover administrative, overhead, or holding company operating expenses incurred in the ordinary course of business, including, without limitation, JCC Holding's reasonable professional fees and expenses in connection with complying with its reporting obligations and obligations to prepare and distribute business records, financial statements, or other documents to any lender or other Persons having business dealings with JCC Holding or as may be required by law, JCC Holding's costs and related expenses in connection with computation of federal, state, local or foreign taxes and other governmental charges, including franchise taxes, other than Permitted Tax Payments, indemnification agreements, insurance premiums, surety bonds and insurance brokers' fees, JCC Holding's expenses for directors', officers' and employees' compensation and benefits, rent, office furnishings, fixtures, equipment and office supplies and JCC Holding's reasonable expenses, including professional fees and expenses in connection with its obligations under the Registration Rights Agreements ("Holding Company Costs"); provided, that, at such time as any Unrestricted Subsidiary (i) is no longer a Subsidiary Guarantor or
         (ii) has Cash or Cash Equivalents through loans, Investments or otherwise (other than from JCC Holding or its Subsidiaries) in excess of $1,000,000, such Unrestricted Subsidiary shall pay its allocable fair share (as determined in good-faith by the Board of Directors of JCC Holding) of Holding Company Costs;

                         (vi) JCC Holding and any of its Subsidiaries may make payments on any loans or advances made pursuant to Sections 5.19(iv),
         (v) and, subject to compliance with the applicable subordination provisions, (vi);

                         (vii) JCC Holding may purchase or redeem outstanding shares of the New Common Stock if no Default or Event of Default then exists or would result therefrom to the extent necessary in the good faith judgment of the Board of Directors of JCC Holding to prevent the filing of a disciplinary action by the State of Louisiana or the LGCB or to prevent the loss or secure the reinstatement of the Casino Operating Contract; provided that the aggregate amount spent in connection with purchases pursuant to this clause (vii) shall in no event exceed $5,000,000 and shall be made only from the proceeds of Qualified Subordinated Indebtedness permitted to be incurred pursuant to Section 5.12(ix);

                         (viii) JCC Development may pay rents to the Borrower pursuant to the Second Floor Sublease; and

                         (ix) at any time after any payment is made by any Minimum Payment Guarantor pursuant to the terms of a Minimum Payment Guaranty, such payment may be reimbursed to the respective Minimum Payment Guarantor by the Borrower and the Borrower may pay interest thereon in accordance with the terms of the relevant Minimum Payment Guaranty Documents.

         Section 5.6 Existence. The Borrower and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their existence, rights (charter and statutory) and franchises in accordance with the respective organizational documents of each of them; provided, however, that neither the Borrower nor any Guarantor shall be required to preserve any right or franchise if (a) the Board of Directors or members, as applicable, shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or Subsidiary and (b) the loss thereof is not disadvantageous in any material respect to the Lender.

         Section 5.7 Payment of Taxes and Other Claims. The Borrower and each of the Guarantors shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Borrower, any Guarantor or any of their Subsidiaries or upon any of their material properties and assets and (ii) all material lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Borrower, any Guarantor or any of their Subsidiaries; provided, however, that neither the Borrower nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

         Section 5.8 Maintenance of Insurance. On the Effective Date, and at all times thereafter, JCC Holding and its Subsidiaries shall have in effect customary comprehensive general liability, property and casualty and business interruption insurance, shall have payment or performance or similar bonds in place for the Casino, in each case on terms and in an amount reasonably believed by JCC Holding to be sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of JCC Holding and its Subsidiaries, taken as a whole.

         Section 5.9 Reports. Whether or not the Borrower or any Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Borrower and JCC Holding shall file (which filing may be on a consolidated basis) with the SEC (to the extent permitted under the Exchange
Act) on or prior to the date they are or would have been required to file such with the SEC (the "Required Filing Date"), annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Borrower or JCC Holding, as applicable, were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by such reporting entity's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. The Borrower and JCC Holding shall also include in such reports, in the case of quarterly reports, the Borrower's Consolidated EBITDA with respect to the most recently ended fiscal quarter and, in the case of annual reports, audited Consolidated EBITDA for the most recently ended fiscal year. The Borrower and JCC Holding shall also file all other reports and information that they are or would have been required with the SEC prior to the Required Filing Date. The Borrower and JCC Holding will also provide copies of such annual and quarterly reports to the Lender within 30 days after the Required Filing Date; provided, that the Borrower and JCC Holding shall not be in default of the provisions of this Section 5.9 for any failure to file reports with the SEC solely by refusal by the SEC to accept the same for filing, it being understood that in such event, such reports shall be delivered to the Lender as described herein as if they had been filed with the SEC.

         Section 5.10 Waiver of Stay, Extension or Usury Laws. The Borrower and each Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Borrower or any Guarantor from paying all or any portion of the principal of, interest on or other obligations with respect to, the Revolving Obligations as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that they may lawfully do so) the Borrower and each Guarantor hereby expressly waive all benefit or advantage of any such law insofar as such law applies to the Revolving Obligations, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.11 Transactions with Affiliates. JCC Holding will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, enter into any transaction or series of related transactions with any Affiliate of JCC Holding or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to JCC Holding or such Subsidiary as would reasonably be obtained by JCC Holding or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

                         (i) Restricted Payments may be paid to the extent provided in Section 5.5;

                         (ii) loans and advances may be made to the extent expressly permitted by Sections 5.12(i), (ix), and (xi) and Investments may be made as permitted by Sections 5.19(iv), (v) and (vi), and repayments may be made with respect thereto (in each case subject to compliance with any applicable subordination provision);

                         (iii) the Borrower may enter into the Management Agreement and may pay the Management Fees pursuant thereto as and when due and payable in accordance with the terms of the Management Agreement, provided that no payment may be made by JCC Holding, the Borrower or any of their Subsidiaries of the Termination Fee unless and until all Senior Notes, together with all interest and other Indenture Obligations (as well as any refinancing of any of the foregoing unless it is specifically otherwise agreed in the relevant refinancing documentation) have been paid in full; provided further, that the Termination Fee may be paid directly to Harrah's Management Company by a successor manager permitted to act as such without causing any Default or Event of Default so long as neither JCC Holding nor any of its Subsidiaries incurs any obligation to reimburse such successor manager for all or any portion of the Termination Fee so paid; provided further, that all Termination Fees shall be subject to the terms of the Manager Subordination Agreement;

                         (iv) the Borrower may enter into the Minimum Payment Guaranty Documents and may pay the Minimum Payment Guaranty Fees and other costs and expenses pursuant thereto, provided that, the Minimum Payment Guaranty Fees payable in connection with any extension, successor or substitute for the Minimum Payment Guaranty shall be calculated on a basis, and be payable at rates, which are not less favorable to the Borrower than the Minimum Payment Guaranty Fees payable by it with respect to the Minimum Payment Guaranty as in effect on the Effective Date; and

                         (v) the Borrower and the Guarantors may enter into the Credit Documents and the Senior Note Documents.

         Section 5.12 Limitation on Incurrence of Additional Indebtedness. JCC Holding will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, provided that the provisions of this Section 5.12 shall not prevent the creation, incurrence, assumption or existence of the following (Indebtedness described below is herein referred to as "Permitted Indebtedness"):

                         (i) Indebtedness incurred pursuant to the Senior Note Indenture in an aggregate principal amount not to exceed (x) $124,520,000 (plus the aggregate principal amount of Secondary Securities issued as interest in lieu of Cash interest, in each case in accordance with the terms of the Senior Note Indenture to the extent the same may be deemed to be principal), less (y) the aggregate principal amount of all repayments of principal of Senior Notes effected after the Effective Date;

                         (ii) [Intentionally Omitted]

                         (iii) accrued expenses and trade accounts payable incurred in the ordinary course;

                         (iv) Indebtedness under Interest Rate Protection Agreements relating to Indebtedness otherwise permitted under this
         Section 5.12; provided that Lender has approved of the terms and conditions of such Interest Rate Protection Agreements;

                         (v) Indebtedness subject to Liens permitted under
         Section 5.13(vi) or evidenced by Capitalized Lease Obligations, provided, that in no event shall the aggregate principal amount of such Indebtedness and Capitalized Lease Obligations exceed $10,000,000 (which amount shall increase by $5,000,000 on each of the first three anniversaries of the Effective Date but on a prospective basis only) at any time outstanding;

                         (vi) [Intentionally Omitted]

                         (vii) Indebtedness incurred from time to time pursuant to the Credit Documents;

                         (viii) Indebtedness of the Borrower representing reimbursement obligations under the Minimum Payment Guaranty Documents, subject to compliance with the provisions of Section 5.31;

                         (ix) JCC Holding may incur Qualified Subordinated Indebtedness not to exceed an aggregate amount of $5,000,000 for the sole purpose of Required Regulatory Redemptions (as defined in the Senior Note Indenture);

                         (x) Unrestricted Subsidiaries may incur Indebtedness; provided such Indebtedness is expressly non-recourse to JCC Holding, the Company and their respective Subsidiaries which are not Unrestricted Subsidiaries;

                         (xi) JCC Holding and its Subsidiaries may incur Indebtedness to the extent expressly permitted under Sections 5.19(iv),
         (v) and (vi); and

                         (xii) the Company may incur Indebtedness in an amount not to exceed $150,000 in connection with charges under credit cards obtained from third-party financial institutions for use by employees of the Borrower.

         Section 5.13 Limitation on Liens. JCC Holding will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of JCC Holding or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to JCC Holding or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 5.13 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                         (i) inchoate Liens for taxes, assessments or governmental charges, compensation or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                         (ii) [Intentionally Omitted];

                         (iii) Permitted Encumbrances;

                         (iv) Liens created pursuant to the Security Documents;

                         (v) leases or subleases granted by the Borrower or the Unrestricted Subsidiaries to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower or the Unrestricted Subsidiaries, respectively, or materially detracting from the value of the assets of the Borrower or the Unrestricted Subsidiaries, respectively;

                         (vi) Liens on equipment or machinery subject to Capitalized Lease Obligations to the extent permitted by Section 5.12(v), provided that (x) the amount of such Capitalized Lease Obligations outstanding at any one time, together with the aggregate principal amount of all Indebtedness outstanding at such time and secured by Liens permitted by clause (viii) of this Section 5.13, shall not exceed that aggregate amount permitted by Section 5.12(v), (y) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (z) the Lien encumbering the equipment or machinery giving rise to the Capitalized Lease Obligation does not encumber any other asset;

                         (vii) Liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security in the ordinary course of business;

                         (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any Unrestricted Subsidiary at the time of acquisition thereof by the Borrower or such Unrestricted Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) at any time, together with the amount of all Capitalized Lease Obligations outstanding at such time, shall not exceed that aggregate amount permitted by Section 5.12(v) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of JCC Holding or any of its Subsidiaries;

                         (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of JCC Holding, the Borrower or the Unrestricted Subsidiaries;

                         (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or the Unrestricted Subsidiaries in the ordinary course of business;

                         (xi) Liens arising out of judgments or awards in respect of which JCC Holding, the Borrower or the Unrestricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards (and any Cash and the fair market value of any property subject to such Liens) does not exceed $5,000,000 at any time outstanding;

                         (xii) lessor's privileges under leases to which the Borrower or the Unrestricted Subsidiaries is a party;

                         (xiii) restrictions pursuant to legends on stock required by Gaming Regulations and the Casino Operating Contract to the extent such restrictions constitute a Lien;

                         (xiv) restrictions pursuant to the Management Agreement, the Casino Lease and the Casino Operating Contract on the granting of any security interest in the House Bank and Minimum Balance (each as defined in the Management Agreement) and the Reserve Fund;

                         (xv) Liens securing Indebtedness of the Unrestricted Subsidiaries, in each case so long as such Indebtedness is incurred pursuant to, and permitted under, Section 5.12(x) and so long as such Liens encumber only the assets of the Unrestricted Subsidiaries;

                         (xvi) the ownership rights of the State of Louisiana in the Louisiana Gross Revenue Share Payments, including the State of Louisiana's Interest in Daily Collections, each to the extent granted to the State of Louisiana under (and as each such term is defined in) the Casino Operating Contract as originally in effect and as modified from time to time in compliance with Section 5.15;

                         (xvii) the Minimum Payment Guaranty Lien shall be permitted; and

                         (xviii) Liens in respect of property or assets of the Borrower or the Unrestricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the respective Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or the Unrestricted Subsidiary, respectively, or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

         Section 5.14 Consolidation, Merger, Purchase or Sale of Assets, Etc. JCC Holding will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that:

                         (i) Capital Expenditures by the Borrower shall be permitted in accordance with the provisions of Section 5.18;

                         (ii) Investments may be made to the extent permitted by
         Section 5.19;

                         (iii) the Borrower may lease (as lessor) portions of the Casino for retail, restaurant and other ancillary uses so long as all such leases (i) do not in the aggregate detract from the gaming operations of the Casino in any material respect, (ii) are permitted by the Casino Operating Contract, the Casino Lease, the Gaming Regulations and applicable zoning and conditional uses and (iii) are subordinate and subject to the Borrower Mortgage;

                         (iv) the Borrower may lease (as lessee) real or personal property so long as any such lease does not create a Capitalized Lease Obligation (other than as permitted under Section 5.12);

                         (v) HET, or any of its Subsidiaries, so long as HET or its respective Subsidiary owns 90% of more of the common stock of JCC Holding, may merge with or into JCC Holding so long as (i) no Default or Event of Default exists at the time of such merger or immediately thereafter giving effect thereto and (ii) the surviving corporation enters into such agreements, in form and substance reasonably satisfactory to the Lender affirming that it assumes all obligations of JCC Holding under the Guaranty and the relevant Security Documents, and takes all action necessary or desirable to maintain the perfection and priority of all security interests created under such Security Documents; and

                         (vi) the Borrower may make dispositions pursuant to
         Section 4.3(a)(i), (ii) and (iii) hereof.

To the extent any Collateral is sold as permitted by this Section 5.14 and by the other Credit Documents, such Collateral (unless sold to JCC Holding or a Subsidiary of JCC Holding) shall be sold free and clear of the Liens created by the Security Documents, and the Collateral Agent shall be authorized to take any actions (and shall take such actions) as it deems appropriate in order to effect the release of the respective Collateral from the Liens created by the respective Security Documents.

         Section 5.15 Limitation on Payments of Certain Indebtedness, Modifications of Certain Indebtedness, Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements, Etc. JCC Holding will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, any Indebtedness (excluding Indebtedness owing under the Minimum Payment Guaranty Documents, Indebtedness consisting of Revolving Obligations and Indebtedness in connection with any "Required Regulatory Redemption" (as defined in the Senior Note Indenture)), (ii) amend or modify, or permit the amendment or modification of, any provision of the Minimum Payment Guaranty Documents at any time when neither the Lender nor any of its Affiliates are the Minimum Payment Guarantor, other than Permitted Payment Guaranty Amendments, (iii) amend or modify, or permit the amendment or modification of, any provision of the Senior Note Documents other than Permitted Senior Note Amendments, or (iv) amend, modify or change its certificate of incorporation, by-laws, other applicable organizational documents, the Casino Lease, the Casino Operating Contract or the Management Agreement except such amendments, modifications or changes which are not adverse to the interests of the Borrower or do not impose material restrictions on the Borrower.

         Section 5.16 [Intentionally Omitted.]

         Section 5.17 Compliance with Environmental Laws.

                      (a) The Borrower and each of the Guarantors will comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of the Guarantors, will within a reasonable time-period pay or cause to be paid all costs and expenses incurred in connection with such compliance and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws, except as could not reasonably be expected to have a material adverse effect, singly or in the aggregate, on the properties, business, results of operations, financial condition, business affairs or prospects of the Borrower (a "Material Adverse Effect"). Except as could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Guarantor will generate, use, treat, store, release or dispose of, or permit the


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         generation, use, treatment, storage, release or disposal of Hazardous
         Materials on any Real Property now or hereafter owned or operated by the Borrower or any Guarantor, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

                      (b) At the written request of the Lender, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at its expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by the Borrower or any Guarantor, prepared by an environmental consulting firm approved by the Lender, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided that such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Lender reasonably believes that the Borrower or any such Guarantor or any such Real Property is not in material compliance with any Environmental Law, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Borrower or any such Guarantor or any such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Lender may order the same, and the Borrower and any such Guarantor shall grant and hereby grants to the Lender and its agents access to such Real Property and specifically grants the Lender an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

         Section 5.18 Capital Expenditures. JCC Holding will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, make Capital Expenditures, except:

                      (a) the Borrower may make Capital Expenditures with funds deposited in the Reserve Fund in accordance with the requirements of the Management Agreement;

                      (b) the Borrower may make Capital Expenditures in excess of the funds deposited in the Reserve Fund in an amount not to exceed $10,000,000; provided, that (except as provided in the immediately succeeding proviso) such funds shall be used solely to make improvements to the Casino as permitted by the LGCB for the exclusive purpose of adding food service facilities in the Casino; provided further that (x) up to, but not more than, $250,000 of the $10,000,000 of Capital Expenditures permitted by this clause (b) may be allocated to Capital Expenditures related to limousine services and (y) up to, but not more than, $2,000,000 of the $10,000,000 of Capital Expenditures permitted by this clause (b) may be allocated to Capital Expenditures (other than in connection with food services facilities and limousine services) in connection with the Casino; and

                      (c) the Company may make Capital Expenditures with Insurance and Condemnation Proceeds to replace or restore the Casino on account of loss, physical destruction, condemnation or damage to the Casino in accordance with Section 4.4.


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

         Section 5.19 Advances, Investments and Loans. JCC Holding will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Investment, except that the following shall be permitted:

                         (i) JCC Holding and its Subsidiaries may acquire and hold Cash and Cash Equivalents it being understood and agreed that the provisions of this clause (i) do not authorize JCC Holding or any of its Subsidiaries to transfer Cash or Cash Equivalents to any other such Person;

                         (ii) JCC Holding and its Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms; and

                         (iii) JCC Holding and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted in Section 5.12(iv);

                         (iv) JCC Holding may make Investments in the Borrower (so long as all such Investments in the Borrower are common equity investments) and the Unrestricted Subsidiaries from the net cash proceeds of issuances of Qualified Equity Interests of JCC Holding;

                         (v) The Borrower may make loans to any Unrestricted Subsidiary (other than an Unrestricted Subsidiary which has been released from its Subsidiary Guaranty pursuant to Section 7.5, which has transferred assets pursuant to the provisions of Section 7.5(b), or which is a Subsidiary of any Unrestricted Subsidiary described in this parenthetical), to (i) pay property and franchise taxes, if any, and
         (ii) to pay pre-development and/or development costs; provided that (x) no amounts shall be loaned pursuant to the foregoing provisions of this clause (v) more than three Business Days before the date of the use of such amounts by the respective Unrestricted Subsidiary to make the payments in respect of which the loans are being made and (y) the aggregate amount of loans made for the purposes described in this clause (v) shall not exceed, in the aggregate, $1,500,000 in any fiscal year (with the amount so loaned in each case to be determined without regard to any write-downs or write-offs in respect of the amounts so loaned); provided that any amounts up to $1,000,000 not spent in the fiscal year ended closest to December 31, 2001 may be carried over to fiscal year ended December 31, 2002; and

                         (vi) Any Unrestricted Subsidiary may make Investments in JCC Holding or any other Unrestricted Subsidiary; provided that any loans or advances to JCC Holding shall be subordinated pursuant to an agreement substantially in the form attached hereto as Exhibit J.

         Section 5.20 Limitation on Certain Restrictions on Subsidiaries. JCC Holding will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other


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

distributions on its capital stock or any other interest or participation in its profits owned by JCC Holding or any Subsidiary of JCC Holding, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) the Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower and (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business.

         Section 5.21 Business.

                      (a) JCC Holding will engage in no business other than its ownership of the Equity Interests in the Borrower and the Unrestricted Subsidiaries (except activities associated therewith and with its rights and obligations otherwise permitted pursuant to this Agreement and not prohibited by the Casino Operating Contract, the Casino Lease, the Gaming Regulations or applicable zoning and conditional uses).

                      (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the operation of the Casino and the sublease and development of the Second Floor and the businesses ancillary thereto

                      (c) JCC Development will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the leasing (and subleasing) and development of the Second Floor and the businesses ancillary thereto.

         Section 5.22 Additional Security and Further Assurances.

                      (a) JCC Holding will, and will cause each of its Subsidiaries to, grant to the Collateral Agent security interests, pledge agreements, mortgages and amendments or supplements thereto (collectively, an "Additional Mortgage") in such Real Property or other assets (including, without limitation, leasehold interests) of JCC Holding or any of its Subsidiaries as are not covered by the Security Documents, to the extent acquired after the Initial Borrowing Date (but in any event excluding the Specified Real Estate after the release thereof from the Mortgages in accordance with the terms thereof), and as may be requested from time to time by the Lender (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the applicable Security Document executed on the Initial Borrowing Date or in such other form as is reasonably satisfactory to the Collateral Agent and shall constitute valid and enforceable perfected Liens that are, except to the extent subject to then existing Liens permitted by Section 5.13 at the time of such perfection, superior to and prior to the rights of all third Persons and subject to no other Liens. The Additional Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges


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
         payable in connection therewith shall have been paid in full. All Additional Mortgages shall be Shared Security Documents as defined in the Intercreditor Agreement.

                      (b) JCC Holding will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates (including estoppel certificates from the RDC in respect of the Casino Lease), real property surveys, reports and other assurances or instruments (collectively, the "Additional Security Documents") and take such further steps relating to the Collateral covered by any of the Security Documents as the Lender or the Collateral Agent may reasonably require pursuant to this Section
         5.23. Furthermore, JCC Holding shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Lender or the Collateral Agent to assure itself that this Section 5.23 has been complied with. All Additional Security Documents shall be Shared Security Documents as defined in the Intercreditor Agreement.

                      (c) JCC Holding agrees that each action required by
         Section 5.22(a) or (b) shall be completed as soon as possible, but in no event later than 30 days after such action is requested to be taken by the Lender or the Collateral Agent.

         Section 5.23 Use of Proceeds. The proceeds of Revolving Loans made on the Initial Borrowing Date shall be used by Borrower to repay the DIP Indebtedness, replace or guaranty any outstanding letters of credit issued for the account of Borrower, pay certain claims under the Plan of Reorganization and pay for certain costs associated with the consummation of the Plan of Reorganization. Proceeds of additional Revolving Loans made on and after the Initial Borrowing Date shall be used for Borrower's working capital requirements and to satisfy other operating expenses (including, without limitation, Borrower's obligations under the HET/JCC Agreement, state and local taxes and interest on the Senior Notes).

         Section 5.24 Minimum EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ended after March 31, 2003 to be less than $1.00.

         Section 5.25 Notices. The Borrower shall at all times (i) maintain the registration of the Collateral Agent as the Registered Leasehold Mortgagee under (and as defined in) the Casino Operating Contract, (ii) provide the RDC with the notice address for the Collateral Agent under (and as defined) the Casino Lease and (iii) cause a copy or will deliver a copy of any notice provided by the LGCB or the RDC to the Collateral Agent to be delivered at the same time to the Trustee.

         Section 5.26 Limitation on Issuance of Equity Interests. (a) JCC Holding shall not issue any Equity Interest, except Qualified Equity Interest, and (b) JCC Holding will not permit the Borrower to issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except for


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issuances to JCC Holding where the respective Equity Interests have been pledged, and delivered to the Collateral Agent for pledge, pursuant to the Pledge Agreement.

         Section 5.27 Limitation on Creation of Subsidiaries. The Borrower will not establish, create or acquire any Subsidiaries, except that the Borrower may form one or more Wholly-Owned Subsidiaries to operate certain ancillary and support functions in connection with the Casino.

         Section 5.28 Casino Manager. Neither JCC Holding nor the Borrower will permit any Person, other than Harrah's Management Company, to act as the "manager" or in a similar capacity with respect to the Casino, provided that,
(A) any other Wholly-Owned Subsidiary of HET may be substituted for Harrah's Management Company as the casino manager and (B) the "manager" of the Casino may be replaced pursuant to a Permitted Termination; provided, further, that, in the event of any replacement of a manager, (i) all necessary regulatory and other approvals (including, without limitation, all approvals required of any relevant Gaming Authorities) shall have been obtained in connection with such substitution, (ii) after giving effect to the substitution, there shall be no conflict with any applicable law, rule, regulation or contract applicable to JCC Holding or its Subsidiaries, the Casino or the new manager, and (iii) any successor manager shall have assumed all obligations pursuant to all relevant contracts (including, without limitation, the Management Agreement and the Manager Subordination Agreement) pursuant to documentation in form and substance reasonably satisfactory to the Lender.

         Section 5.29 Separateness from Unrestricted Subsidiaries. JCC Holding, the Borrower and each of their Subsidiaries which is not an Unrestricted Subsidiary shall conduct its business and operations in accordance with the following provisions:

                      (a) maintain books and records and bank accounts separate from those of Unrestricted Subsidiaries;

                      (b) maintain its bank accounts and all its other assets separate from those of the Unrestricted Subsidiaries.

                      (c) hold itself out to creditors and the public as a legal entity separate and distinct from the Unrestricted Subsidiaries;

                      (d) provide appropriate disclosure in the footnotes to the financial statements of JCC Holding regarding Unrestricted Subsidiaries;

                      (e) except as expressly permitted by this Agreement, allocate and charge fairly and reasonably any common employee or overhead shared with any of the Unrestricted Subsidiaries;

                      (f) except as expressly permitted by this Agreement, transact all business with Unrestricted Subsidiaries on an arm's length basis and enter into transactions with Unrestricted Subsidiaries only on a commercially reasonable basis;

                      (g) conduct business in its own name and use separate stationery, invoices and checks;

                      (h) not commingle its assets or funds with those of any Unrestricted Subsidiary;

                      (i) not assume, guarantee (directly or indirectly) or pay the Indebtedness of any Unrestricted Subsidiary;

                      (j) except as expressly permitted by this Agreement, pay its own liabilities and expenses only out of its own funds, and not pay any liabilities and expenses of any of the Unrestricted Subsidiaries;

                      (k) except as expressly permitted by this Agreement, pay salaries of its own employees from its own funds, and not pay salaries of the employees of any Unrestricted Subsidiary;

                      (l) not hold out its credit as being available to satisfy the obligations of any Unrestricted Subsidiary;

                      (m) not pledge its assets for the benefits of any Unrestricted Subsidiary; and

                      (n) correct any known misunderstanding regarding its identity as being separate from the Unrestricted Subsidiary.

                  Furthermore, each of JCC Holding and the Borrower will, and will cause each of its Subsidiaries (including Unrestricted Subsidiaries) to, satisfy customarily corporate or limited liability company formalities, as the case may be, including the holding of regular board of directors', shareholders' and/or members' meetings, as appropriate, or action by directors, shareholders or members without a meeting and the maintenance of company offices and records. Additionally, neither JCC Holding nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the separate legal existence of any Unrestricted Subsidiary being ignored, or in the assets and liabilities of JCC Holding or any of its Subsidiaries being substantively consolidated with those of any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

         Section 5.30 Replacement Facility. At such time when the Consolidated Interest Coverage Ratio for the Test Period last ended equals or exceeds 1.8:1.0, JCC Holding and the Borrower shall use their commercially reasonable efforts (but in any event no earlier than the six-month anniversary of the Effective Date) to identify and obtain a working capital loan facility with a lender or lenders other than HET and its Affiliates to replace and refinance the Revolving Obligations and this Agreement, subject to the restrictions set forth in Section 5.15(b) of the Indenture. JCC Holding and Borrower agree to report to Lender from time to time (no less frequently than semi-annually) as to the status of their compliance with the foregoing provisions. Notwithstanding the foregoing, failure of JCC Holding or the Borrower to comply with the provisions of this Section 5.30 shall not constitute an Event of Default under Section 6.


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

         Section 5.31 Limitation on Certain Outstanding Obligations. [JCC Holding and the Borrower will not permit the sum of the items described in the following clauses (a) through (d) to exceed $20,000,000 at any time outstanding:

                      (a) the aggregate amount of all unpaid reimbursement and other payment obligations pursuant to the Minimum Payment Guaranty Documents (but excluding contingent obligations in respect to amounts not yet drawn or made available pursuant to the Minimum Payment Guaranty) which have been waived, deferred or not paid when due pursuant to the terms of the Minimum Payment Guaranty Documents as in effect on the Effective Date and, without duplication, the amount of all outstanding loans and advances made or deemed made pursuant to the Minimum Payment Guaranty Documents and all accrued and unpaid interest thereon;

                      (b) the aggregate amount of unpaid obligations under the Management Agreement (or any replacement agreement or agreements), which have been waived, deferred or not paid when due pursuant to the terms of the Management Agreement (without giving effect to any waiver or modification thereto);

                      (c) the aggregate amount of interest and fees accrued or accruing pursuant to the Credit Documents which have been waived, deferred or otherwise not paid on a timely basis pursuant to the terms of the Credit Documents as in effect on the Effective Date; and

                      (d) any other amounts (excluding trade payables in the ordinary course which do not remain unpaid more than 90 days after the respective trade payable came into existence, and principal and unpaid drawings under the Credit Documents) owing to HET or any of its Subsidiaries by JCC Holding, the Borrower or any of their Subsidiaries (excluding Unrestricted Subsidiaries which have been released from their, or are not party to, any Guaranty).

         Section 5.32 Minimum Projected EBITDAM. The Borrower will not permit "Adjusted EBITDAM" for each "Performance Period" to be less than seventy-five percent (75%) of "Projected Adjusted EBITDAM" for such "Performance Period" (as such terms are defined in the Management Agreement), as calculated in accordance with Section 17.03 of the Management Agreement.(a)

         Section 5.33 Post-Closing Items.

                      (a) The Borrower shall deliver to the Lender and the Collateral Agent no later than 90 days after the Effective Date a true and correct current survey of each Mortgaged Property (and, where applicable, the underlying property subject to a leasehold which is subject to a Mortgage) along with a certification of such survey from the surveyor, which surveyor shall be a qualified M.A.I. surveyor reasonably satisfactory to the Trustee, as to the accuracy and completeness of such survey, which survey and surveyor's certification shall be in compliance with industry standards in all material respects.


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

                      (b) The Borrower shall deliver to the Lender and the Collateral Agent no later than 90 days after the Effective Date an Officer's Certificate of the Borrower certifying, for each Mortgaged Property, and following the Borrower's review of the survey described above, (A)(i) that the description of title in the relevant Mortgage for such Mortgaged Property accurately and completely describes the Mortgaged Property, or (ii) each and every difference, omission, inadequacy, or other misdescription in the description of the title in the relevant Mortgage for such Mortgaged Property that has been disclosed by the survey for such Mortgaged Property (the "Misdescriptions") and (B)(i) that there exist no easements, rights of way or encumbrances with respect to such Mortgaged Property (including as shown in the survey described above) other than Permitted Encumbrances or (ii) if any easements, rights of way or encumbrances, other than Permitted Encumbrances are disclosed in the survey described above (each a "Non-Permitted Encumbrance"), each such Non-Permitted Encumbrance (and specifically listing each such Non-Permitted Encumbrance) and certifying the removal thereof (together with the relevant supporting documentation with respect thereto).

                      (c) In the case of any Misdescription, as described in the preceding subsection (b)(A)(ii) of this Section 5.33, each of the Lender and the Collateral Agent is authorized to execute and deliver amendments to any of the Mortgages to correct any such Misdescription and to record and file any such amendments to the Mortgages as may be necessary to give effect thereto; provided, that any such amendment shall be executed, delivered, recorded and filed so as to give effect to such amendment no later than 30 days following the delivery of the survey to the Lender and the Collateral Agent by the Borrower as provided in subsection (a) of this Section 5.33.

                                  ARTICLE VI.

                         EVENTS OF DEFAULT AND REMEDIES

         Section 6.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                     (a) the failure by the Borrower to pay any installment of interest on the Revolving Loans as and when due and payable or the failure by the Borrower to pay any Unpaid Drawings or Fees as and when due and payable, and the continuance of any such failure for 10 days;

                     (b) the failure by the Borrower to pay all or any part of the principal on the Revolving Loans when and as the same become due and payable at maturity, by acceleration or otherwise or the failure by the Borrower to cash collateralize outstanding Letter of Credit Obligations at the time required by this Agreement;

                     (c) the failure of Borrower to satisfy the "Projected Adjusted EBITDAM" requirement for any "Performance Period" as set forth in Section 5.32; provided that such failure shall not constitute a Default or Event of Default hereunder until the ninetieth (90th) day after such Performance Period, but only to the extent that the Borrower has not delivered a written notice to Harrah's Management Company, within such 90 day period, electing to terminate the Management Agreement in accordance with Section 17.03 of the Management Agreement;

                     (d) the failure of JCC Holding or any Subsidiary of JCC Holding to comply with (i) any provision of any of Sections 5.5, 5.12 (other than 5.12(viii)), 5.13, 5.14, 5.15, 5.18, 5.19, 5.24, 5.26 and
         5.28 at any time, (ii) any provision of Section 5.12(viii) or Section
         5.31 which failure continues for five days and (iii) any other covenant or agreement contained in the Credit Documents (excluding Section 5.30) and the continuance of such failure under this clause (iii) for a period of 30 days after written notice is given to the Borrower by the Lender;

                     (e) the filing by the Parent Guarantor, the Borrower, any Subsidiary of the Borrower, or any Significant Subsidiary of the Parent Guarantor (in each case, a "Debtor") of a petition commencing a voluntary case under Section 301 of title 11 of the United States Code, or the commencement by a Debtor of a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, including without limitation the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

                     (f) the filing against a Debtor of a petition commencing an involuntary case under Section 303 of title 11 of the United States Code, with respect to which case (i) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, an order of relief, (ii) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (iii) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or the commencement under any other Bankruptcy Law of a case or proceeding against a Debtor seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof;

                     (g) the entry by a court of competent jurisdiction or by the Regulating Authority of a judgment, decree or order appointing a receiver, liquidator, trustee, custodian or assignee of a Debtor or of the property of a Debtor, or directing the winding up or liquidation of the affairs or property of a Debtor, and (i) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree, or order, or (ii) such judgment, decree or order is in full force and effect


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
         and is not stayed on the 60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect;

                     (h) (i) JCC Holding, the Borrower, or any of their Subsidiaries (other than Unrestricted Subsidiaries of JCC Holding) shall (x) default in any payment of any Indebtedness (other than the Revolving Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Revolving Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; provided that in the case of the Indenture Obligations only, such default as described above in this clause (y) shall have continued for 30 days or more without being cured or waived, or (ii) any Indebtedness (other than the Revolving Obligations) of JCC Holding or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 6.1(h) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000; or

                     (i) final unsatisfied judgments not covered by insurance aggregating in excess of $15,000,000, at any one time rendered against JCC Holding, the Borrower, any Subsidiary of the Borrower, or any other Significant Subsidiary of JCC Holding and not stayed, bonded or discharged for any period of 60 consecutive days;

                     (j) the loss of the legal right of the Borrower to operate slot machines at the Casino for gaming activities and such loss continuing for more than 90 days;

                     (k) a failure to comply with the provisions of the Security Documents and the continuance of such failure to comply for a period of 30 days after written notice is given to the Borrower by the Lender, provided that if such failure to comply materially and adversely affects (1) the Collateral, (2) the priority or perfection of the security interests purported to be created with respect to any material portion of the Collateral or (3) the rights and remedies of the Collateral Agent, the Lender or the respective Secured Creditors in respect of any material portion of the Collateral, then the failure to comply need only continue after the applicable cure period specified in the applicable Security Document;

                     (l) any Security Document fails to become or ceases to be in full force and effect (other than in accordance with its terms or the terms hereof) or ceases (once effective) to create in favor of the Collateral Agent, with respect to any material amount of Collateral, a valid and perfected Lien on the Collateral (except to the extent a valid and perfected Lien on the Collateral is not required at such time under the terms of the

         Security Documents) to be covered thereby (unless a prior or exclusive Lien is specifically permitted by this Agreement);

                     (m) any representation, warranty or statement made by or on behalf of any Credit Party herein, in any other Credit Document, Notice of Borrowing, Letter of Credit Obligation Request or in any other certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

                     (n) there shall occur and be continuing (i) a Termination Event under any Lease or the Casino Operating Contract, or (ii) a default or an event of default by the Borrower or any of its Subsidiaries as described and defined in any of the Leases or the Casino Operating Contract, or (iii) any event or condition which could, either immediately or with the giving of notice or lapse of time or both, enable any party to any Lease or the Casino Operating Contract other than the Borrower or any of its Subsidiaries to terminate or suspend its obligations under such Lease or the Casino Operating Contract, or (iv) a breach by the Borrower or any of its Subsidiaries of any term, covenant or agreement contained in any Lease or the Casino Operating Contract, or if, in the case of this clause (iv), in the determination of the Lender, such breach could reasonably be expected to have a material adverse effect on either the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, and if such Termination Event or other event or condition described in the preceding clause (i), (ii), (iii) or (iv) (each, a "Project Default") remains uncured for 30 days after the occurrence thereof; provided that
         (I) except as provided in the following clause (II), if (A) such Project Default cannot be cured within such 30-day period, (B) such Project Default is susceptible of cure by the Borrower, (C) the Borrower is proceeding with diligence and in good faith to cure such Project Default, (D) the existence of such Project Default does not impair the Liens on the Collateral or any leasehold interest in Collateral and (E) the Lender shall have received a certificate of the Borrower stating what action the Borrower is taking to cure such Project Default, then, the time within which such Project Default may be cured shall be extended to such date, not to exceed a total of 120 days after the occurrence of such Project Default, as shall be necessary for the Borrower diligently to cure such Project Default and,
         (II) notwithstanding anything to the contrary contained above, there shall be no grace period, and it shall be an immediate Event of Default, if any of the Leases or Casino Operating Contracts are the subject of a Termination Event of the type described in clause (b) of the definition thereof; or

                     (o) a Change of Control shall occur; or

                     (p) any Gaming Authority having jurisdiction over the Casino shall determine that JCC Holding, any of its Subsidiaries or Affiliates or Harrah's Management Company (or the then manager of the Casino), as the case may be, to the extent that any of the foregoing Persons are required to be found suitable under the Gaming Regulations, does not qualify, or that a required suitability finding or license (including, without limitation, the Casino Operating Contract) of any of them with respect to the Casino


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
         should be revoked, not renewed or suspended for more than 10 days, or any such Gaming Authority shall have appointed a conservator, supervisor or trustee to oversee any of the operations of the Borrower (except, with respect to the foregoing, if (i) any such failure to be found suitable timely shall have been appealed by JCC Holding, any of its Subsidiaries or Affiliates or Harrah's Management Company (or the then manager of the Casino), as the case may be, and any such determination is stayed or otherwise does not prevent continued gaming operations at the Casino, (ii) such failure to be found suitable is cured within any applicable cure periods, and does not prevent continued gaming operations at the Casino or (iii) in the case of unsuitability of Harrah's Management Company, a successor manager shall have been obtained in accordance with the requirements of Section 5.28 without interruption of gaming operations); provided that no Event of Default shall exist under this Section 6.1(p) to the extent Harrah's Management Company is in violation of the provisions of this Section 6.1(p) as a result of a breach by it of the terms of the Management Agreement which breach continues after giving effect to any applicable cure period thereunder; or

                     (q) unless no Minimum Payment Guaranty is required by the Casino Operating Contract, at any time (i) the Minimum Payment Guaranty shall expire in accordance with its terms, unless a substitute or successor guarantor assumes all obligations of the Minimum Payment Guarantor in accordance with the requirements of the Casino Operating Contract and without causing and Event of Default under the following clause (iii), or (ii) any other event shall occur with respect to the Minimum Payment Guaranty which occurrence permits (or requires) the termination of the Casino Operating Contract or (iii) any Person other than HET or HOC becomes a substitute or successor guarantor providing a Minimum Payment Guaranty, unless such substitute or successor guarantor meets all requirements contained in the Casino Operating Contract and executes documentation in favor of the Lender and the Collateral Agent which is substantially the same as the documentation (including, without limitation the Intercreditor Agreement) entered into by the Minimum Payment Guarantor on or prior to the Initial Borrowing Date;

                     (r) any Guaranty or any provision thereof shall cease to be a legal, valid and binding obligation enforceable against the obligor thereof, or any Guarantor shall default in its due performance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty, or any default or event of default under, and as defined in, a Guaranty shall be in existence;

                     (s) (i) the Manager Subordination Agreement or any provision thereof shall cease to be a legal, valid and binding obligation enforceable against any party thereto who has agreed to subordinate any obligations pursuant thereto, or any such party shall default in the due performance of any term, covenant or agreement on its part to be performed or observed pursuant to the Manager Subordination Agreement; provided that no Event of Default shall exist under this Section 6.1(s) to the extent Harrah's Management Company, HET or any of its Affiliates are the "Manager" under the Management Agreement and such Person is the defaulting party under this Section 6.1(s)(i), or (ii) at any time there shall be any manager of the Casino which has not


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
         executed and delivered to the Lender a counterpart to the Manager Subordination Agreement or an assumption of the obligations of Harrah's Management Company thereunder in accordance with the requirements of
         Section 5.28; or

                     (t) the Management Agreement (or any successive management agreement entered into with a new manager of the Casino appointed in accordance with the provisions of 5.28) or any material provision thereof shall cease to be in full force and effect or an Event of Default (as defined in the Management Agreement) or any substantially similar event, however defined, in any amended or replacement Management Agreement, shall have occurred.

         Section 6.2 Acceleration and Enforcement. If any Event of Default shall be continuing, the Lender may by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Lender or the holder of the Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Sections 6.1(e), (f) or (g) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Lender to the Borrower as specified in clauses (i) and
(ii) below shall occur automatically without the giving of any such notice): (i) declare the Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans and the Note and all other Revolving Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Sections 6.1(e), (f) or (g) with respect to the Borrower, it will pay) to the Lender at the Payment Office such additional amount of cash, to be held as security by the Lender, as is equal to the outstanding amount of all Letter of Credit Obligations then outstanding; (v) request the Required Secured Creditors under and as defined in the Intercreditor Agreement to direct the Collateral Agent to enforce all of the Liens and security interests created pursuant to the respective Security Documents subject to the terms of the Intercreditor Agreement to the extent applicable to such Security Document; and
(vi) apply any cash collateral in the possession of the Lender to the outstanding Revolving Obligations.

                                  ARTICLE VII.

                                    GUARANTY

         Section 7.1 Guaranty.

                     (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to subsection (d) below, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guaranty") to Lender and its successors and assigns, irrespective of the validity and enforceability of any Credit Document or the obligations of the Borrower under this Agreement or the Note, that: (w) all the Revolving Obligations will be paid in full when due, whether at maturity,


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
         by acceleration or otherwise; (x) all other obligations of the Borrower under the Credit Documents will be promptly paid in full or performed, all in accordance with the terms of the Credit Documents; and (y) in case of any extension of time of payment or renewal of any Revolving Obligations or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

                     (b) Each Guarantor hereby agrees that its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of any Credit Document, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower or right to require the prior disposition of the assets of the Borrower to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Credit Documents.

                     (c) If Lender is required by any court or otherwise to return to either the Borrower or any Guarantor, or any Custodian, or similar official acting in relation to the Borrower or such Guarantor, any amount paid by the Borrower or such Guarantor to the Lender, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Lender in respect of any obligations guaranteed hereby until all Revolving Obligations shall have been paid in full and the Revolving Loan Commitment shall have been terminated. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Lender, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Borrower of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

                     (d) It is the intention of each Guarantor and the Borrower that the obligations of each Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of the Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, or at the time that any demand is made thereupon, such Guarantor was insolvent or unable to pay its debts as they mature or left


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
         with an unreasonably small capital, then the obligations of such Guarantor under such Guaranty shall be reduced by such an amount, if any, that would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

                     (e) Each Guarantor shall be subrogated to all rights of the Lender against the Borrower under the Credit Documents in respect of any amounts paid by such Guarantor pursuant to the provisions of such Guaranty or this Agreement; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all the Revolving Obligations shall have been paid in full.

         Section 7.2 Parent Guaranty.

                     (a) In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to subsection (d) below, the Parent Guarantor hereby irrevocably and unconditionally guarantees (the "Parent Guaranty" and, together with the Guaranty of the Parent Guarantor, the "Parent Guaranties") to the Lender and its successors and assigns, irrespective of the validity and enforceability of the Subsidiary Guaranty or the obligations of any of the Subsidiaries under the Subsidiary Guaranty, that all obligations of each of the Subsidiaries to the Lender under the Subsidiary Guaranty will be promptly paid in full or performed, all in accordance with the terms of the Subsidiary Guaranty.

                     (b) The Parent Guarantor hereby agrees that its obligations with regard to this Parent Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Subsidiary Guaranty or this Agreement, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against any Subsidiary, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of any Subsidiary under the Subsidiary Guaranty. The Parent Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Subsidiary, any right to require a proceeding first against any Subsidiary or right to require the prior disposition of the assets of any Subsidiary to meet its obligations, protest, notice and all demands whatsoever and covenants that this Parent Guaranty will not be discharged except by complete performance of the obligations of the Subsidiaries under the Subsidiary Guaranty.

                     (c) If the Lender is required by any court or otherwise to return to any Subsidiary, or any Custodian or similar official acting in relation to such Subsidiary, any amount paid by such Subsidiary to the Lender, this Parent Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. The Parent Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Lender in respect of any obligations guaranteed hereby until all the Revolving Obligations shall have been paid in full and the Revolving Loan Commitment shall have been terminated. The Parent Guarantor further agrees that, as between such Subsidiary, on the one hand, and the Lender, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Parent Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to any Subsidiary of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by the Parent Guarantor for the purpose of this Parent Guaranty.

                     (d) It is the intention of the Parent Guarantor and the Subsidiaries that the obligations of the Parent Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Parent Guaranty would be annulled, avoided or subordinated to the creditors of the Parent Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that the Parent Guaranty was made without fair consideration and, immediately after giving effect thereto, or at the time that any demand is made thereupon, the Parent Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of the Parent Guarantor under the Parent Guaranty shall be reduced by such an amount, if any, that would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

                     (e) The Parent Guarantor shall be subrogated to all rights of the Lender against the Subsidiaries under the Subsidiary Guaranty in respect of any amounts paid by the Parent Guarantor pursuant to the provisions of the Parent Guaranty; provided, however, that the Parent Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all the Revolving Obligations shall have been paid in full and the Revolving Loan Commitment shall have been terminated.

         Section 7.3 [Intentionally Omitted].

         Section 7.4 Future Subsidiary Guarantors. The Borrower shall cause each person that is or becomes a Subsidiary of the Borrower after the Effective Date to execute a supplement to this Agreement for the purpose of adding such Subsidiary as a Guarantor hereunder.


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

         Section 7.5 Release of Guarantors.

                     (a) In the event of a sale or other disposition (to a Person other than JCC Holding and its Subsidiaries, and in a transaction permitted by this Agreement) of all of the Equity Interests of any Subsidiary Guarantor, owned by JCC Holding or its Subsidiaries, by way of merger, consolidation or otherwise, then such Guarantor shall be released and relieved of any obligations under its Guaranty and all security interests in the Equity Interests of such released Guarantor shall be released from the security interests created pursuant to the Security Documents.

                     (b) In the event any Unrestricted Subsidiary incurs Indebtedness for borrowed money (from any Person other than JCC Holding or its Subsidiaries) in excess of $2,500,000 for purposes of developing real property owned or leased by it, as long as (i) no Default or Event of Default exists at the time of such incurrence or immediately after giving effect thereto, (ii) such Unrestricted Subsidiary is being released from all other direct and indirect guarantees by it of Indebtedness of JCC Holding and its Subsidiaries (other than Unrestricted Subsidiaries), and (iii) such Unrestricted Subsidiary repays in full in Cash any and all Indebtedness to JCC Holding and its Subsidiaries (including, without limitation, all amounts theretofore loaned to such Unrestricted Subsidiary pursuant to Section 5.19(v), determined without regard to any write-downs, write-offs or forgivenesses thereof), then such Guarantor shall be released and relieved of any obligations under its Guaranty.

                     (c) In the event of the sale or other disposition (in a transaction permitted by this Agreement) by any Unrestricted Subsidiary of its assets to a Person (other than (x) HET and any Affiliate thereof, except to the extent such person constitutes an Affiliate of HET solely because of HET's direct or indirect equity interests in JCC Holding or (y) JCC Holding or any Wholly-Owned Subsidiary thereof), all security interests created pursuant to the Security Documents shall be released with respect to such assets, so long as (i) no Default or Event of Default exists at the time of such sale or other disposition or immediately after giving effect thereto and (ii) such Unrestricted Subsidiary repays in full in Cash any and all Obligations to JCC Holding and its Subsidiaries (including, without limitation, all amounts theretofore loaned to such Unrestricted Subsidiary pursuant to
         Section 5.19(v), determined without regard to any write-downs, write-offs or forgivenesses thereof). In connection with any release of assets pursuant to the provisions of this clause (c), it is understood that the respective Unrestricted Subsidiary shall remain a party to its Guaranty unless and until otherwise released in accordance with the provisions of preceding clauses (a) and/or (b), and its Equity Interests, and the assets which continue to be owned by such Unrestricted Subsidiary, shall continue to be subject to the applicable provisions of the various Security Documents to which it is a party.

                     (d) Notwithstanding anything to the contrary contained above, the releases provided in preceding clauses (a), (b) and (c) shall only occur upon the delivery by the Borrower to the Lender of an Officer's Certificate in form and substance reasonably satisfactory to the Lender, certifying the relevant facts described above and certifying in reasonable detail the releases which shall occur in accordance with the provisions of Section 7.5(a), (b) or (c), as the case may be. As described in preceding clauses (a), (b) and (c), (i) in cases where preceding clause (a) or (b) is applicable, the Guaranty of the respective Unrestricted Subsidiary shall be released, (ii) in cases where preceding clause (a) or (b) is applicable, the respective released Unrestricted Subsidiary shall also be released from the Security Documents to which it is a party (and the assets of the respective Unrestricted Subsidiary shall likewise be released therefrom), (iii) in cases where preceding clause (a) is applicable, the Equity Interests in the respective released Unrestricted Subsidiary shall be released from the security interests created pursuant to the Security Documents and (iv) in cases where preceding clause (c) is applicable, only the assets being sold or disposed of to the respective Person described in preceding clause (c) shall be released from the security interests created pursuant to the Security Documents. Each Officer's Certificate delivered pursuant to this clause (d) shall contain a certification of all relevant facts permitting (and the satisfaction of all conditions to) the releases described in the respective clause of this Section 7.5. Following its receipt of the documentation described above in this clause (d), the Lender shall execute any documents reasonably required in order to effect the releases contemplated above in this Section 7.5.

         Section 7.6 When the Guarantor May Merge, Etc. No Guarantor shall consolidate with or merge with or into any other Person unless:

                     (a) either the Borrower or a Guarantor shall be the continuing Person, or the Person (if other than the Borrower or a Guarantor) formed by such consolidation or into which the Guarantor is merged or to which the assets of the Guarantor are transferred shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplement to this Agreement, executed and delivered to the Lender, in form satisfactory to the Lender, all the obligations of such Guarantor under the Guaranty and/or Parent Guaranty, as applicable, and this Agreement;

                     (b) such transaction complies with the relevant requirements of Section 5.14 and immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                     (c) the Guarantor has delivered to the Lender an Officer's Certificate and an opinion of counsel to Guarantor, each stating that such consolidation, merger, sale, conveyance or lease and such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Upon any consolidation or merger, the successor corporation formed by such consolidation or into which the Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Agreement with the same effect as if such successor corporation had been named as a Guarantor herein.

         Section 7.7 Certain Bankruptcy Events. Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty or the Parent Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

         Section 8.1 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and disbursements of Latham & Watkins and local counsel and all appraisal fees, trustee's fees, documentary and recording taxes, title insurance and recording, filing and other expenses) in connection with the preparation, execution and delivery of this Agreement, the other Credit Documents and all other documents, agreements and instruments referred to herein, therein and in connection with the Transaction and any amendment, waiver or consent relating hereto or thereto, and of the Lender (and of Bankers Trust Company to the extent relating to Existing Letters of Credit) in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of in-house counsel) for the Lender and Bankers Trust Company in the case of the Existing Letters of Credit); (ii) pay and hold the Lender (and Bankers Trust Company with respect to Existing Letters of Credit) harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save the Lender (and Bankers Trust Company with respect to Existing Letters of Credit) harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender or Bankers Trust Company) to pay such taxes; and (iii) indemnify the Lender (and Bankers Trust Company with respect to Existing Letters of Credit) and its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' (including allocated costs of in-house counsel) and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Lender or Bankers Trust Company is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Revolving Loans or the consummation of any transactions contemplated herein (or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by any Credit Party or any of their Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by any Credit Party or any of their Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim relating in any way to any Credit Party or any of their Subsidiaries, their operations, or any Real Property owned, leased or at any time operated by any Credit Party or any of their Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Lender (or Bankers Trust Company with respect to Existing Letters of Credit) set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         Section 8.2 [Intentionally Omitted]

         Section 8.3 Notices.

                     (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party at the address specified opposite its signature below or in the other relevant Credit Documents; if to the Lender, at its Notice Office; or, as to any Credit Party or the Lender, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Lender and the Borrower shall not be effective until received by the Lender or the Borrower, as the case may be.

                     (b) In addition to any other notices required or permitted to be given pursuant to this Agreement, the Lender shall, promptly after its delivery of any written notice to the Borrower (x) which specifically states that an Event of Default pursuant to this Agreement is in existence or (y) pursuant to Section 6.2, send to the LGCB (at the address provided in the following sentence) a copy of such written notice; provided that any failure or delay in giving any such notice shall not affect or impair the validity of said notice or any action taken pursuant thereto (or otherwise pursuant to this Agreement or any other Credit Document) and shall give rise to no liability (monetary or otherwise) on the part of the Lender to any Credit Party, the LGCB or any other Person. All notices to the LGCB pursuant to this sentence shall be mailed (or sent by reputable courier) to the LGCB at the following address (or such other address as the LGCB furnishes to the Lender from time to time for its receipt of notices pursuant to this Section):

                           Louisiana Gaming Control Board
                           9100 Bluebonnet Centre Blvd.
                           Suite 500
                           Baton Rouge, LA 70809
                           Attention: Chairman

         Section 8.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lender; provided, further however, that neither the Lender nor the Borrower may assign, transfer or alter any of their respective rights, obligations or interests in connection with the Existing Letters of Credit without the prior written consent of Bankers Trust Company.

         Section 8.5 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender or any holder of the Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Lender or the holder of the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender or the holder of the Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

         Section 8.6 Calculations; Computations.

                     (a) The financial statements to be furnished to the Lender pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender).

                     (b) All computations of interest hereunder, unless otherwise indicated, shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         Section 8.7 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

                     (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES

         HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES OR CERTAIN OTHER SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEVADA OR OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 6100 NEIL ROAD, SUITE 500, RENO, NEVADA 89511 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE LENDER UNDER THIS AGREEMENT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER UNDER THIS AGREEMENT OR THE HOLDER OF THE NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

                     (b) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                     (c) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Lender.

         Section 8.9 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which JCC Holding, the Borrower, the other Credit Parties and the Lender shall have signed a counterpart hereof (whether the same or different counterpart) and shall have delivered the same to the Lender.

         Section 8.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 8.11 Amendment or Waiver; etc. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be amended, modified, changed, waived, discharged or terminated unless such amendment, modification, change, waiver, discharge or termination is in writing signed by (i) the respective Credit Parties party thereto and the Lender (or the Required Secured Creditors in the case of an amendment, modification change, waiver, discharge or termination with respect to a Security Document) and (ii) Bankers Trust Company if (x) any terms or provisions of Sections 2.11(d), 2.14, 2.15, 3.1(c), 3.6 or
3.7 relating to Existing Letters of Credit is amended, modified, changed, waived, discharged or terminated or (y) any other amendment, modification, change, waiver, discharge or termination is entered into which otherwise affects Bankers Trust Company's rights, obligations or responsibilities hereunder or with respect to any Existing Letters of Credit or (z) any of the provisions of
Section 8.1, Section 8.4, this Section 8.11 or Section 8.15 are amended, modified, changed, waived, discharged or terminated (in each case, as such Sections affect Bankers Trust Company). Furthermore, this Agreement shall not be terminated or replaced (including as contemplated by Section 5.30) unless (x) all Existing Letters of Credit are terminated and surrendered to Bankers Trust Company for cancellation and (y) all amounts owing to Bankers Trust Company hereunder with respect to the Existing Letters of Credit are repaid in full.

         Section 8.12 Survival. All indemnities set forth herein including, without limitation, in Sections 2.9, 2.10, 2.15, 3.7 and 8.1, shall survive the execution, delivery and termination of this Agreement and the Note, and the making and repayment of the Revolving Loans.

         Section 8.13 Domicile of Loans. Lender may transfer and carry its Revolving Loans at, to or for the account of any office, Subsidiary or Affiliate of Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Revolving Loans pursuant to this

Section 8.13 would, at the time of such transfer, result in increased costs under Section 2.9, 2.10, 2.15 or 3.7 from those being charged by the Lender (or in the case of Section 3.7, otherwise being incurred by the Borrower) prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

         Section 8.14 Application of Gaming Regulations. JCC Holding, the Borrower and Lender acknowledge that (i) the consummation of the transactions contemplated by the Credit Documents is subject to the Gaming Regulations (and JCC Holding and the Borrower represent and warrant that all requisite approvals thereunder have been duly obtained except approvals which are not required to be obtained or in effect as of the date the representation contained in this
Section 8.14 is being made or deemed made), (ii) the exercise of remedies under the Security Documents with respect to the Collateral will be subject to the Gaming Regulations and (iii) the LGCB may rely upon these acknowledgments.

         Section 8.15 No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and their respective successors and assigns and there shall be no third party beneficiaries hereof (other than Bankers Trust Company with respect to Existing Letters of Credit), nor shall any Person other than the parties hereto (and Bankers Trust Company with respect to Existing Letters of Credit) and their respective successors and assigns be entitled to enforce the provisions hereof or have any claims against any party hereto or their successors of assigns arising from, or under, this Agreement.

         Section 8.16 Lender Parties. Each reference in this Agreement and the other Credit Documents to the term "Lender" shall be a reference to each of HET, HOC and Harrah's Management Company, collectively (each a "Lender Party" and together the "Lender Parties") and the Credit Parties agree and acknowledge that the obligations, rights, and remedies of the Lender under the Credit Documents may be exercised by one or more of such Lender Parties on behalf of all Lender Parties, as such Lender Parties shall determine.

                            (SIGNATURE PAGES FOLLOW)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                  JAZZ CASINO COMPANY, L.L.C.
                                  a Louisiana limited liability company

                                  By:
                                           ------------------------------------
                                           Name:       L. Camille Fowler
                                           Title:      Vice President-Finance,
                                                       Secretary and Treasurer

                                           Address:
                                                   ----------------------------

                                           ------------------------------------

                                           ------------------------------------
                                           Fax:
                                               --------------------------------


                                  JCC HOLDING COMPANY,
                                  a Delaware corporation

                                  By:
                                           ------------------------------------
                                           Name:       L. Camille Fowler
                                           Title:      Vice President-Finance,
                                                       Secretary and Treasurer

                                           Address:
                                                   ----------------------------

                                           ------------------------------------

                                           ------------------------------------
                                           Fax:
                                               --------------------------------


                                  JCC CANAL DEVELOPMENT, L.L.C.,
                                  a Louisiana limited liability company

                                  By:
                                           ------------------------------------
                                           Name:       L. Camille Fowler
                                           Title:      Vice President-Finance,
                                                       Secretary and Treasurer

                                           Address:
                                                   ----------------------------

                                           ------------------------------------

                                           ------------------------------------
                                           Fax:
                                               --------------------------------


                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                  JCC FULTON DEVELOPMENT, L.L.C.,
                                  a Louisiana limited liability company

                                  By:
                                           ------------------------------------
                                           Name:       L. Camille Fowler
                                           Title:      Vice President-Finance,
                                                       Secretary and Treasurer

                                           Address:
                                                   ----------------------------

                                           ------------------------------------

                                           ------------------------------------
                                           Fax:
                                               --------------------------------


                                  JCC DEVELOPMENT COMPANY, L.L.C.,
                                  a Louisiana limited liability company

                                  By:
                                           ------------------------------------
                                           Name:       L. Camille Fowler
                                           Title:      Vice President-Finance,
                                                       Secretary and Treasurer

                                           Address:
                                                   ----------------------------

                                           ------------------------------------

                                           ------------------------------------
                                           Fax:
                                               --------------------------------


                                  HARRAH'S ENTERTAINMENT, INC.

                                  By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                  HARRAH'S OPERATING COMPANY, INC.

                                  By:
                                           ------------------------------------
                                           Name:
                                           Title:


                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                  HARRAH'S NEW ORLEANS MANAGEMENT COMPANY

                                  By:
                                           ------------------------------------
                                           Name:
                                           Title:


                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                   EXHIBIT A-1


                          TO REVOLVING CREDIT AGREEMENT

                           FORM OF NOTICE OF BORROWING
                                                              _________ __, 200_
Harrah's Entertainment, Inc.,
Harrah's Operating Company, Inc,
and Harrah's New Orleans Management Company,
as Lenders party to the Revolving Credit Agreement
referred to below
1 Harrah's Court
Las Vegas, NV  89119
Attention:
           -------------------------

Ladies and Gentlemen:


         The undersigned, Jazz Casino Company, L.L.C. ("Borrower"), refers to the Revolving Credit Agreement dated as of March __, 2001 among the Borrower, the other Credit Parties named therein and the Lender (as from time to time amended, restated, supplemented or otherwise modified, the "Revolving Credit Agreement"; capitalized terms used herein shall have the meanings given such terms in the Revolving Credit Agreement), and hereby gives you notice, irrevocably, pursuant to Section 2.3 of the Revolving Credit Agreement that Borrower hereby requests that the Lender [advance Revolving Loans to the Borrower] [convert ____ Loans into _____ Loans] [continue Eurodollar Loans as Eurodollars] and in connection with such request sets forth below the information relating to such requested Borrowing as required by the Revolving Credit Agreement:

         (i)      The date of the requested Borrowing is _______________.

         (ii) The aggregate amount of the requested Borrowing is $_____________.

         (iii) [The Borrowing is to initially be maintained as a Eurodollar/Base Rate Loan].

                  [On date ] convert $[________]of the aggregate outstanding principal amount of the Revolving Loans bearing interest at the [________] Rate, into a(n) [________] Loan]

                  [On [ date ] continue $[________]of the aggregate outstanding principal amount of the Revolving Loans bearing interest at the Eurodollar Rate as a Eurodollar Loan].

                  [The duration of the Interest Period for the requested Borrowing is _________.]

         Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the requested Borrowing:


                                 Exhibit A-1 - 1

         (A) all representations and warranties contained in the Revolving Credit Agreement and in the other Credit Documents are true and correct in all material respects both before and after giving effect to the requested Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

         (B) no Default or Event of Default has occurred and is continuing, or could reasonably be expected to result from the requested Borrowing or from the application of the proceeds therefrom, which has not been waived pursuant to the terms of the Revolving Credit Agreement.



                                         JAZZ CASINO COMPANY, L.L.C.



                                         By:
                                             ----------------------------------
                                         Name:
                                               --------------------------------
                                                  Its:
                                                      -------------------------


                                 Exhibit A-1 - 2

                                   EXHIBIT A-2
                                       to
                           REVOLVING CREDIT AGREEMENT


                             FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE REVOLVING CREDIT AGREEMENT), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). COPIES OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS PROMISSORY NOTE UPON REQUEST TO THE BORROWER.

$35,000,000
                                                                  March __, 2001

                  FOR VALUE RECEIVED, the undersigned, JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company ("Borrower"), HEREBY PROMISES TO PAY to the order of HARRAH'S ENTERTAINMENT, INC., HARRAH'S OPERATING COMPANY, INC. and HARRAH'S NEW ORLEANS MANAGEMENT COMPANY (collectively, the "Lender") at the Lender's address at 1 Harrah's Court, Las Vegas, Nevada 89119, or at such other place as the Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of THIRTY-FIVE MILLION DOLLARS AND NO CENTS ($35,000,000) or, if less, the aggregate unpaid amount of all Revolving Loans made to the undersigned under the "Revolving Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Revolving Credit Agreement.

                  This Promissory Note (this "Note") is issued pursuant to that certain Revolving Credit Agreement dated as of March __, 2001 by and among Borrower, the other Persons named therein as Credit Parties and the Lender (as from time to time amended, restated, supplemented or otherwise modified, the "Revolving Credit Agreement"), and is entitled to the benefit and security of the Revolving Credit Agreement and all of the other Credit Documents referred to therein. Reference is hereby made to the Revolving Credit Agreement for a statement of all of the terms and conditions under which the Revolving Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Loan made by Lender to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Revolving Credit Agreement or this Note in respect of the Revolving Loans made by the Lender to Borrower.


                                 Exhibit A-2 - 1

                  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Revolving Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Revolving Credit Agreement.

                  If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Upon and after the occurrence of any Event of Default, this Note may, as provided in the Revolving Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  Time is of the essence of this Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.



                                       JAZZ CASINO COMPANY, L.L.C.



                                       By:
                                           -----------------------------
                                       Title:
                                             ---------------------------


                                 Exhibit A-2 - 2

                                   EXHIBIT A-3

                          TO REVOLVING CREDIT AGREEMENT

                   FORM OF LETTER OF CREDIT OBLIGATION REQUEST
                                                              _________ __, 200_
Harrah's Entertainment, Inc.,
Harrah's Operating Company, Inc,
and Harrah's New Orleans Management Company,
as Lenders party to the Revolving Credit Agreement
referred to below
1 Harrah's Court
Las Vegas, NV  89119
Attention:
           -------------------------

Ladies and Gentlemen:


         The undersigned, Jazz Casino Company, L.L.C. ("Borrower"), refers to the Revolving Credit Agreement dated as of March __, 2001 among the Borrower, the other Credit Parties named therein and the Lender (as from time to time amended, restated, supplemented or otherwise modified, the "Revolving Credit Agreement"; capitalized terms used herein shall have the meanings given such terms in the Revolving Credit Agreement), and hereby gives you notice, irrevocably, pursuant to Section 2.13 of the Revolving Credit Agreement that Borrower hereby requests that the Lender incur Letter of Credit Obligations and cause a Letter of Credit to be issued by the Issuing Bank. In connection with such request, the Borrower sets forth the following information:

         (i)      The date of issuance for the requested Letter of Credit is
                  ____________.

         (ii) The aggregate stated amount for requested the Letter of Credit is $_____________.

         (iii)    The beneficiary of the requested Letter of Credit will be
                  _______________.

         (iv)     The requested Letter of credit will be in support of
                  ___________________.

         (v)      The requested Letter of Credit will have an expiration date of
                  _______________.

Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date that the requested Letter of Credit is issued:

         (A) all representations and warranties contained in the Revolving Credit Agreement and in the other Credit Documents are true and correct in all material respects both before and after giving effect to the issuance of the requested Letter of Credit; and


                                 Exhibit A-3 - 1

         (B) no Default or Event of Default has occurred and is continuing, or could reasonably be expected to result from the issuance of the requested Letter of Credit which has not been waived pursuant to the terms of the Revolving Credit Agreement.



                                       JAZZ CASINO COMPANY, L.L.C.



                                       By:
                                           -----------------------------
                                       Title:
                                             ---------------------------
                                             Its:
                                                  ----------------------


                                 Exhibit A-3 - 2

                                    EXHIBIT B

             CONDITIONS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS

I. Conditions. The obligation of the Lender to make Revolving Loans and to incur Letter of Credit Obligations on the Initial Borrowing Date and the date of any subsequent Credit Event is subject to the satisfaction of the following conditions:

         1. Execution of Credit Documents. The Credit Documents shall be executed by all the parties thereto and delivered to the Lender.

         2. Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Lender all costs, fees and expenses (including, without limitation, legal fees and expenses of counsel to the Lender only, title premiums, survey charges and recording taxes and fees) payable to the Lender then due.

         3. Officer's Certificate. On the Initial Borrowing Date, the Lender shall have received a certificate dated the Initial Borrowing Date signed on behalf of the Borrower by an Authorized Representative of the Borrower stating that all of the conditions in Sections 6, 7, 9, 10, 11, 12, 13, 20, 21, 22 and 23 of this Section I of Exhibit B have been satisfied on such date.

         4. Opinions of Counsel. On the Initial Borrowing Date, the Lender shall have received (i) from Adams and Reese LLP, Louisiana counsel to the Borrower, an opinion addressed to the Lender and dated the Initial Borrowing Date in the form of Exhibit C-1, (ii) from William H. Patrick, Esq., special counsel to the Borrower for Louisiana gaming matters, an opinion addressed to the Lender and dated the Initial Borrowing Date in the form of Exhibit C-2 and (iii) from Pilsbury Winthrop, LLP, New York counsel to the Borrower, an opinion addressed to the Lender and dated the Initial Borrowing Date in the form of Exhibit C-3.

         5. Corporate Documents; Proceedings; etc. On the Initial Borrowing Date, the Lender shall have received a certificate, dated the Initial Borrowing Date, signed by an Authorized Representative of each of the Credit Parties, and attested to by another Authorized Representative of each such Credit Party, in the form of Exhibit D with appropriate insertions, together with copies of such Credit Party's certificate of incorporation and by-laws (or other relevant organizational documents), as the case may be, and the resolutions or other appropriate authorizing documents of such Credit Party referred to in such certificate.

         6. Debt Agreements. On the Initial Borrowing Date, there shall have been delivered to the Lender true and correct copies, certified as true and complete by an Authorized Representative of JCC Holding, of all agreements evidencing or relating to Indebtedness of JCC Holding or any of its Subsidiaries which is to remain outstanding after the Effective Date (collectively, the "Debt Agreements").


                                  Exhibit B - 1

         7. Leases. On the Initial Borrowing Date, there shall have been delivered to the Lender, true and correct copies, certified as true and complete by an Authorized Representative of the Borrower, of the Leases. Furthermore, (i) the Collateral Agent shall have been registered as the Registered Leasehold Mortgagee under (and as defined in) the Casino Operating Contract and (ii) the notice address for the Collateral Agent as Leasehold Mortgagee under (and as defined in) the Casino Lease shall have been delivered to the RDC.

         8. Confirmation of Plan of Reorganization. On or prior to the Initial Borrowing Date, (i) there shall have been delivered to the Lender true and correct copies of the Plan of Reorganization and the Disclosure Statement, (ii) a Confirmation Order shall have been entered, (iii) the order referenced in preceding clause (ii) shall not have been stayed and shall have become final and non-appealable and (iv) all conditions precedent to the effective date of the Plan of Reorganization shall have been satisfied (and not waived without the consent of the Lender).

         9. Senior Note Documents. On or prior to the Initial Borrowing Date, (i) the Credit Parties and the Trustee shall have entered into the Senior Note Documents and (ii) there shall have been delivered to the Lender true and correct copies of the Senior Note Documents.

         10.      [Intentionally Omitted].

         11.      [Intentionally Omitted].

         12. Issuance of New Common Stock. On or prior to the Initial Borrowing Date, (i) JCC Holding shall have issued all shares of New Common Stock in accordance with and pursuant to the Plan of Reorganization and (ii) there shall have been delivered to the Lender true and correct copies of the New Common Stock Documents.

         13.      [Intentionally Omitted].

         14. Pledge Agreement. On the Initial Borrowing Date, JCC Holding, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit E (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities, if any, referred to therein then owned by JCC Holding, the Borrower and each Subsidiary Guarantor (to the extent required to be delivered on the Initial Borrowing Date pursuant to the terms thereof), (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and
                  (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

         15. Security Agreement. On the Initial Borrowing Date, JCC Holding, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered


                                  Exhibit B - 2
                  a Security Agreement in the form of Exhibit F (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of JCC Holdings', the Borrower's and each Subsidiary Guarantor's present and future Security Agreement Collateral, together with:

                  (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or desirable to perfect the security interests purported to be created by the Security Agreement;

                  (b) unless otherwise previously provided, certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name JCC Holding, the Borrower or any Subsidiary Guarantor as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination or assignment statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing;

                  (c) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or desirable to perfect the security interests intended to be created by the Security Agreement; and

                  (d) evidence that JCC Holding, the Borrower and the Subsidiary Guarantors have obtained all necessary consents to permit them to assign to the Collateral Agent pursuant to the Security Agreement all of the their right, title and interest in and to all material Permits required to be obtained by the Initial Borrowing Date in connection with the ownership, lease, construction, equipping and operation of the Project or any facilities or services ancillary thereto and the other transactions contemplated by the Credit Documents and the other Documents and otherwise referred to herein or therein, construction documents, architectural and engineering documents, maintenance, management (including the Management Agreement), leasing and service documents and franchise contracts relating to the Project (other than (x) the Casino Operating Contract and (y) to the extent a security interest therein cannot be so granted under applicable law, any other Permit).

         16. Mortgage; Surveys; etc. On the Initial Borrowing Date, the Collateral Agent shall have received a copy certified by the Recorder of Mortgages for Orleans Parish, Louisiana of fully executed mortgages in the form of Exhibits G-1 through G-4, inclusive (as modified, supplemented or amended from time to time, each a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall cover


                                  Exhibit B - 3

                  (i) in the case of the Mortgage executed and delivered in the form of Exhibit G-1 (as modified, supplemented or amended from time to time, the "Borrower Mortgage"), the Casino Lease and the Borrower's fee simple estate or leasehold estate or other interest, as the case may be, in such other Real Property owned or leased by the Borrower (each, a "Borrower Mortgaged Property" and, collectively, the "Borrower Mortgaged Properties"), (ii) in the case of the Mortgage executed and delivered in the form of Exhibit G-2 (as modified, supplemented or amended from time to time, the "JCC Development Mortgage"), JCC Development's interest as sublessee in the Second Floor Sublease and JCC Development's fee simple estate or leasehold estate or other interest, as the case may be, in such other Real Property owned or leased by JCC Development (each a "JCC Development Mortgaged Property" and, collectively, the "JCC Development Mortgaged Properties"), (iii) in the case of the Mortgage executed and delivered in the form of Exhibit G-3 (as modified, supplemented or amended from time to time, the "Canal Development Mortgage"), Canal Development's fee simple estate or leasehold estate or other interest, as the case may be, in such Real Property owned or leased by Canal Development (each a "Canal Development Mortgaged Property" and, collectively, the "Canal Development Mortgaged Properties"), and (iv) in the case of the Mortgage executed and delivered in the form of Exhibit G-4 (as modified, supplemented or amended from time to time, the "Fulton Development Mortgage"), Fulton Development's fee simple estate or leasehold estate or other interest, as the case may be, in such Real Property owned or leased by Fulton Development (each a "Fulton Development Mortgaged Property" and, collectively, the "Fulton Development Mortgaged Properties"), and each of which Mortgages shall have been recorded in Orleans Parish, Louisiana to effectively create a valid and enforceable mortgage lien;

         17. Intercreditor Agreement. On the Initial Borrowing Date, the Lender, the Collateral Agent, and the Minimum Payment Guarantor shall have duly authorized, executed and delivered an Intercreditor Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Intercreditor Agreement"), and the Intercreditor Agreement shall be in full force and effect.

         18. Consent Letter. On the Initial Borrowing Date, the Lender shall have received a letter from CT Corporation System, presently located at 6100 Neil Road, Suite 500, Reno, Nevada 89511, substantially in the form of Exhibit I, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 8.7 of this Agreement.

         19. Registration Rights Agreements. On the Effective Date, the Borrower and each Person listed in Exhibit A to the Registration Rights Agreements shall have duly authorized, executed and delivered the Registration Rights Agreements in the form of Exhibits L and M (as modified, supplemented or amended from time to time), and the Registration Rights Agreements shall remain in full force and effect.


                                  Exhibit B - 4

         20.      Adverse Change; Approvals; Permits; etc.

                  (a) On the Initial Borrowing Date, nothing shall have occurred which is reasonably likely to have a material adverse effect (i) on the rights or remedies of the Lender, or on the ability of any Credit Party to perform their respective obligations to the Lender or (ii) on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of any Credit Party from that set forth in the Financial Forecast.

                  (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals (including, without limitation, all approvals of the Bankruptcy Court having jurisdiction over the Credit Parties' bankruptcy case) and Permits (including, without limitation, the Casino Operating Contract) (other than approvals and Permits as are immaterial to the construction or operation of the Project) required to be obtained by such date in connection with the ownership, lease, construction and operation of the Project or any facilities or services ancillary thereto and the other transactions contemplated by the Credit Documents and the other Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect, and no action shall have been taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the completion of the Project or the consummation of the transactions contemplated by this Indenture and the other Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified (i) challenging the legality, validity or enforceability of any such Permit or the legality or validity of the process pursuant to which such Permit was issued or (ii) prohibiting or imposing materially adverse conditions upon the completion of the Project or the consummation of the transactions contemplated by this Indenture and the other Documents.

                  (c) On or prior to the Initial Borrowing Date, there shall have been delivered to the Lender evidence that holders of the Senior Notes are qualified under the Louisiana Gaming Regulations as financial sources or qualifiers, or are exempt or waived from, or are presumed qualified under, the provisions thereof, and the Lender shall be satisfied that no other Louisiana gaming license, authorization, qualification, waiver or exemption of the holders of the Senior Notes is required on or prior to the Initial Borrowing Date by reason of the Senior Note Indenture or the Security Documents. The Lender shall be satisfied with any conditions or requirements imposed by Louisiana or other relevant Gaming Authorities upon the holders of the Senior Notes, the Indenture, the Security Documents or the Collateral.

                  (d) On or prior to the Initial Borrowing Date, the Borrower, Harrah's Management Company and the Lender shall have received any


                                  Exhibit B - 5
                           qualifications required on or prior to the Initial Borrowing Date under applicable Gaming Regulations in connection with this Agreement, the Security Documents and the Transaction, and the Borrower, Harrah's Management Company and the Lender shall have received all other approvals, authorizations or consents of, or notices to or registrations with any governmental body and required releases and consents from any other appropriate Persons in connection with this Agreement, the Security Documents and the Transaction and required on or prior to the Initial Borrowing Date.

                  (e) On the Initial Borrowing Date, there shall have been delivered to the Lender true and correct copies, certified as true and complete by an Authorized Representative of the Borrower, of all such approvals and Permits referred to in this Section 20 and required to be obtained by the Initial Borrowing Date.

         21. Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened (except that litigation which is identified in the attached Exhibit N) (i) with respect to the Credit Documents, the other Documents or with respect to the Transaction or (ii) which could have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower.

         22.      Minimum Payment Guaranty; etc.

                  (a) On the Initial Borrowing Date, HET and HOC shall have duly authorized, executed and delivered the initial Minimum Payment Guaranty in favor of the LGCB as required by Section 25.1 of the Casino Operating Contract and, in connection therewith, HET, HOC and the Borrower shall have entered into the HET/JCC Agreement.

                  (b) On the Initial Borrowing Date, there shall have been delivered to the Lender true and correct copies, certified as true and complete by an Authorized Representative of Borrower, of all of the Minimum Payment Guaranty Documents.

         23. No Default; Representations and Warranties. The making of Revolving Loans on the Initial Borrowing Date shall be deemed to constitute a representation and warranty by the Borrower to the Lender that all of the conditions specified in this Exhibit B exist (and have been satisfied) as of that time. Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower to the Lender that, and after giving effect thereto, (i) there shall exist no Default or Event of Default, (ii) all representations and warranties as set forth below and in the other Credit Documents shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material


                                  Exhibit B - 6
                  respects only as of such specified date), (iii) Borrower has delivered a Notice of Borrowing or Letter of Credit Obligation Request (except with respect to Existing Letters of Credit), as applicable, which meets the requirements of Sections 2.3 or 2.13, as applicable and (iv) such Credit Event will not occur after the first anniversary of the date on which Harrah's Management Company received notice of termination of the Management Agreement under the terms of the Management Agreement.

II. Representations, Warranties and Agreements. In order to induce the Lender to enter into this Agreement and to make Revolving Loans and incur Letter of Credit Obligations, each of JCC Holding, the Borrower and the Guarantors makes the following representations, warranties and agreements, all of which shall survive the execution of the Agreement, with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Exhibit B are true and correct in all material respects on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         1. Status. Each of JCC Holding and its Subsidiaries (i) is a duly organized and validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         2. Power and Authority. Each of JCC Holding and its Subsidiaries has the corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Documents. Each of JCC Holding and its Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         3. No Violation. Neither the execution, delivery or performance by JCC Holding or any of its Subsidiaries of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any


                                  Exhibit B - 7
                  applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of JCC Holding or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which JCC Holding or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws, or other organizational documents, of JCC Holding or any of its Subsidiaries.

         4. Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Effective Date and excluding any such items which are not required to be obtained or in effect as of the Initial Borrowing Date), or exemption by, any governmental or public body or authority (including, without limitation, any Gaming Authority), or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document, (ii) the consummation of the Transaction or (iii) the legality, validity, binding effect or enforceability of any such Document, except where the failure to so obtain would not (x) have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole or (y) adversely affect the Lender, the Trustee, the Collateral Agent or their rights under, or the legality, validity, binding effect or enforceability of, any Credit Document.

         5.       [Intentionally Omitted].

         6. Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of JCC Holding and the Borrower, threatened (i) with respect to any Document or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.

         7. True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of JCC Holding or the Borrower in writing to the Lender for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of JCC Holding or the Borrower in writing to the Lender, will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken


                                  Exhibit B - 8
                  as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         8. Use of Proceeds; Margin Regulations. No part of the proceeds of any Revolving Loans (or Indebtedness refinanced therewith) were used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making (or deemed making) of any Revolving Loans nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

         9. Tax Returns and Payments. Each of JCC Holding and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable extension or grace periods, with the appropriate taxing authority, all material U.S. federal, state, city and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of JCC Holding and its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of JCC Holding and its Subsidiaries for the periods covered thereby. Each of JCC Holding and its Subsidiaries has paid all material taxes payable by it other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of JCC Holding and the Borrower, threatened by any taxing authority regarding any taxes relating to JCC Holding and its Subsidiaries. As of the Initial Borrowing Date, neither JCC Holding nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of JCC Holding or such Subsidiary. Neither JCC Holding nor any of its Subsidiaries has provided, with respect to itself or property held by it, any consent under Section 341 of the Code.

         10. Compliance with ERISA. To the best of JCC Holdings' Knowledge, each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither JCC Holding nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to
                  Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
                  4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or
                  4975 of the Code or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to JCC Holding or any of its Subsidiaries or any ERISA


                                  Exhibit B - 9

                  Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of JCC Holding or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and JCC Holding and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability. The representations and warranties in this Section 10 shall only apply insofar as the matters referred to in this Section 10 present a risk of material liability to JCC Holding or any of its Subsidiaries or ERISA Affiliates. With respect to a multi-employer plan as defined in Section 4001(a)(3) of ERISA, it is understood and agreed that the representations and warranties of this Section 10 are based solely on nonreceipt by JCC Holding or its Subsidiaries or ERISA Affiliates of written notice from the PBGC or a Plan Administrator referring to material violations or material liabilities affecting JCC Holding or its Subsidiaries or ERISA Affiliates in respect of the matters referred to in such representations and warranties.

         11.      The Security Documents.

                  (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement) a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings have been made), creates a fully perfected (except as otherwise expressly provided in Section 3.2(d) of the Pledge Agreement with respect to Gaming Patron Indebtedness) lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each Credit Party has good and valid title to all Security Agreement Collateral described therein, free and clear of all Liens except those described above in this clause (a).


                                 Exhibit B - 10

                  (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement) under the Pledge Agreement constitute first priority perfected (except as otherwise expressly provided in Section 3.2(d) of the Pledge Agreement with respect to Gaming Patron Indebtedness) security interests in the Pledge Agreement Collateral, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

                  (c) Upon the establishment of any Pledged Account in accordance with the Security Agreement, and until the termination of such Security Agreement in accordance with its respective terms, the security interests created in favor of the Collateral Agent for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement) under such Security Agreement will constitute perfected security interests in the Collateral (as defined in such Security Agreement), subject to no security interests of any other Person (other than Permitted Liens). No filings or recordings are required (other than those that have been made) in order to perfect (or maintain the perfection or priority of) the security interests created in such Collateral.

                  (d) The Mortgages create, as security for the obligations purported to be secured thereby, valid and enforceable perfected security interests in and mortgage liens on all of the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement), superior to and prior to the rights of all third Persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Each of JCC Holding and its Subsidiaries has good and merchantable title to all fee-owned Mortgaged Properties and valid leasehold title to all leasehold Mortgaged Properties, in each case free and clear of all leases, occupancy interests and all Liens except those described in the first sentence of this subsection (d).

         12. Representations and Warranties in Documents. On the date of each Credit Event, all representations and warranties set forth in the Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

         13. Properties. Each of JCC Holding and its Subsidiaries has good and valid title to all material properties owned by it (except as sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, other than Permitted Liens. On the Effective Date, the Mortgages set forth a true and complete


                                 Exhibit B - 11
                  description of all Real Property owned or leased by JCC Holding and its Subsidiaries and sets forth the direct owner or lessee thereof.

         14.      Capitalization.

                  (a) On the Initial Borrowing Date, the authorized capital stock of JCC Holding shall consist of 40,000,000 shares of common stock, $.01 par value per share, of which 12,386,200 shares are issued and outstanding. All such outstanding shares of common stock have been duly and validly issued, are fully paid and non-assessable and are free of preemptive rights. As of the Initial Borrowing Date, JCC Holding does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                  (b) 100% of the Equity Interests in each of the Borrower, JCC Development, Canal Development and Fulton Development are owned by JCC Holding, and all such Equity Interests are fully paid and nonassessable and are free of preemptive rights. As of the Initial Borrowing Date, none of the Borrower, JCC Development, Canal Development or Fulton Development has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests.

         15. Subsidiaries. As of the Initial Borrowing Date, JCC Holding has no Subsidiaries other than the Borrower, JCC Development, Canal Development and Fulton Development, each of which is a direct Wholly-Owned Subsidiary of JCC Holding.

         16.      Compliance with Statutes, etc.

                  (a) Each of JCC Holding and its Subsidiaries is in compliance with all applicable statutes, laws, ordinances, codes, rules, regulations and orders of, and all applicable restrictions imposed by and all applicable Permits issued by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, the ownership of its property and the construction and operation of the Casino (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) to the extent required as of the Initial Borrowing Date and the date of each Credit Event, except such instances of noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities,


                                 Exhibit B - 12
                           condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.

                  (b) All necessary governmental (domestic and foreign) and third party approvals and Permits (including, without limitation, the Casino Operating Contract) (other than any approvals and Permits as are immaterial to the operation of the Casino) required to be obtained by the date upon which this representation is being made or deemed made in connection with the ownership, lease, construction and operation of the Casino or any facilities or services ancillary thereto and the other transactions contemplated by the Credit Documents and the other Documents and otherwise referred to herein or therein have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the operation of the Casino or the consummation of the transactions contemplated by this Indenture and the other Documents. Additionally, there does not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified (i) challenging the legality, validity or enforceability of any such Permit or the legality or validity of the process pursuant to which such Permit was issued or (ii) prohibiting or imposing materially adverse conditions upon the operation of the Casino or the consummation of the transactions contemplated by this Indenture and the other Documents.

         17. Investment Company Act. Neither JCC Holding nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         18. Public Utility Holding Company Act. Neither JCC Holding nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         19.      Environmental Matters.

                  (a) Each of JCC Holding and its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any Permits issued under such Environmental Laws. There are no pending or, to the best knowledge of JCC Holding and the Borrower after due inquiry, past or threatened Environmental Claims against JCC Holding or any of its Subsidiaries on any Real Property owned or operated by JCC Holding or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects


                                 Exhibit B - 13
                           of the Borrower or JCC Holding and its Subsidiaries taken as a whole. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of JCC Holding or any of its Subsidiaries or any Real Property owned or operated by JCC Holding or any of its Subsidiaries or, to the best knowledge of JCC Holding and the Borrower after due inquiry, on any property adjoining or in the vicinity of any such Real Property that, to the best knowledge of JCC Holding and the Borrower after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against JCC Holding or any of its Subsidiaries or any such Real Property that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by JCC Holding or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by JCC Holding or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by JCC Holding or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law. There are no underground storage tanks located on any Real Property owned or operated by JCC Holding or any of its Subsidiaries that are not in compliance with all Environmental Laws.

         20. Labor Relations. To the best of JCC Holdings' Knowledge, neither JCC Holding nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower or JCC Holding and its Subsidiaries taken as a whole. To the best of JCC Holdings' Knowledge, there is (i) no unfair labor practice complaint pending against JCC Holding or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against JCC Holding or any of its Subsidiaries or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against JCC Holding or any of its Subsidiaries or threatened against JCC Holding or any of its Subsidiaries and (iii) no union representation proceeding pending with respect to the employees of JCC Holding or any of its Subsidiaries except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial


                                 Exhibit B - 14
                  or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.

         21. Patents, Licenses, Franchises and Formulas. To the best of JCC Holdings' Knowledge, each of JCC Holding and its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or JCC Holding and its Subsidiaries taken as a whole.

         22. Indebtedness. As of the Initial Borrowing Date, except for the Credit Documents, the Senior Note Documents and the Minimum Payment Guaranty Documents, JCC Holding and its Subsidiaries have no other outstanding Indebtedness.

         23. Special Purpose Corporation. As of the Initial Borrowing Date, JCC Holding engages in no business activities and has no significant assets (other than the Equity Interests in the Borrower, JCC Development, Canal Development, Fulton Development and any other Subsidiary of JCC Holding created or established after the Effective Date in accordance with the requirements of this Agreement) or liabilities (other than the liabilities expressly permitted by this Agreement).


                                 Exhibit B - 15

                            EXHIBIT C-3 TO INDENTURE
                                        &
                    EXHIBIT C-1 TO REVOLVING CREDIT AGREEMENT

                         [ADAMS & REESE LLP LETTERHEAD]

                                 March 30, 2001

Wells Fargo Bank Minnesota,
National Association
    as Trustee under the Indenture
    referred to below
6th and Marquette
MAC-N9303-120
Minneapolis, Minnesota 55479

Harrah's Entertainment, Inc. and
Harrah's Operating Company, Inc.,
    as Minimum Payment Guarantors  and Revolver
    Creditors and
Harrah's New Orleans Management Company, as Revolver Creditor, pursuant to the HET/JCC Agreement and Revolving
    Credit Agreement referred to below
One Harrah's Court
Las Vegas, Nevada 89119

         and

The Bank of New York,
  as Collateral Agent
10161 Centurion Parkway
Jacksonville, Florida  32256

                  Re:  Jazz Casino Company, L.L.C.
                       ---------------------------
                       Our File No. 5394-13

Ladies and Gentlemen:

         We have acted as general counsel to Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"); JCC Holding Company, a Delaware corporation ("JCC Holding"); JCC Canal Development, L.L.C., a Louisiana limited liability company ("Canal

March 30, 2001
Page 2


Development"); JCC Fulton Development, L.L.C., a Louisiana limited liability company ("Fulton Development"); and JCC Development Company, L.L.C., a Louisiana limited liability company ("JCC Development") in connection with the execution and delivery of, and certain of the transactions contemplated by:

               o the Indenture dated as of March 30, 2001 (the "Indenture"), among the Company, as issuer, JCC Holding, Canal Development, Fulton Development, and JCC Development, as guarantors, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"); and

               o the Revolving Credit Agreement (the " Revolving Credit Agreement") dated as of March 30, 2001, among the Company, as borrower, JCC Holding, Canal Development, Fulton Development and JCC Development, as guarantors, and Harrah's Entertainment, Inc., ("HET") a Delaware Corporation, Harrah's Operating Company, Inc., ("HOC") a Delaware corporation, and Harrah's New Orleans Management Company, ("HNOMC") a Nevada corporation, as lenders.

         The Company, JCC Development, Canal Development and Fulton Development are hereinafter sometimes collectively referred to as the "Louisiana Companies", and each as a "Louisiana Company". The Louisiana Companies and JCC Holding are hereinafter sometimes collectively referred to as the "Credit Parties", and each as a "Credit Party."

         This opinion is being delivered to you pursuant to Section I(4) of Exhibit B to each of the Indenture and the Revolving Credit Agreement.

         Capitalized terms used herein but not defined herein have the meanings assigned to them in the Indenture as executed on the date hereof.

         The documents we have examined in rendering this opinion and upon which we have relied are the following, all executed by the parties thereto and dated as of the date hereof, unless otherwise indicated:

         1.       the Indenture;

         2.       the Securities (including the Series A Notes and Series B
                  Notes);

         3.       [Intentionally Left Blank];

         4.       the Revolving Credit Agreement;

         5. the Company's Note in the form of Exhibit A-2 of the Revolving Credit Agreement (the "Revolving Note");

         6.       the Management Agreement;

March 30, 2001
Page 3


         7.       the Intercreditor Agreement;

         8.       the HET/JCC Agreement;

         9.       the Casino Lease;

         10. the Registration Rights Agreement (Senior Notes) and Registration Rights Agreement (Common Stock) (collectively the "Registration Rights Agreements");

         11.      the Mortgages;

         12.      the Pledge Agreement;

         13.      the Security Agreement;

         14. the Louisiana UCC-1 financing statements executed by JCC Holding, the Company, JCC Development, Canal Development and Fulton Development, respectively, as debtors, in favor of the Collateral Agent, as secured party, with respect to the Security Agreement and the Pledge Agreement (the "Financing Statements"); and

         15. the Louisiana UCC-1 fixture financing statements executed by the Company, JCC Development, Canal Development and Fulton Development, respectively, as debtors, in favor of the Collateral Agent, as secured party, with respect to the Security Agreement (the "Fixture Statements").

         16. as to each Credit Party, a Secretary's Certificate dated as of the date hereof, and executed and delivered concurrently herewith pursuant to Section I(5) of Exhibit B of each of the Indenture and Revolving Credit Agreement;

         17. as to the Company, Officer's Certificates dated as of the date hereof, and executed and delivered concurrently herewith pursuant to Section I(3) of Exhibit B of each of the Indenture and the Revolving Credit Agreement;

         18. certified copies of the records of the proceeding and actions of the Board of Directors of each of the Credit Parties with respect to the transactions contemplated by the Documents;

         19. as to each Credit Party, a Certificate of Existence and Good Standing issued by the Secretary of State and/or Office of the Comptroller of Public Account (or equivalent offices) of the jurisdiction of its organization;

March 30, 2001
Page 4



         20. as to each Credit Party, a copy of which is attached hereto as Exhibit A, a certificate identifying among other items (together, the "Management Certificates"):

                  (i) all judicial and governmental judgments, orders, injunctions, decrees, and arbitration awards outstanding against the Credit Party and all judicial and governmental actions, suits, and proceedings, and all arbitrations and mediations, pending or threatened against the Credit Party or any of its properties; and

                  (ii) any governmental programs to which the Credit Party is subject and identifying whether the Credit Party is engaged in or operates in a regulated industry;

         21. Such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

The documents and instruments referred to in items 1 through 15 (inclusive) above are hereinafter sometimes collectively referred to as the "Documents". The Documents referred to in items 11 through 15 above are hereinafter sometimes collectively referred to as the "Louisiana Documents".

         As to any facts material to our opinion, we have relied upon factual representations made in or pursuant to the Documents, the Disclosure Statement and the Plan of Reorganization and the documents referred to therein by the various parties thereto and upon a certificate or certificates or other written or oral advice of an official, officer or authorized representative of the particular governmental authority, corporation, company, firm or other person or entity concerned. Our opinions with respect to the Documents should not be construed to extend to other agreements or documents which are incorporated by reference into, or the defined terms of which are used in, or which are otherwise referred to in, the Documents.

         In addition, we have made or caused to be made, and relied upon, searches, with respect to the Credit Parties of the records of the offices identified for the matters listed on Exhibit B attached hereto and incorporated herein by reference. The date of the report for each office and the date the report is current through are given for each office. (These reports are collectively referred to in this opinion as the "Reports," copies of which are attached hereto as Exhibit C.)

         Insofar as this opinion relates to the absence of actions, judgments, liens, and security interests, we have relied solely upon and assumed the accuracy of the Reports. To obtain such reports, we have searched only under the name of each Credit Party as shown on its respective organizational documents as certified, including, without limitation, articles/certificate of

March 30, 2001
Page 5


incorporation or organization (as applicable). Information in the Reports does not include any filings filed, recorded or terminated after the dates indicated on each of the Reports, and accordingly, we express no opinion relating to the existence or absence of any filings filed or recorded after the dates. In addition, we have not obtained searches in states, counties or courts, other than those listed on Exhibit B.

         As used in this opinion, the phrase "to our knowledge" means the current actual knowledge of the particular attorneys of this firm who have had active involvement with the Documents, and is intended to indicate that during the course of our representation of the Credit Parties no information has come to our attention that would give us actual knowledge contrary to the existence or non-existence of facts. We have, however, not undertaken any independent investigation to determine the existence or non-existence of such facts, other than our review of the Documents referenced herein and our consultation with the officers of the Credit Parties providing certificates to us. No inference as to our knowledge of the existence or non-existence of facts, other than the facts to which we have obtained actual knowledge, should be drawn from our representation of the Louisiana Companies. Although we are general counsel to the Credit Parties, there may exist matters of a legal and/or factual nature pertaining to the Credit Parties which are not addressed by this opinion and with respect to which we have not been consulted.

         In reaching the opinions set forth below, we have assumed, without any independent investigation or inquiry on our part, the following:

                  (a) each of the Documents has been duly authorized, executed and delivered by each of the signatories thereto (other than the Credit Parties), is within the corporate, partnership, company, governmental, banking, custodial or trust powers, as applicable, of each of the signatories thereto (other than the Credit Parties), and the circumstances under which they were negotiated and entered into do not violate, and constitute the legal, valid and binding obligations of each of the signatories thereto (other than the Credit Parties) under the laws of all jurisdictions applicable thereto;

                  (b) each person executing any such instrument, document or agreement on behalf of any such party (other than the Credit Parties) is duly authorized to do so;

                  (c) each natural person executing any of the Documents is legally competent to do so;

                  (d) each of the signatories to the Documents (other than the Credit Parties) is a duly organized and validly existing legal entity under the laws of the jurisdiction of its formation, and has complied with all legal requirements

March 30, 2001
Page 6



                           pertaining to its status as such status relates to the performance of its obligations under the Documents and its rights to enforce the Documents;

                  (e) there are no oral or written modifications or amendments to the Documents and there has been no waiver of any provisions of the Documents by actions or conduct of the parties thereto or otherwise;

                  (f) the parties to the Documents, and their successors and assigns will (i) act in good faith and in a commercially reasonable manner in the exercise of any rights or enforcement of any remedies under the Documents; (ii) not engage in any conduct in the exercise of such rights or enforcement of such remedies that would constitute other than fair dealing; and (iii) comply with all requirements of applicable procedural and substantive law in exercising any rights or enforcing any remedies under the Documents;

                  (g) the exercise of any rights or enforcement of any remedies under the Documents would not be unconscionable or result in a breach of the peace;

                  (h)      [Intentionally Left Blank]

                  (i) the depository bank or savings and loan association at which any Louisiana deposit account is maintained by a Credit Party has not contractually prohibited or otherwise limited the pledge, assignment, collateral assignment or granting of any type of security interest in such deposit account, in accordance with La. R.S. 6:312(E), and the assumptions in paragraphs
                           (a), (b), (c), and (d) above are correct with respect to the Consent executed in the form of Security Agreement Annex D by such depositary institution;

                  (j) each of the Security Agreement and the Pledge Agreement constitutes the legal, valid and binding obligations of all of the signatories thereto, enforceable against each of such signatories in accordance with its terms, under the laws of the State of New York;

                  (k) all of Secured Obligations (as defined in the Mortgages), the Obligations (as defined in the Security Agreement) and the Obligations (as defined in the Pledge Agreement) are, except to the extent that the laws of the State of Louisiana are applicable to the portion of such Secured Obligations arising under the Mortgages in accordance with their respective terms, the legal, valid and binding obligations of each of the Credit Parties,

March 30, 2001
Page 7


                           enforceable against each the Credit Parties in accordance with their respective terms under the laws of all jurisdictions applicable thereto;

                  (l) any New York court and any federal court in New York, applying New York principles of choice of law in a properly presented case, would uphold the choice of New York law to govern the Indenture, the Notes, the Intercreditor Agreement, the HET/JCC Agreement, the Security Agreement and the Pledge Agreement;

                  (m) the Company Mortgaged Property, the JCC Development Mortgaged Property, the Canal Development Mortgaged Property and the Fulton Development Mortgaged Property (collectively the "Mortgaged Property"), exist, are located in Orleans Parish, Louisiana, and each respective Credit Party has good title to its respective portion thereof (including without limitation pursuant to the Plan of Reorganization);

                  (n) the Assigned Leases and the Rents (as each term is defined in the Mortgages) exist or will exist and each respective Credit Party has or will have good title thereto (including without limitation pursuant to the Plan of Reorganization);

                  (o) the Security Agreement Collateral and the Pledge Agreement Collateral (as each term is defined below) exist or will exist, each Credit Party has or will have good title to its respective portion thereof (including without limitation pursuant to the Plan of Reorganization), and each Credit Party has received value for the Liens granted by such Credit Party therein;

                  (p) the descriptions of the Mortgaged Property in the Mortgages and the Fixture Statements are accurate and complete;

                  (q) the descriptions of the Security Agreement Collateral in the Security Agreement (including without limitation any deposit account numbers listed in Annex E thereto), in the Financing Statements and the Fixture Statements are accurate and complete;

                  (r) the descriptions of the Pledge Agreement Collateral in the Pledge Agreement and in the Financing Statements are accurate and complete;

                  (s) the respective address and federal taxpayer identification number of each Credit Party and the Collateral Agent and the name of the Collateral Agent as set forth in the Louisiana Documents are correct, the respective names and federal taxpayer identification number of the actual record owners of

March 30, 2001
Page 8

                           the real property described in the Company's and JCC Development's Fixture Statements are accurately set forth therein, and JCC Development, Canal Development and Fulton Development are not required under applicable law to have taxpayer identification numbers different from the number of their sole member, JCC Holding;

                  (t) the chief executive office of each Louisiana Company is, and will remain, located in New Orleans, Louisiana, and the chief executive office of JCC Holding is, and will remain, located in New Orleans, Louisiana;

                  (u) where Collateral is described in the Security Agreement or the Pledge Agreement by reference to defined terms under the Uniform Commercial Code from time to time in effect in the State of New York (the "New York Code"), such terms under the New York Code are identical in all respects to such terms as used and defined in Chapter 9 of the Louisiana Commercial Laws - Secured Transactions (LA. R.S. 10:9-101 et seq.) ("LAUCC");

                  (v) the execution, delivery and performance of the Documents, the issuance of the Notes and the grants of Liens pursuant to the Louisiana Documents (i) do not constitute a breach of any of the terms or provisions of, or a default under, any agreement to which any signatory to any Document is a party, or by which any signatory or its respective properties is bound, and (ii) do not violate any laws, regulations or court orders of any federal or other governmental authority outside the State of Louisiana applicable to any signatory or its respective properties;

                  (w) except as expressly set forth in paragraph 4 below, each of the Credit Parties either has validly obtained or, prior to the date on which the same are required under applicable law, shall have validly obtained all agreements, approvals, certificates, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses of and from any and all Persons in any and all jurisdictions, including but not limited to the State of Louisiana or the City of New Orleans and their respective instrumentalities, required under applicable law (including without limitation under all Gaming Regulations, and from the Bankruptcy Court) in order for each Credit Party to comply with, and to consummate the transactions contemplated by, the Documents to which each Credit Party is a party and otherwise to operate their respective businesses;

                  (x) any authorizations, approvals or other actions by, or notices to or filings with (i) the Bankruptcy Court or any other non-Louisiana court and (ii)

March 30, 2001
Page 9


                           any Gaming Authority necessary for the execution, delivery, effectiveness and performance of the Documents and the grant of the Liens thereunder by the parties thereto have been obtained or made and are in full force and effect;

                  (y) all the shares of JCC Holding have been issued for lawful and sufficient consideration in compliance with the Plan of Reorganization;

                  (z) all of the membership units of the Louisiana Companies have been issued for lawful and sufficient consideration;

                  (aa)     [Intentionally Left Blank]

                  (bb) there are no documents or agreements (other than the Plan of Reorganization) among any of the parties to the Documents which alter the provisions of the Documents and which would have an effect on the opinions expressed in this Opinion Letter; and

                  (cc) All documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

                  (dd) With your permission, we assume that none of the Credit Parties have any litigation outstanding against them, except as disclosed in the Reports.

         Based on our review of the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  1. Based solely on the certificates in Paragraph (19) above:

                           (a) The Company is a limited liability company,
validly existing and in good standing under the laws of the State of Louisiana;

                           (b) JCC Holding is a corporation, validly existing
and in good standing under the laws of the State of Delaware;

                           (c) Canal Development is a limited liability company,
validly existing and in good standing under the laws of the State of Louisiana;

March 30, 2001
Page 10

                     (d) Fulton Development is a limited liability company, validly existing and in good standing under the laws of the State of Louisiana; and

                     (e) JCC Development is a limited liability company, validly existing and in good standing under the laws of the State of Louisiana.

                  2. Each Credit Party:

                     (a) has all requisite corporate or limited liability company (as applicable) power and authority to own its property and assets and to execute, deliver, and perform all of its agreements under each of the Documents to which it is a party;

                     (b) has taken all corporate or limited liability company (as applicable) action necessary to authorize the execution and delivery of, and performance by each Credit Party of its agreements in, the Documents to which such Credit Party is a party;

                     (c) has duly authorized by all necessary corporate or limited liability company (as applicable) action the Documents to which such Credit Party is a party; and

                     (d) has duly executed and delivered the Documents to which such Credit Party is a party.

                  3. (a) (i) Each of the Mortgages to which a Louisiana Company is a party is a valid and binding agreement of such Louisiana Company, enforceable against such Louisiana Company in accordance with its terms.

                         (ii) The foregoing enforceability opinion, and the
opinions expressed in paragraphs 4, 5, and 11 below, are made without regard to the choice of New York law provisions in such documents (as to which we express no opinion) and instead assume that the Mortgages will be governed solely by the internal laws of the State of Louisiana applicable to agreements made to be performed in the State of Louisiana, an assumption we have made with your permission.

                     (b) Although the Security Agreement and the Pledge Agreement contain choice of law provisions which state each shall be construed in accordance with and governed by the law of the State of New York, in the event that the law of the State of Louisiana were applied to govern the Security Agreement and the Pledge Agreement, the Security Agreement and the Pledge Agreement would be the valid and binding agreement of each Credit Party, enforceable against such Credit Party in accordance with its terms.

                  4. (a) The execution and delivery of the Documents, the issuance of the Notes and the grants of Liens pursuant to the Louisiana Documents by the Credit Parties do not

March 30, 2001
Page 11


violate applicable provisions of Louisiana statutory law or regulation thereunder customarily applied to transactions of the type contemplated in the Documents (provided that no opinion is expressed herein with respect to Gaming Regulations), or, to our knowledge, based solely on the Management Certificates, violate any order of any Louisiana state court to which any Credit Party is subject.

                     (b) The execution and delivery of the Documents, the issuance of the Notes and the grants of Liens pursuant to the Louisiana Documents by the Credit Parties does not require any authorization, approval or other action by, or notice to or filing with, any Louisiana governmental authority, except for (i) the filings and reinscriptions and continuations set forth in paragraphs 5, 6, 7 and 8 hereof, (ii) approvals and filings under the Gaming Regulations, as to which we express no opinion, and (iii) consents and authorizations from the City and the RDC pertaining to the granting of, encumbering of and foreclosing on leases or other contracts with such entities, as to which we express no opinion.

                  5. (a) The Mortgages create in favor of the Collateral Agent, as security for the Secured Indebtedness as defined in the Mortgages:

                         (i) valid mortgage liens on that portion of the
Mortgaged Property specifically described therein that constitutes corporeal immovable property under Louisiana law (the "Immovable Property") or that consist of a Louisiana Company's rights as tenant in a lease or sublease of a described immovable together with its rights in the buildings and other constructions on such immovable and the predial servitudes, if any, which benefit the Immovable Property encumbered by the Canal Development Mortgage and the Fulton Development Mortgage (collectively the "Louisiana Mortgaged Property"),

                         (ii) valid pledge liens on each Louisiana Company's
right to receive proceeds attributable to the insurance loss of such described Immovable Property, and

                         (iii) valid collateral assignments of the right, title
and interest of each Louisiana Company as landlord in the presently existing and anticipated future leases or subleases of each described Immovable Property and the rents therefrom (collectively, clauses (i), (ii) and (iii) being the "Louisiana Mortgage Liens").

                     (b) Upon recordation of each Mortgage in the mortgage records of the Recorder of Mortgages of Orleans Parish, Louisiana, the Louisiana Mortgage Liens will be perfected.

                     (c) The effect of recordation of each Mortgage will cease unless the Mortgage is reinscribed by the filing of a signed, written notice of reinscription that meets the requirements of Louisiana Civil Code Article 3333 within ten (10) years after the date of that

March 30, 2001
Page 12


Mortgage. Each reinscription that is filed before the effect of recordation ceases will continue the effect of recordation for ten (10) years from the day the notice of reinscription is filed.

                  6. (a) The Financing Statements and Fixture Statements are in proper form for filing under the LAUCC.

                     (b) The effectiveness of each Financing Statement and each Fixture Statement will lapse five years after the date it is filed unless a properly completed UCC-3 continuation statement is filed within six (6) months prior to the expiration of the original filing with the same filing office with whom the respective Financing Statement or Fixture Statement was originally filed.

                     (c) Upon the timely filing of such continuation statement, the effectiveness of the original Financing Statement or original Fixture Statement will be continued for five years after the last date to which the filing was effective whereupon it will lapse unless another continuation statement is filed within six (6) months prior to such lapse. Succeeding continuation statements may be filed in the same manner to continue the effectiveness of the original Financing Statement or original Fixture Statement.

                  7. (a) (i) Although the Security Agreement contains a choice of law provision which states that it shall be construed in accordance with and be governed by the law of the State of New York, in the event that the law of the State of Louisiana were applied to govern the Security Agreement, the Security Agreement creates a valid security interest in favor of the Collateral Agent upon all right and title and interests of the Credit Parties in those items and types of Collateral described therein (i) in which a Security Interest may be created under the LAUCC and (ii) in which such Credit Parties currently have rights (the "Security Agreement Collateral"), all as security for the Obligations as defined in the Security Agreement.

                         (ii) Upon the proper filing of each Financing Statement
and Fixture Statement in the uniform commercial code records of either the Recorder of Mortgages of Orleans Parish, Louisiana or the Clerk of Court of any other Parish in the State of Louisiana and the payment of all required filing fees, the security interest created by the Security Agreement in those items and types of the Security Agreement Collateral in which a security interest may be perfected under the LAUCC by the filing of uniform commercial code financing statements in the State of Louisiana will be perfected (except as to motor vehicles and farm products).

                     (b) To the extent, if any, that the Security Agreement accurately lists all of the information required by Security Agreement Annex E for a "deposit account"(within the meaning of LAUCC Section 9-105) maintained by a Credit Party with a bank or savings and loan association within the State of Louisiana, and for which deposit account a Consent in the form of Security Agreement Annex D has been duly authorized, executed and delivered by such

March 30, 2001
Page 13


depositary institution, the Collateral Agent and such Credit Party, the Security Agreement will create a valid security interest in favor of the Collateral Agent upon all right, title and interest of such Credit Party in such specifically described deposit account.

                           You should be aware that a security interest in a
Louisiana deposit account is perfected only by giving notice of the security interest to the depositary of the account, and the filing of a financial statement is not effective to perfect a security interest in a Louisiana deposit account. However, we caution you that the foregoing opinion is made without regard to the choice of New York law provision in the Security Agreement and instead assumes that the Security Agreement were governed solely by the internal laws of the State of Louisiana applicable to agreements made to be performed in this state. The opinion in this subparagraph (b) is limited by the qualification that we express no opinion as to whether a security interest will be held to be created or perfected in a Louisiana deposit account pursuant to the Security Agreement which by its terms is governed by the laws of the Sate of New York, which we understand does not authorize the creation or perfection of a security interest in a deposit account under the New York Code.

                  8. (a) Under Chapter 8 of the Louisiana Commercial Laws - Investment Securities (La.R.S. 10:8-101 et seq.) ("Chapter 8"), JCC Holding's interests in the Louisiana Companies, each of which is a Louisiana limited liability company, is a "certificated security" within the meaning of Chapter 8.

                     (b) (i) Although the Pledge Agreement contains a choice of law provision which states that it shall be construed in accordance with and be governed by the law of the State of New York, in the event that the law of the State of Louisiana were applied to govern the Pledge Agreement, the Pledge
Agreement:

                         (w) creates a valid security interest in favor of the
Collateral Agent upon the limited liability company interests of JCC Holding in the Louisiana Companies;

                         (x) creates valid security interests in favor of the
Collateral Agent upon all right, title and interest of the Credit Parties in those items and types of the Collateral described therein (i) in which a security interest may be created under LAUCC and (ii) in which such Credit Parties currently have rights or may obtain rights in the future;

                         (collectively as described in clauses (w) and (x), the
"Pledge Agreement Collateral"), all as security for the Obligations as defined therein.

                         (ii) The Collateral Agent's taking of physical
possession of the "certificated securities" representing all right, title and interest in each of the Louisiana Companies shall be effective to perfect in favor of the Collateral Agent the security interest

March 30, 2001
Page 14


granted by the Pledge Agreement in the limited liability company interests of JCC Holding in the Louisiana Companies.

         However, during the time that the security certificates representing JCC Holding's limited liability company interests in the Louisiana Companies are located in a jurisdiction, perfection of a security interest, the effect of perfection or non-perfection, and the priority of a security interest in the certificated security represented thereby are governed by the local law of that jurisdiction.

         It is our understanding that said Louisiana Companies certificated securities are being delivered to the Collateral Agent in the State of New York pursuant to the Pledge Agreement.

         You should be aware that under the LAUCC, a security interest of a secured party who has control over certificated securities has priority over a security interest of a secured party who does not have control, and the filing of the Financing Statements as provided in subparagraph (b) above will not grant control to the Collateral Agent with respect to such certificated securities. Instead, under Chapter 8, "control" of a certificated security is obtained by taking delivery, provided that the security certificate has been endorsed to the secured party or in blank. However, as stated above, we refer you to the laws of the state of New York with respect to perfection and priority by control of the Collateral Agent's security interest in the Louisiana Companies certificated securities.

                  9. Each of the Indenture, the Securities, the Revolving Credit Agreement, the Revolving Note, the Intercreditor Agreement, the HET/JCC Agreement, the Pledge Agreement and the Security Agreement provides that it is to be governed by the laws of the State of New York. We are of the opinion that a Louisiana court or a federal court in Louisiana, applying Louisiana principles of choice of law in a properly presented case, would uphold the aforesaid choice-of-law provisions, except (i) to the extent that the chosen (New York) law contravenes the public policy of the state whose law would otherwise be applicable under Louisiana's choice of law principles (generally, as to contractual issues other than capacity and form, the law of the state whose policies would be most seriously impaired if its law were not applied to that issue), (ii) insofar as federal laws may apply with respect to certain issues,
(iii) that the laws of the State of Louisiana will be applied as to matters involving the perfection and the effect of perfection or non-perfection of the security interest in Collateral located (within the meaning of the LAUCC) in the State of Louisiana, and the remedies available with respect to Collateral located in the State of Louisiana and also insofar as federal laws or the laws of another jurisdiction may apply as to collateral located in states other than the State of New York with respect to procedural and substantive matters relating to the creation, perfection and enforcement of the security interest, and (iv) as to the second sentence of Pledge Agreement Section 26(a).

                  10. Each of the Securities and the Revolving Note provides that it is to be governed by the laws of the State of New York. We are of the opinion that the respective

March 30, 2001
Page 15


interest provisions of the Notes do not violate any usury law of the State of Louisiana. We point out that under the usury laws of the State of Louisiana it would be unlawful for any obligee under the Notes or the other Documents (assuming the usury laws of the State of Louisiana applied to the Notes or the other Documents) to increase prospectively the fixed simple interest rate provided thereunder, following a default under any of said obligations to a rate greater than (a) twenty-one percent (21%) per annum or (b) three (3) percentage points over the original rate fixed in any such obligation prior to default, whichever is greater, absent a written agreement by the Credit Parties under such obligation entered into following such default. However, Louisiana does not impose its default rate restrictions on commercial or business loans which are contractually subject to the laws of another state notwithstanding the fact that the obligor may have facilities in Louisiana or that the loan proceeds or a portion thereof may be utilized in Louisiana.

                  11. The Mortgages provide, pursuant to the terms thereof and applicable law, remedies to the Collateral Agent substantially equivalent to those customarily available to the holders of mortgages affecting immovable property located in the state of Louisiana in transactions involving substantial amounts of credit, including (without limitation) the customary provisions permitted by the law of the State of Louisiana relating to foreclosure, but subject to the qualification in paragraph O below.

                  12. The Trustee to the Indenture which is either a United States national banking association or a bank organized under the laws of any state of the United States or the District of Columbia, as specified in La. R.S. 12:302(K), is not required to qualify to transact business in the State of Louisiana or to pay any tax or fee required to be paid by foreign corporations or business associations under Louisiana law solely as the result of their execution and delivery of any of the Documents.

                  13. Except for usual and customary filing and recording fees and except for the City of New Orleans documentary transactions tax, no mortgage tax, stamp tax or recording tax or similar charge will be required to be paid under the laws of the State of Louisiana in connection with the recording of each of the Mortgages.

                  14. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  15. The Company is not a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

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March 30, 2001
Page 16


         The opinions set forth above are subject in all respect to the following qualifications and limitations and comments:

                  A. The enforceability of the Louisiana Documents is subject to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally or affecting the collection of debtors' obligations generally (including but not limited to the Louisiana Deficiency Judgment Act, LSA-R.S. 13:4016 et seq.); fraudulent conveyance or fraudulent transfer laws; and concepts of materiality, reasonableness, good faith and fair dealing and general principles of equity, and the discretion of the court before which any proceeding may be brought, which may limit the availability of certain remedies including (without limitation) rights of specific performance, injunctive relief or self-help.

                  B. The enforceability of the Louisiana Documents is subject to the further qualification that certain of the remedial, waiver, "self-help", extrajudicial and other provisions of the Louisiana Documents, including the confession of judgment prior to the maturity of any obligation in the Documents for any purpose other than Louisiana executory process foreclosure procedure, the right to executory process foreclosure proceedings, and the right to appointment of a receiver prior to the judicially approved seizure of any property, are or may be limited or unenforceable in whole or in part under applicable law, although the inclusion of such provisions does not affect the validity of such Louisiana Documents as a whole, and such limitations do not in our opinion, subject to the other exceptions and limitations set forth herein, make the remedies provided therein (taken as a whole) or pursuant to applicable law inadequate for the realization of the benefits intended to be afforded thereby, excluding the economic consequences of any procedural delay that may result therefrom (and excluding consequences arising from Gaming Regulations), provided such enforcement is conducted in accordance with the applicable procedures established by the law of the State of Louisiana.

                  C. We express no opinion with respect to any of the following matters:

                  1. Title or status of title to, or the existence, description or condition of, any of the Collateral. We have made no examination of title. In particular, we express no opinion with respect to the filing, recording or indexing of the leases and other documents referred to in the Louisiana Documents, or whether the properties described in the Louisiana Documents are the properties and interests (or all the properties and interests) intended by any of the parties to be encumbered thereby. We express no opinion as to the creation or perfection of a Lien by the Mortgages on any unrecorded interest in immovable property. We have assumed that the Ground Lease, the Casino Lease, the Second Floor Sublease and the other leases and subleases described in the Mortgages are valid, enforceable and existing contracts (except as specifically set forth in opinion paragraphs 1 and 2), and that all special requirements or restrictions contained therein or in the Master Plan (as defined in the JCC Development Mortgage) or in applicable local law regarding the assigning or mortgaging of such leases or subleases have been

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March 30, 2001
Page 17


satisfied. We have assumed that an extract of lease pertaining to the Ground Lease, the Casino Lease and each other lease or sublease included within the Mortgaged Property has been properly recorded in the records of Orleans Parish, that the recordation information for each such extract of lease is correctly described in the applicable Mortgage, and that said extract of lease and said lease itself each contains an accurate and complete description of the immovable properties described therein. We note that the Mortgages purport to include in the property encumbered thereby not only the specific property interest described therein but also the respective Louisiana Company's interest in undescribed adjacent land and other immovable property not defined in the Mortgages, and we express no opinion herein as to the effectiveness of the Mortgages as to any immovable property interest purported to be included in the encumbered property relating to such undescribed real property interest (including without limitation any mortgage lien on any undescribed lease or sublease) except as expressly stated in clause (i) of paragraph 5(a) above as to predial servitudes, if any, benefiting Canal Development's and Fulton Development's Immovable Property;

                  2. the priority or ranking of any Lien created pursuant to any of the Documents, including without limitation with respect to the Company Mortgage and any liens arising under the Private Works Act;

                  3. the irrevocability of any power of attorney granted by the Credit Parties under any of the Louisiana Documents;

                  4. any severability clause contained in any of the Documents;

                  5. any Environmental Laws;

                  6. any agreement by the Credit Parties to submit to the jurisdiction of any court sitting in any particular jurisdiction;

                  7. any waiver by the Credit Parties of any right to a trial by jury, to claim any forum as inconvenient, or to judicial service of process;

                  8. any non-judicial, self-help remedy granted by any of the Documents, including without limitation any right of entry and possession without prior judicial proceedings, or the right to the appointment of a receiver;

                  9. any right to enforce any of the Louisiana Documents by executory process;

                  10. the availability or enforceability of rights and remedies which may be provided under any laws of the State of New York, including but not limited to, the New York Code;

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March 30, 2001
Page 18


                  11. any securities laws or Blue Sky laws of any jurisdiction;

                  12. the creation or perfection of any Lien purported to be created by the Security Agreement or the Pledge Agreement in or on any of, or any Proceeds of, any of the following (capitalized terms used in this paragraph C(12) having the same meanings as are set forth in the Security Agreement or the Pledge Agreement unless otherwise noted): (a) Cash Collateral Accounts or any deposits therein, Pledged Accounts or any deposits therein (except to the limited extent expressly provided in paragraph 7(b) above), Collateral Accounts or any deposits therein, any other bank accounts or any deposits or credit balances therein, checks, Gaming Patron Indebtedness, trade secrets, Marks or the goodwill or rights associated therewith, patents, Copyrights, Documents, Securities (except as to the Canal Development or Fulton Development membership certificated securities), Security Entitlements, Financial Assets or Investment Property (except as to the Canal Development and Fulton Development membership certificated securities), (b) Permits, (c) Contracts or the Contract Rights, to the extent any thereof does not constitute a "general intangible" or an "account" under the LAUCC, (d) Receivables, to the extent any thereof does not constitute an "account" under the LAUCC, (e) Receivables or General Intangibles as to which the payor or obligor is the United States or any State thereof or any foreign government or any agency or instrumentality of any of the foregoing,
(f) computer programs, intellectual property rights and other proprietary information to the extent that any thereof does not constitute a "general intangible" under the LAUCC, (g) motor vehicles or other property subject to the Louisiana Certificate of Title Law; farm products, crops, timber, minerals or accounts resulting from the sale of timber or minerals; consumer goods; mobile goods; rights to receive deposits or trust payments; tax refunds; causes of action, litigious rights or claims under warranties; rights to payment under letters of credit and similar arrangements; rights under insurance, bond, surety or similar contracts or arrangements; condemnation proceeds; uncertificated securities, or certificated securities other than the Canal Development and Fulton Development membership certificates; policies of insurance; money; real estate or other immovable property or interests therein; leases of real estate or the rents arising thereunder; Collateral that is subject to any statute of the United States to the extent such statute governs the rights of parties to and third Persons affected by transactions in particular types of property; Goods that are covered by a document of title or that are in the possession of a bailee; or any partnership agreement, any interest in any partnership or any partnership agreement or any rights, claims, Liens, remedies or privileges under any partnership agreement, (h) any Collateral with respect to which any Lien therein is prohibited either as a matter of law or of contract, (i) any Fixtures, to the extent any thereof are not a Louisiana Company's goods (but excluding ordinary building materials or other similar things) which, after the filing of the Fixture Statements, become Component Parts and Fixtures on and as part of the Immovable Property specifically described in that Louisiana Company's Fixture Statement, (j) Collateral that is not either equipment, inventory, account, chattel paper or general intangibles (including without limitation the Company and JCC Development limited liability company interests), as each one of such terms is defined in the LAUCC, or the Canal Development and Fulton Development

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March 30, 2001
Page 19


certificated securities, or to the limited extent expressly provided in paragraph 7(b) Louisiana deposit accounts, or (k) Proceeds which are not identifiable;

                  13. the right of any Person, other than the Collateral Agent or other secured party named as such in any of the Louisiana Documents, to enforce any right or avail itself of any remedy set forth in any of the Louisiana Documents, and in the case of the Pledge Agreement and the Security Agreement, with respect to the status of any Persons as a Secured Creditor for whom the Collateral Agent is not acting as representative within the meaning of
Section 9-105(m) of the LAUCC;

                  14. any provision of any of the Louisiana Documents that extends, or would have the effect of extending, any statutory period of limitation or prescriptive period applicable under Louisiana law to any obligation, liability, right or remedy therein set forth;

                  15. the enforceability of any provision of any of the Louisiana Documents regarding the recovery by the Collateral Agent or any other secured party of attorneys' fees to the extent such fees exceed amounts deemed reasonable in the discretion of any Louisiana court or any federal court in Louisiana applying Louisiana law;

                  16. whether any keeper fees of the Collateral Agent or of any other secured party would be enforced as a portion of the obligations or indebtedness or be secured by any Lien granted by any of the Louisiana Documents;

                  17. any of the Collateral that consists of any gaming license or gaming permit;

                  18. any Gaming Regulations, including without limitation The Louisiana Economic Development and Gaming Corporation Act (La. R.S. 27:201 et seq.), or the effect thereof on any Lien or on the validity or enforceability of any Document;

                  19. any zoning, land use or historic district laws, rules or regulations, use restrictions, restrictive covenants, building code requirements or health or safety laws or regulations applicable to any of the Mortgaged Property;

                  20. any provisions of any of the Louisiana Documents that purports to waive the right of the Credit Parties to raise any defense with respect to any part thereof;

                  21. the ability of the Collateral Agent or any other secured party named as such in any of the Louisiana Documents to collect any deficiency remaining on any indebtedness or other obligation secured thereby following a foreclosure of, or other realization on, any Lien granted by any of the Louisiana Documents;

                  22. the negotiability of the Notes;

March 30, 2001
Page 20


                  23. any provision of any of the Louisiana Documents that waives or releases any legal rights of any Person prior to the accrual or existence of such rights, defenses or counterclaims, or any set off or compensation, or any statutory requirements for notice, judicial hearings or bonds;

                  24. any provision of any of the Louisiana Documents that purports to create a constructive trust as to any funds received by any Person;

                  25. any provision of any of the Documents that provides for the continuation of any Lien created thereby notwithstanding defenses to or discharge of the obligations or indebtedness secured thereby;

                  26. the validity or enforceability of any documents or other writings incorporated by reference in any of the Documents unless specifically addressed in this opinion;

                  27. the enforceability of any of the Louisiana Documents except in good faith and in a commercially reasonable manner;

                  28. the validity or enforceability of the Liens created by the Louisiana Documents with respect to contracts for or the proceeds of sales of immovable property, options to buy, sell or lease immovable property or rights to buy or sell or encumber immovable property, or rights to possession or occupancy of immovable property which do not constitute leaseholds;

                  29. the validity or enforceability of the Liens created by the Mortgages with respect to any proceeds of the Mortgaged Property or to any Incorporeal Rights (as defined in the Mortgages) or the remedies purportedly available with respect thereto, except as expressly stated in clauses (a)(ii) and (a)(iii) of paragraph 5 above as to proceeds attributable to casualty insurance loss of the Immovable Property to the extent permitted by La. R.S. 9:5386 and leases and rents (and proceeds thereof) to the extent permitted by La. R.S. 9:4401;

                  30. any provision for liquidated damages contained in any of the Louisiana Documents;

                  31. the creation or perfection of any Liens purported to be created by the Mortgages on (a) the Franchise Agreement or the Franchise Area (as each term is defined in the Company Mortgage), (b) any buildings or other Improvements (as defined in the Mortgages) located on lands not specifically described in the Mortgages, (c) any personal (movable) property, (d) any Rights and Privileges (as defined in the Mortgages), including without limitation those servitudes arising pursuant to Section 4.18 of the Ground Lease, except as expressly stated in clause (a)(i) of paragraph 5 above as to predial servitudes, if any, benefiting

March 30, 2001
Page 21


Canal Development's or Fulton Development's Immovable Property, or (e) any after-acquired property;

                  32. the validity or enforceability of Section 9 of the JCC Development Mortgage or Sections 8 of the other Mortgages, or Sections 26(h),
(i) or (j) of the Company Mortgage and the JCC Development Mortgage and Sections 25(h), (i) and (j) of the Canal Development Mortgage and the Fulton Development Mortgage;

                  33. the validity or enforceability of any Lien purported to be created by the Mortgages on security deposits or escrow payments;

                  34. the effectiveness of any provisions in the Mortgage purporting to deem materials delivered to the Immovable Property to be a part of the Immovable Property prior to becoming component parts or the validity or enforceability of any Lien thereon under the Mortgages prior to such materials becoming component parts;

                  35. any provision of any of the Louisiana Documents that provides for the restoration of any indebtedness or obligation previously paid following the bankruptcy of any Person, or the restoration or continuation of any rights or documents held by a Person after judicial proceedings to which such Person is a party are abandoned or discontinued or determined adversely;

                  36. the validity or enforceability of any Leases or any Contracts (as defined in the Security Agreement);

                  37. the creation or perfection of any Lien on any policy of insurance, letter of credit, guaranty, claim, security interest or other security held by any Credit Party to secure payment or performance by any other Person;

                  38. any right of the Collateral Agent or other secured party to the appointment of a receiver or keeper for, or to operate, or to own after foreclosure or other realization on any Lien thereon, any Collateral that constitutes a gaming facility or gaming equipment other than in compliance with the Gaming Regulations;

                  39. provisions in the Documents assigning or granting the right to modify, terminate or exercise rights under leases or other contracts or create new contracts or withdraw monies on deposit or otherwise manage or operate the Collateral prior to the Collateral Agent or other secured party acquiring ownership of such Collateral, or obtaining judicial appointment of a keeper and judicial and Gaming Authority authorizations for such actions;

                  40. the effectiveness or enforceability of the purported subrogation of the Collateral Agent to the rights of taxing authorities by reason of the payment of taxes;

March 30, 2001
Page 22


                  41. provisions in the Documents pertaining to the admissibility of evidence or evidentiary standards or the conclusiveness of decisions or the reasonableness of actions;

                  42. waivers of provisions of the Louisiana Code of Civil Procedure or of the right of redemption or of the duty of a secured party with respect to Collateral in its possession;

                  43. any provisions of the Mortgages that purport to or would have the effect of granting the Collateral Agent the power to retain subordinate leases affecting the Mortgaged Property after a foreclosure and judicial sale;

                  44. any requirement in any Document that such Document's terms may be amended or waived only by an agreement in writing signed by all parties thereto, or provisions authorizing the delay or failure to exercise a right without waiving such right;

                  45. provisions of any of the Louisiana Documents purporting to make all remedies cumulative;

                  46. any provision of any of the Louisiana Documents which purports to make the foreclosure or other sale of any encumbered property a perpetual bar to claims by the Credit Parties;

                  47. provisions of any of the Documents providing for indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is not permitted by law or is contrary to public policy;

                  48. any provision of any of the Louisiana Documents that excludes or limits the liability of any Person for damage caused by things which such Person has in their custody as defined by Louisiana jurisprudence;

                  49. any provision of any of the Louisiana Documents that excludes or limits the liability of any Person (a) for such Person's intentional or gross fault that causes damage to any other Person or (b) for causing physical injury to any other Person; or

                  50. any provision which purports to continue the liability of any Person who is a surety for the Company's Secured Indebtedness or Obligations notwithstanding (a) any defense to the Company's Secured Indebtedness or Obligations that the Company could assert, except lack of capacity or discharge and bankruptcy of the Company, or (b) a modification or amendment of the Company's Secured Indebtedness or Obligations or the Documents or an impairment of real security held for the Company's Secured Indebtedness or Obligations, in any material manner and without such Person's consent if the Person is prejudiced by such action.

March 30, 2001
Page 23

         D. The rights of the Collateral Agent under the Mortgages against any insurer responsible for paying proceeds attributable to the casualty insurance loss of any Mortgaged Property will be subject to any dealings by the insurer with the applicable Louisiana Company, or its successor in interest, until the insurer receives written notice from or on behalf of the Collateral Agent or the applicable Louisiana Company of the collateral assignment to the Collateral Agent of the right to receive such insurance proceeds.

         E. The rights of the Collateral Agent in proceeds of Assigned Leases and Rents will be limited as set forth in La. R.S. 9:4401(F).

         F. Unless and until the debtors or payors of each one of the Receivables (as defined in the Security Agreement) have received written notice of the security interest granted therein to the Collateral Agent, such security interest will remain subject to any dealings by such debtors or payors with the pertinent Credit Party or other assignee, if any, of such Receivables.

         G. Unless and until the debtors and lessees under each one of the Assigned Leases have received written notice of the assignment thereof, the rights of the Collateral Agent in such Assigned Leases and Rents will be subject to any dealings by such debtors and lessees with the pertinent Credit Party or any other assignee, if any, of such Assigned Leases and Rents.

         H. The Lien created by the Security Agreement on Contracts and Contract Rights (each as defined in the Security Agreement) will be subject to the respective rights of the parties to each Contract and will not be enforceable against any payor or obligor thereunder unless and until such payor or obligor has received written notice thereof from the Collateral Agent.

         I. Although the term "general intangibles", as defined in the Security Agreement, by itself may be sufficient to include in the Collateral all of the property intended to be covered thereby, (1) a dispute could arise as to whether a particular item of property is included or not included within such term, and
(2) the degree of specificity required for the description of particular items of general intangibles has not been established under the LAUCC. Accordingly, our opinion as to the effectiveness of the Security Agreement or any Financing Statement (or Fixture Statement) to create and perfect a security interest in all "general intangibles" of any Credit Party merely described as such without further description is limited as aforesaid. (This paragraph does not apply with respect to the security interest in JCC Holding's limited liability company interests in the Company and in JCC Development.) Furthermore, we express no opinion as to the effectiveness of the Security Agreement or any Financing Statement (or Fixture Statement) to create and perfect a security interest in "all personal property" or "any property or assets of any type or description" of any Credit Party merely described as such without further description.

         J. We call your attention to, and our opinion is limited by, the fact that (1) the continuation of perfection of security interest in proceeds is limited to the extent set forth in the

March 30, 2001
Page 24


LAUCC; (2) buyers and purchasers of the Security Agreement Collateral and the Pledge Agreement Collateral, whether or not in the ordinary course of business, in certain circumstances described in LAUCC Sections 9-307, 9-308 and 9-309, may acquire such Collateral free of the Collateral Agent's perfected security interest; (3) a perfected security interest may become unperfected (a) if Collateral located in Louisiana is removed from this state to another state, or a Credit Party's chief executive office is moved to another state, and in each instance appropriate steps are not taken in that other state, or (b) a Financing Statement or Fixture Statement becomes seriously misleading due to changes in the name, identity, taxpayer identification number or corporate structure of a Credit Party; and (4) a perfected security interest in goods may be lost if the goods (a) are installed in or affixed to, or become a part of a product or mass with, goods which are not items of Collateral or (b) become a fixture (other than a Louisiana Company's goods, but excluding ordinary building materials or other similar things) that become a fixture on the Immovable Property specifically described in that Louisiana Company's Fixture Statement).

         K. You are aware that the Louisiana Mortgaged Property includes interests in leases or subleases, and that the exercise of remedies under the Mortgages is subject to the terms of said leases or subleases (and, in the case of the JCC Development Mortgage, also the Master Plan as defined therein). We have assumed that the requirements contained in such leases, or in the case of subleases, contained either in such sublease or in the leases from which the sublease is derived (and, in the case of the JCC Development Mortgage, also in the Master Plan as defined therein), for the mortgaging of such leases or subleases have been met or waived. The opinions expressed herein are subject to the effect, if any, of any such requirements pertaining to the mortgaging or assigning thereof. The Louisiana Documents will not prevent the grantor or grantee of any such leases, subleases or other contracts constituting a part of the Collateral from modifying or terminating such leases or contracts (although such actions may constitute an enforceable breach of other agreements in favor of the Secured Creditors or an enforceable default under the Documents). The termination of the Casino Lease will terminate the Lien of the Mortgage granted by the Company on the Casino Lease and the Casino building.

         L. We express no opinion as to whether the Collateral Agent or any Bank or their assignees will be admitted as members of the Louisiana Companies or be entitled to assume such limited liability company interests.

         M. We do not express any opinion with respect to (1) the enforceability of any of the Documents except as set forth in paragraph 5 above, or (2) the perfection of any Lien except as set forth in paragraphs 7, 8, 9 and 10 above.

         N. For purposes of the opinions in paragraphs 14 and 15 above, we have relied solely upon a certificate of an executive officer of the Company with respect to certain factual matters.

         O. You are aware that the Louisiana Companies and the Documents are subject to the Gaming Regulations and federal statutes, regulations and orders regulating gaming. The

March 30, 2001
Page 25

enforceability of the remedies provided under the Louisiana Documents are subject to orders of federal and Louisiana governmental authorities pursuant thereto. In particular, the acquisition or operation of the encumbered properties and property interests by the Collateral Agent, any of the Trustee, any of the Secured Creditors or any other Person will require approvals by and filings with governmental authorities under the Gaming Regulations, which requirements may limit the number of potential bidders, delay or reduce the realization on such property and otherwise limit the practical value of realizing on such property.

         P. We have assumed that the Bankruptcy Court's Confirmation Order confirming the Plan of Reorganization has been entered and is not stayed, the time to appeal or to seek review by petition for certiorari therefrom has expired without an appeal or application for review having been filed, and such Confirmation Order now constitutes a final, non-appealable judgment in full force and effect, and that the Plan Effective Date occurred under the Plan of Reorganization on March 19, 2001. We further assume that the execution, delivery and performance of the Documents has been approved by the Bankruptcy Court in connection with the Plan of Reorganization, and we express no opinion as to the enforceability of any provision of the Louisiana Documents to the extent that such provision conflicts with the terms of the Plan of Reorganization.

         Q. Without limiting the exceptions stated in paragraph 14, we express no opinion as to whether a court applying Louisiana law would give effect to the choice of New York law as governing (x) the Mortgages or any portions thereof, or (y) the validity and enforceability of the Documents in which such choice of law is stipulated as to the following provisions:

                  (1) any requirement in any Document that such Document's terms may be amended or waived only by an agreement in writing signed by all parties thereto, or provisions authorizing the delay or failure to exercise a right without waiving such right;

                  (2) provisions pertaining to the admissibility of evidence or evidentiary standards or the conclusiveness of determinations or the reasonableness of actions;

                  (3) any agreement to submit to the jurisdiction of any court sitting in any particular jurisdiction;

                  (4) any waiver of any right to a trial by jury or to claim any forum as inconvenient or to judicial service of process;

                  (5) provisions which purport to create a constructive trust as to any funds received by any Person;

March 30, 2001
Page 26


                  (6) provisions which purport to establish the obligation of the Credit Parties for a deficiency in circumstances not permitted by the Louisiana Deficiency Judgment Act;

                  (7) provisions which purport to waive the duty of a secured party with respect to Collateral in its possession;

                  (8) the creation of security interests under the Pledge Agreement or the Security Agreement in Collateral not subject to the LAUCC, or the perfection of security interests or other matters provided for in LAUCC
                           Section 9-103, or the remedies provided in the Documents;

                  (9) any provision for liquidated damages contained in any of the Documents;

                  (10) any waiver or extension of any statute of limitations or liberative prescriptive period;

                  (11) provisions of Indenture Section 11.17(b) or HET/JCC Agreement Section 20(b);

                  (12)     provisions of Security Agreement Section 7.3;

                  (13) provisions of the Pledge Agreement and the Security Agreement regarding any incorporeal (intangible) Collateral to which the application of such provision is found to be ambiguous, or the second sentence of Pledge Agreement Section 26(a);

                  (14) provisions which purport to restore or continue any rights or documents held by a Person after judicial proceedings to which such Person is a party are abandoned or discontinued or determined adversely;

                  (15)     irrevocable power of attorney grants or appointments;

                  (16) provisions which exclude or limit any liability of any Person for such Person's intentional or gross fault that causes damage to any other Person or for causing physical injury to any other Person;

                  (17) indemnities against a Person's intentional, gross fault, negligence or otherwise where such indemnification is not permitted by law or is contrary to public policy; or

March 30, 2001
Page 27



                  (18) provisions which purport to continue the liability of a Credit Party notwithstanding (a) any defense to the Company's Secured Indebtedness or Obligations that the Company could assert, except lack of capacity or discharge and bankruptcy of the Company, or (b) a modification or amendment of the Company's Secured Indebtedness or Obligations or the Documents or an impairment of real security held for the Company's Secured Indebtedness or Obligations, in any material manner and without such Credit Party's consent if the Credit Party is prejudiced by such action.

          R. With regard to the opinion expressed in paragraph 12 above, in the event that any bank acquires possession or ownership of encumbered property in Louisiana, whether by the exercise of provisional remedies available under the Documents and applicable law, foreclosure, dation en paiement (deed in lieu of foreclosure) or otherwise, various filings or other acts may by required in Louisiana in connection with the use, operation or ownership of such property, and the foregoing opinion does not extend to any such filings or acts. In particular, you should be aware that the banks' exemption from Louisiana taxes shall not include ad valorem taxes assessed against any immovable property that the banks may own in this state. Additionally, the opinion expressed above is rendered without regard to any other activities or transactions which any of the banks are engaged in or is a party to, and assumes that each bank is not subject to the jurisdiction of any court or governmental authority of the State of Louisiana for any reason other than the execution, delivery and performance of the Documents. We express no opinion as to whether any bank which is not an entity of the type described in La. R.S. 12:302(K) (as stated in opinion paragraph 12 above) is or is not required to qualify to transact business or pay any tax or fee in connection with this transaction.

         S. (1) The Louisiana Documents state in multiple provisions that the Louisiana Documents and the liens, rights and covenants thereunder are subject to the terms and conditions of the Intercreditor Agreement, which further is purported to be incorporated into the Mortgages by reference. The opinions expressed herein are subject to the effect, if any, of such terms and conditions of the Intercreditor Agreement on the Louisiana Documents. We express no opinion as to the validity or enforceability of the Intercreditor Agreement (except as stated in paragraph 4 as to its due authorization), and the opinions expressed above pertaining to the Louisiana Documents should not be construed as extending thereto. Furthermore, we express no opinion as to the enforceability of, or the effect on the Louisiana Documents' validity and enforceability and the opinions expressed herein arising from, (x) the purported incorporation by reference of the Intercreditor Agreement (which elects New York law) into the Mortgages or
(y) any provisions in the Louisiana Documents which conflict or are inconsistent with the provisions of the Intercreditor Agreement.

            (2) We express no opinion as to the validity or enforceability of the Mortgages under the laws of the State of New York. Furthermore, we express no opinion as to

March 30, 2001
Page 28


the enforceability of, or the effect on the Mortgages' validity and enforceability and the opinions expressed herein arising from, the purported choice of New York law in the Mortgages.

         T. No opinion is to be implied herein or inferred herefrom as to (1) the financial ability of the Credit Parties to meet their respective obligations under the Documents, (2) the truthfulness or accuracy of any financial statements, reports, plans or documents or other facts furnished to you by the Credit Parties in connection with the Documents, (3) the truthfulness or accuracy of any statements of fact made by the Credit Parties in the Documents or any other documents described herein, except to the extent that such matters are expressly addressed herein, or (4) whether any of the obligations, covenants or agreements contained in the Documents in fact have been or will be fulfilled, completed or performed. We have assumed that no facts exist that would make available the defenses of error, fraud or other vice of consent.

         U. With your permission, we express no opinion regarding the applicability or effect of the bankruptcy and insolvency laws of the United States and State of Louisiana pertaining to fraudulent conveyances.

         V. We express no opinions as to the laws of any jurisdiction other that the laws of the State of Louisiana, and the General Corporation Law of the State of Delaware as to opinion paragraphs 1 and 2, above, and the federal laws of the United States pertinent to opinion paragraphs 14 and 15, and we express no opinion with respect to the laws of the United States of America except with respect to opinion paragraphs 14 and 15 or of any other State or jurisdiction (or, in the case of the State of Delaware, any laws other than the Delaware General Corporation Law) or any matters of municipal law.

         The opinions expressed herein are expressed as of the date hereof and are not intended to have any prospective effect. No opinion is expressed herein as to the effect of any future acts of the parties or changes in existing laws. We assume no obligation to advise you or any other Person of any changes concerning the above matters or opinions, whether or not deemed material, which may hereafter come or be brought to our attention, including but not limited to, changes which could result from pending or future legislation, law or jurisprudence or changes in the facts presently in effect.

         The foregoing expresses our legal opinion as to the matters set forth above and is based upon our professional knowledge and judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above. This legal opinion is prepared and rendered in accordance with the standard of care applicable to opinion letters issued by law firms and/or lawyers located in the state of Louisiana.

         The opinions expressed in this letter are given solely for the benefit of Trustee under the Indenture, HET and HOC under the Minimum Payment Guaranty and Revolving Credit

March 30, 2001
Page 29


Agreement, HNOMC under the Revolving Credit Agreement, the Collateral Agent, and their respective counsel. This opinion letter may be relied upon by Trustee, HET, HOC, and HNOMC and their respective counsel only in connection with the transactions contemplated by the Documents. This opinion letter may not be relied upon in whole or in part, for any other purposes or by any other Person without our prior written consent.

                                            Very truly yours,



                                            ADAMS AND REESE

                    EXHIBIT C-2 TO REVOLVING CREDIT AGREEMENT
                                        &
                            EXHIBIT C-5 TO INDENTURE

           [HELLER, DRAPER, HAYDEN, PATRICK & HORN, L.L.C. LETTERHEAD]




                                 March 29, 2001

Wells Fargo Bank Minnesota,
National Association as Trustee
under the Indenture referred to below
6th and Marquette
MAC-N9303-120
Minneapolis, Minnesota 55479

and

Harrah's Entertainment, Inc.
and Harrah's Operating Company, Inc.,
Harrah's New Orleans Management Company, as Revolver Creditors, pursuant to
  Revolving Credit Agreement referred to below
One Harrah's Court
Las Vegas, Nevada 89119

and

The Bank of New York,
  as Collateral Agent
10161 Centurion Parkway
Jacksonville, Florida 32256

                  Re:   Borrower: Jazz Casino Company, L.L.C.

Ladies and Gentlemen:

         I have been asked to render this opinion on behalf of Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Borrower"), with respect to certain matters of Louisiana casino gaming law in connection with the Indenture, among Jazz

Casino Company, L.L.C., the issuer, JCC Holding Company, JCC Canal Development, L.L.C., JCC Fulton Development L.L.C., and JCC Development Company, L.L.C., the guarantors, and Wells Fargo Bank Minnesota, National Association, the trustee (the "Trustee"), dated as of March 30, 2001 (the "Indenture"), and the Revolving Credit Agreement, among Jazz Casino Company, L.L.C., as borrower, JCC Holding Company, JCC Canal Development, L.L.C., JCC Fulton Development L.L.C., and JCC Development Company, L.L.C., as guarantors, Harrah's Entertainment, Inc., Harrah's Operating Company, Inc., and Harrah's New Orleans Management Company, as Lenders, dated as of March 30, 2001 (the "Revolving Credit Agreement").

         Unless the context requires otherwise, capitalized terms used herein but not defined herein have the meaning assigned to them in the Indenture.

         The laws, rules and regulations, including emergency regulations, of the State of Louisiana pertaining to licensed casino gaming activities, as set forth in the Louisiana Economic Development and Gaming Corporation Act (the "Act") and the regulations, emergency regulations, resolutions and orders adopted thereunder by the Louisiana Gaming Control Board or its successors (the "LGCB") as in effect on the date hereof are collectively referred to herein as "Gaming Regulations." The LGCB, together with any other governmental authority charged with the administration and the enforcement of the Gaming Regulations, shall hereinafter be referred to as the "Gaming Authorities."

         For purposes of this opinion, I have reviewed (a) the Amended and Renegotiated Casino Operating Contract dated as of October 30, 1998 among Harrah's Jazz Company, a Louisiana general partnership, the Borrower and the LGCB, the Second Amendment to Amended and Renegotiated Casino Operating Contract and the Third Amendment to Amended and Renegotiated Casino Operating Contract (collectively, the "Casino Operating Contract"); (b) the petition and first amended and supplemental petition to the LGCB identified on Schedule A attached hereto (the "LGCB Order"); and (d) the Indenture, the Revolving Credit Agreement and certain related security documents described on Schedule C attached hereto (hereinafter "Secured Documents").

         I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and, except as stated herein, I have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Based upon the foregoing, and subject to the assumptions, qualifications, restrictions and limitations set forth in this letter and the Remedy Qualification (as defined below), I am of the following opinions:

         0.1. All authorizations, consents or approvals of or by the Gaming Authorities required as of the date of this letter under the Gaming Regulations have been obtained and are in full force and effect for: (a) the due execution and delivery by the Borrower of the Secured Documents executed as of the date of this letter to which the Borrower is a party; (b) the grant by the Borrower of any lien or security interest in Collateral of the Borrower created pursuant to the Secured Documents executed as of the date of this letter; (c) the perfection of the Collateral Agent's rights under any lien or security interest in Collateral of the

Borrower created pursuant to any Secured Documents executed as of the date of this letter; and (d) the issuance of New Common Stock pursuant to the Plan of Reorganization, subject to the right of the LGCB to call forward any holder of New Common Stock for a finding of suitability in accordance with the Gaming Regulations, and with regard to Preston Smart, directly or indirectly through trusts and investment companies, limited by the LGCB Order until he is found suitable by the LGCB; provided, however, I express no opinion as to any proceedings, authorizations, consents, approvals, notices, filings or other actions required to be taken, obtained or made with the Gaming Authorities in connection with the operation or exercise of any or all of the restrictions, rights or remedies contemplated, authorized, created or provided for under any of the Secured Documents (the "Remedy Qualification").

         0.2 The Gaming Regulations do not prevent any Security Document executed as of the date of this letter that creates a valid and enforceable security interest or lien in the Collateral of the Borrower from creating a security interest or lien in favor of the Collateral Agent in the Collateral of Borrower that is the subject of such Security Deposit, as security for the payment of the obligations secured thereby.

         0.3 Trustee and The Bank of New York are required by reason of the transactions referred to in the Secured Documents to be found suitable under the Gaming Regulations; provided, however, Trustee and The Bank of New York are presumed to be suitable at this time pursuant to the LGCB Order and/or the Casino Operating Contract; and further provided, however, (a) the LGCB may withdraw the presumption of suitability at any time and Trustee and The Bank of New York are subject to being called forward for a finding of suitability in the discretion of the LGCB; (b) the LGCB may require, in its discretion, a finding of suitability in connection with the granting of any necessary approvals for the exercise of remedies provided for in the Secured Documents; (c) successors to, or transferees of, Trustee or The Bank of New York may be required to be found suitable and are subject to being called forward for a finding of suitability in the discretion of the LGCB; and (d) Trustee and The Bank of New York, and any successors to, or transferees of, Trustee or The Bank of New York, are required to comply with the Gaming Regulations and the Casino Operating Contract in connection with the exercise of any rights or remedies under the Secured Documents.

         0.4. The execution and delivery by the Borrower of the Secured Documents executed as of the date of the letter to which it is a party will not violate any Gaming Regulations.

         The foregoing opinions are limited by, subject to, and based on, the following limitations, assumptions, restrictions and qualifications, all of which have been made with your permission:

         A. This opinion assumes, consistent with the Gaming Regulations and the Casino Operating Contract, that none of the Secured Documents creates a lien or any other security interest in or to (i) the Casino Operating Contract, (ii) the House Bank (as defined in the Third Amended and Restated Management Agreement as in effect on the date of this letter), or (iii) the Louisiana Gaming Gross Share Payments (including the LGCB's interest in Daily Collections), as such terms are defined in the Casino Operating Contract, as in effect on the date of this letter.

         B. The foregoing opinions relate only to suitability determinations, authorizations, consents and approvals that are required as of the date of this letter under the Gaming Regulations as applicable to the Borrower with respect to the Secured Documents in effect as of the date of this letter, and without considering or giving effect to any other additional security and/or mortgage with respect to the Secured Documents or any of the other credit documents. The exercise of remedies under the Secured Documents, may require licenses, permits, suitability determinations, consents, approvals, authorizations, orders or notices under the Gaming Regulations, the Secured Documents and the Casino Operating Contract. I express no opinion as to the applicability of any such requirements and assume that all have been or will be satisfied. In addition, the Gaming Regulations require that persons and entities other than the Borrower obtain licenses, permits, or suitability determinations or other consents, approvals, authorizations or orders under the Gaming Regulations. I express no opinion as to any such requirements and assume that all have been or will be satisfied. Furthermore, I advise you that the presumptions of suitability set forth in the LGCB Order, the Casino Operating Contract and the Gaming Regulations are subject to withdrawal by the LGCB. I express no opinion as to the validity or enforceability of the Secured Documents except as specifically set forth in this letter with respect to Gaming Regulations only and then subject to the Remedy Qualification and the other limitations, assumptions, restrictions and qualifications set forth in this letter;

         C. There are uncertainties with respect to the Gaming Regulations and their application to the Casino Operating Contract. This letter expresses no opinion as to the validity or enforceability of the Casino Operating Contract or the effect on your rights under the Secured Documents, including any liens on Collateral, or New Common Stock in the event the Casino Operating Contract is found to be invalid or unenforceable in whole or in part, without limiting the opinion given in paragraphs 0.1 and 0.2. With your permission, I have not addressed those matters herein, and, for purposes of this opinion, I have assumed that the Casino Operating Contract constitutes the legal, valid and binding obligations of the parties thereto, including the LGCB, enforceable in accordance with its terms. The Louisiana Constitution and the Gaming Regulations contain provisions which may materially impair or terminate Borrower's ability to conduct casino gaming activities pursuant to the Casino Operating Contract, including, but not limited to, provisions (i) requiring or permitting referendum elections or elections on propositions relating to allowing or prohibiting one or more forms of gaming, gambling or wagering authorized by Legislative Act;
(ii) authorizing the legislature at any time to repeal statutes authorizing gaming, gambling or wagering; (iii) authorizing the Governor, the legislature and the LGCB to set aside the Casino Operating Contract or order the Casino Operating Contract to be renegotiated under certain circumstances; (iv) that neither the state of Louisiana nor any political subdivision thereof shall be liable in damages for revocation, modification or order for renegotiation of the Casino Operating Contract; and
(v) that the Casino Operating Contract is a pure, absolute, revocable privilege and not a right, property or otherwise, under the constitutions of the United States or the state of Louisiana, and that no holder thereof acquired any vested right therein or thereunder. I also have not addressed the consequences on the Borrower's rights to the Casino Operating Contract, or the approvals contained in the LGCB Order and opined to in this letter, in the event that Act 1 of the First Extraordinary Session of 2001 is found to be invalid, unenforceable, unconstitutional or otherwise infirm under the laws of the state of Louisiana or the United States of America. Further, I have not addressed the consequences in the event that the LGCB Order is appealed and reversed, revised, amended, remanded, vacated or modified by a reviewing court in the state of Louisiana, or otherwise held to be invalid or infirm in whole or in part. With your permission, I have not addressed those matters herein or rendered any advice or opinion with respect thereto.

         D. For purposes of the opinions expressed in this letter, with your permission, I have assumed and have not independently verified: (i) the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies or forms, the genuineness of all signatures, and the legal capacity of all natural persons;
(ii) the due organization, valid existence and good standing of all non-natural persons in their respective jurisdictions of organization and the registration or other qualification to do business and good standing of all such persons in all other relevant jurisdictions, including the State of Louisiana; (iii) that the Borrower has the requisite power and authority to conduct its business as now conducted and as proposed to be conducted; (iv) that all statutes, judicial and administrative decisions and orders, and rules and regulations, including emergency regulations and resolutions, of governmental agencies, including the Gaming Authorities, are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in the State of Louisiana; (v) the constitutionality and validity of all relevant statutes, rules and regulations, including but not limited to the Gaming Regulations; (vi) that all statements and representations made in the Petition and at any hearing on the Petition are true and correct, accurate and complete; and (vii) that the LGCB Order in the form and substance attached hereto will become final and nonappealable, and not subject to modification, amendment, revocation, rehearing or rescission.

         E. I am qualified to practice law in the State of Louisiana and I do not purport to express any opinion herein concerning any law other that the Gaming Regulations. I assume no responsibility with respect to the application of any other such law to the opinions contained herein.

         The opinions expressed in this letter (i) are expressly limited to the matters stated herein in writing and no opinion may be inferred beyond the matters expressly stated herein in writing; (ii) are given only as of this date based on the laws in effect as of this date and I do not undertake to report to you or any third parties changes in facts or laws, including, but not limited to, Gaming Regulations, statutes or jurisprudence, regulations, emergency regulations, rules, regulations, or resolutions, or any political corporation and agency actions; and (iii) are issued only to the addressees hereof and may not be used, circulated or quoted, in whole or in part, or relied upon by any person or entity for any purpose without my prior written consent.

                                            Yours sincerely,


                                            /s/ William H. Patrick, III
                                            ---------------------------

        SCHEDULE A TO MARCH 30, 2001 LETTER FROM WILLIAM H. PATRICK, III,
  TO WELLS FARGO BANK OF MINNESOTA, NATIONAL ASSOCIATION AS TRUSTEE UNDER THE INDENTURE; HARRAH'S ENTERTAINMENT, INC., HARRAH'S OPERATING COMPANY, INC., AND HARRAH'S NEW ORLEANS MANAGEMENT COMPANY, AS REVOLVER CREDITORS, PURSUANT TO THE REVOLVING CREDIT AGREEMENT; AND THE BANK OF NEW YORK, AS COLLATERAL AGENT

1. Petition of Jazz Casino Company, L.L.C. and JCC Holding Company filed on February 28, 2001 with the Louisiana Gaming Control Board in the matter entitled "In the Matter of the Petition of Jazz Casino Company, L.L.C. and JCC Holding Company, Seeking Declaratory Rulings With Respect to the Plan of Reorganization and Related Transactions"; and

2. First Amended and Supplemental Petition of Jazz Casino Company, L.L.C. and JCC Holding Company filed on March 22, 2001 with the Louisiana Gaming Control Board in the matter entitled "In the Matter of the Petition of Jazz Casino Company, L.L.C. and JCC Holding Company, Seeking Declaratory Rulings With Respect to the Plan of Reorganization and Related Transactions".


                                       END

        SCHEDULE B TO MARCH 30, 2001 LETTER FROM WILLIAM H. PATRICK, III,
   TO WELLS FARGO BANK OF MINNESOTA, NATIONAL ASSOCIATION AS TRUSTEE UNDER THE INDENTURE; HARRAH'S ENTERTAINMENT, INC., HARRAH'S OPERATING COMPANY, IN., AND HARRAH'S NEW ORLEANS MANAGEMENT COMPANY, AS REVOLVER CREDITORS, PURSUANT TO THE REVOLVING CREDIT AGREEMENT; AND THE BANK OF NEW YORK, AS COLLATERAL AGENT

1. "Order on Petition, as Amended, of Jazz Casino Company, L.L.C. and JCC Holding Company Seeking Declaratory Rulings With Respect to the Plan of Reorganization and Related Transactions" adopted by the Louisiana Gaming Control Board on March 29, 2001.

                                       END

                    EXHIBIT C-3 TO REVOLVING CREDIT AGREEMENT
                                        &
                            EXHIBIT C-4 TO INDENTURE

                         [PILLSBURY WINTHROP LETTERHEAD]

                                 March 30, 2001

Wells Fargo Bank Minnesota, National Association as Trustee for the benefit of the Holders from time to time under the Senior Note Indenture referred to below

and

Harrah's Entertainment, Inc.
and Harrah's Operating Company, Inc. as
Minimum Payment Guarantors pursuant
to the HET/JCC Operating Agreement referred to in the Senior Note Indenture and as lenders under the Revolving Credit Agreement referred to below

and

The Bank of New York, as Collateral Agent
10161 Centurion Parkway
Jacksonville, Florida 32256

Ladies and Gentlemen:

         We have acted as special New York (the "State") counsel to (i) JCC Holding Company, a Delaware corporation ("JCC Holding") and (ii) Jazz Casino Company, L.L.C., a Louisiana limited liability company ("JCC") for purposes of providing this opinion in connection with (x) the Indenture, dated as of March 30, 2001 (the "Senior Note Indenture"), among JCC, as issuer, JCC Holding, JCC Canal Development, L.L.C., a Louisiana limited liability company ("Canal Development"), JCC Fulton Development, L.L.C., a Louisiana limited liability company ("Fulton Development"), JCC Development Company, L.L.C., a Louisiana limited liability company ("JCC Development"), as guarantors, and Wells Fargo Bank Minnesota, National Association, as Trustee and (y) the Revolving Credit Agreement, dated as of March 30, 2001 (the

March 30, 2001
Page 2


"Revolving Credit Agreement"), among JCC, as borrower, JCC Holding, Canal Development, Fulton Development and JCC Development, as guarantors, and Harrah's Entertainment, Inc., Harrah's Operating Company, Inc. and Harrah's New Orleans Management Company, as lenders.

         As used herein, "Governmental Approval" means any authorization, consent, approval, license or exemption (or the like) of or from any governmental unit, "Governmental Registration" means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit, "Subsidiary Guarantors" means Canal Development, Fulton Development and JCC Development, "Documents" means the Senior Note Indenture, the Revolving Credit Agreement, the Pledge Agreement, dated as of March 30, 2001 (the "Pledge Agreement"), among JCC Holding, JCC and the Subsidiary Guarantors, as pledgors, and The Bank of New York, not in its individual capacity, but solely as Collateral Agent, and the Security Agreement, dated as of March 30, 2001 (the "Security Agreement"), among JCC Holding, JCC and the Subsidiary Guarantors, as assignors, and The Bank of New York, not in its individual capacity, but solely as Collateral Agent, "Securities" means the Senior Notes due 2008 of JCC in the form included in Exhibit A to the Senior Note Indenture, "Security Interest" means the security interests created by the Pledge Agreement and the Security Agreement, "LLC Membership Certificates" means the certificates evidencing units of membership interests in Canal Development, Fulton Development and JCC Development, "Collateral" shall mean all the "Collateral" as defined in the Pledge Agreement and/or the Security Agreement, as the case may be, "Pledged Securities" means any "Security" (as defined in the Pledge Agreement) that is included in the Collateral under the Pledge Agreement, including, without limitation, the LLC Membership Certificates, "Stock" has the meaning assigned to such term in the Pledge Agreement, "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State on the date hereof, "Revolver Note" means the "Note" as defined in the Revolving Credit Agreement, and the terms "Revolving Loan Commitment" and "Revolving Loan" have the meanings assigned to such terms in the Revolving Credit Agreement. Other capitalized terms used herein but not defined herein have the meanings assigned to them in the Senior
Note Indenture.

         This opinion is delivered to you pursuant to Section 4.2(b) of the Senior Note Indenture and Section 4.2(b) of the Revolving Credit Agreement at the request of JCC.

         On the basis of the assumptions and subject to the qualifications and limitations set forth below, we are of the opinion that:

                  1. Each Document constitutes a valid and legally binding agreement of JCC Holding, JCC and/or each Subsidiary Guarantor to the extent such Person is a party thereto, each Security will, upon being duly issued for value and executed and authenticated in accordance with the terms and conditions of the Senior Note Indenture, constitute a valid and legally binding obligation of JCC, and the Revolver Note delivered on the date hereof will, upon disbursement of a Revolving Loan evidenced by the

March 30, 2001
Page 3



Revolver Note, constitute a valid and legally binding obligation of JCC, in each case enforceable against JCC Holding, JCC, and/or the Subsidiary Guarantors, as the case may be, in accordance with its terms.

                  2. Under the law of the State, no Governmental Approvals are required to have been obtained, and no Governmental Registrations are required to have been made, by JCC for the valid execution, delivery and issuance by JCC of the Securities and the Revolver Note issued on the date hereof, for JCC's incurrence of Indebtedness in the aggregate amount of $124,500,000 and the repayment of such Indebtedness, with interest, in accordance with the terms of the Senior Note Indenture and the Securities, for JCC's incurrence of Indebtedness in the amount of the Revolving Loan Commitment and the repayment of such Indebtedness, with interest, in accordance with the terms of the Revolving Credit Agreement and the Revolver Note, for the grant by JCC of the Security Interest or, subject to paragraph 3(b) below, the maintenance of the Security Interest in accordance with the terms of the Security Agreement, for the performance by JCC of its other obligations under the Documents or for the performance by JCC Holding and the Subsidiary Guarantors of their respective obligations under the Documents (other than in connection or in compliance with the blue-sky law of the State, as to which we express no opinion).

                  3. (a) The provisions of (i) the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a valid security interest in the Collateral to secure the Obligations (as defined in the Security Agreement) and (ii) the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a valid security interest in the Collateral to secure the Obligations (as defined in the Pledge Agreement).

                     (b) The law (including the conflict of law rules) of the jurisdiction in which a debtor's place of business, or, if it has more than one place of business, its chief executive office, is located governs the perfection by filing of the Security Interest in the Security Agreement Collateral consisting of (in each case as defined in the Uniform Commercial Code) accounts (other than accounts described in Section 9-103(5) of the Uniform Commercial
Code), general intangibles and investment property and, in the case of such accounts and general intangibles, the effect of such perfection or non-perfection.

                     (c) (i) The delivery to the Collateral Agent in the State of the certificates (and related stock powers executed in blank) delivering to it representing Pledged Securities constituting Stock or the LLC Membership Certificates is effective to perfect the Security Interest in the Pledged Securities evidenced by such certificates on the date of such delivery.

                         (ii) Upon the delivery of the certificates representing
the Pledged Securities referred to in clause (i) to the Collateral Agent as specified in such clause, the Security Interest in such Pledged Securities, insofar as it secures the principal

March 30, 2001
Page 4


amount of the Securities issued on the date hereof and the principal amount of the Revolving Loans outstanding on the date hereof, will not be subject to any present or future prior Liens.

                           (d) The delivery to the Collateral Agent in the State
of any Collateral constituting instruments (as such term is defined in Section 9-105(1)(i) of the Uniform Commercial Code) is effective to perfect the Security Interest in such instruments on the date of such delivery.

         Our opinion is subject to the following qualifications and limitations:

                  (a) Our opinion is subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting creditors' rights generally, (ii) general equitable principles,
(iii) requirements of reasonableness, good faith and fair dealing, and (iv) additionally in the case of (A) indemnities, a requirement that facts, known to the indemnitee but not the indemnitor, in existence at the time the indemnity becomes effective that would entitle the indemnitee to indemnification be disclosed to the indemnitor, (B) waivers, Section 9-501(3) of the Uniform Commercial Code and (C) indemnities, waivers and exculpatory provisions, public policy. Our opinion with respect to the Senior Note Indenture and the Revolving Credit Agreement is subject to the further qualification that JCC Holding and the Subsidiary Guarantors may be exonerated as to a guaranteed party if that guaranteed party fails to inform JCC Holding or the Subsidiary Guarantors of material, adverse information, known to it and not to JCC Holding or the Subsidiary Guarantors, concerning JCC or any collateral.

                  (b) Certain remedial provisions of the Documents we are opining on may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the balance of such Documents, and the practical realization of the benefits created by such Documents taken as a whole will not be materially impaired by the unenforceability of those particular provisions. In addition, certain remedial provisions of such Documents may be subject to procedural requirements not set forth therein.

                  (c) The Security Interest will not be enforceable (i) with respect to, or attach to, any Collateral until value has been given and JCC Holding, JCC or any Subsidiary Guarantor, as the case may be, has rights in such Collateral and (ii) against the competing interests of those third parties (other than JCC Holding, JCC or any Subsidiary Guarantor) who would, in accordance with the provisions of the Uniform Commercial Code, take free of, or have priority over, the Security Interest, notwithstanding its perfection.

                  (d) Our opinion is limited to the law of the State as in effect on the date hereof and to the Documents insofar as such Documents purport to be governed by the law of the State.

March 30, 2001
Page 5


                  (e) This opinion is solely for your benefit and the benefit of your assignees and participants in connection with the above transactions. This opinion may not be relied upon by you for any other purpose or furnished to (unless otherwise required to be so furnished by applicable law or judicial process), quoted to or relied upon by any other Person for any purpose without our prior written consent.

                  (f) We express no opinion with respect to:

                           (i) JCC Holding's, JCC's, or any Subsidiary
         Guarantor's rights in, title to or legal or beneficial ownership of any of the Collateral, or any Collateral acquired after the date hereof;

                           (ii) the perfection of the Security Interest in any dividends or other distributions on Pledged Securities that are not the subject of our opinion expressed in paragraph 3(c)(i) above;

                           (iii) except to the extent specified in paragraph 3(c)(ii), the priority of the Security Interest;

                           (iv) any Collateral that (A) is not governed by
         Article 8 or 9 of the Uniform Commercial Code (and not, in the case of Article 9, excluded therefrom by Section 9-104 or Section 9-313(2)),
         (B) is subject to Section 9-401(10)(a) or (b) of the Uniform Commercial Code or (C) is a trademark;

                           (v) Section 11.8 of the Senior Note Indenture, Sections 8.7(a) and (b) of the Revolving Credit Agreement and Sections 26(a) and (b) of the Pledge Agreement, insofar as such Sections relate to federal courts (except as to the personal jurisdiction thereof);

                           (vi) Section 8.7(c) of the Revolving Credit Agreement and Section 26(c) of the Pledge Agreement, insofar as such Sections are sought to be enforced in a federal court;

                           (vii) In the case of the Pledge Agreement, Section 7(b) through (f), Section 26(a), insofar as it purports to except Sections 7(b) through (f) from the first sentence of such Section, and
         Section 27;

                           (viii) In the case of the Security Agreement, Section 6.3(b) through (f), Section 10.7, insofar as it purports to except
         Section 6.3(b) through 9(f) from such Section, and Section 10.12;

                           (ix) In the case of the Senior Note Indenture,
         Section 11.15;

                           (x) In the case of the Securities, Section 14 thereof;

March 30, 2001
Page 6


                           (xi) In the case of the Revolving Credit Agreement,
         Section 8.14; or

                           (xii) In the case of the Pledge Agreement and the Security Agreement, with respect to the status of any Person as a Secured Creditor for whom the Collateral Agent is not acting as representative within the meaning of Section 9-1059(1)(m) of the Uniform Commercial Code.

         In rendering our opinion:

                  (i) We have examined originals, or copies of originals certified, conformed or otherwise identified to our satisfaction, of such agreement, documents and records as we have considered relevant and necessary as a basis for this opinion.

                  (ii) We have assumed the accuracy and completeness of all, and the authenticity of all original, certificates, agreements, documents, records and other materials submitted to us the conformity with the originals of any copies submitted to us, the genuineness of all signatures and the legal capacity of all natural persons.

                  (iii) We have assumed that (A) JCC Holding, JCC and each Subsidiary Guarantor (1) are duly incorporated or organized, validly existing and in good standing under the law of the State of Delaware and Louisiana, as the case may be, and (2) have corporate power, and have taken all necessary action (including any necessary stockholder or member action) to authorize them,
(aa) to execute and deliver, and to perform their respective obligations under, and have duly executed and delivered, the Documents to which they are a party and (bb) in the case of JCC, to execute, deliver and issue, and to perform it obligations under, and have duly executed, delivered and issued for value, the Securities and the Revolver Note; and (B) the execution and delivery of, and the performance of their obligations under, the Documents by JCC Holding, JCC and the Subsidiary Guarantors, and the execution, delivery and issuance of, and performance of its obligations under, the Securities and the Revolver Note by JCC, do not and will not (1) require any Governmental Approval or any Governmental Registration of (2) violate or conflict with, result in a breach of, constitute a default under, or result in the creation of any Lien (other than, the Security Interest) upon any property of JCC Holding, JCC, any Subsidiary Guarantor, or any of their respective Affiliates under, (aa) the certificate of incorporation or the by-laws of JCC Holding and the certificate of formation or operating agreement of JCC or any Subsidiary Guarantor, as the case may be, (bb) any agreement or instrument to which JCC Holding, JCC, any Subsidiary Guarantor, or any of their respective Affiliates is a party or by which JCC Holding, JCC, any Subsidiary Guarantor, or any of its Affiliates or any of

March 30, 2001
Page 7


their respective properties may be bound, (cc) any Governmental Approval or Governmental Registration that may be applicable to JCC Holding, JCC, any Subsidiary Guarantor or any of its Affiliates or any of their respective properties, (dd) any order, decision, judgment or decree that may be applicable to JCC Holding, JCC, any Subsidiary Guarantor, or any of their respective Affiliates or any of their respective properties or (ee) any law except that the foregoing assumption does not apply to, (w) in the case of the Governmental Approvals and Governmental Registrations referred to in subclause (B)(1), the Governmental Approvals and Governmental Registrations that are the subject of our opinion expressed in paragraph 2 above and (x) in the case of the law referred to in subclause (b)(2)(ee), the law of the State (except as to any Governmental Approvals and Governmental Registrations required thereunder that are not the subject of our opinion expressed in paragraph 2 above).

                  (iv) We have assumed that the Documents constitute (subject to the same qualifications as are contained in subparagraph (a) of the immediately preceding paragraph) the valid and legally binding agreements of the parties thereto under all applicable law (other than, in the case of JCC Holding, JCC and the Subsidiary Guarantors the law of the State (except as to any Governmental Approvals and Governmental Registrations required thereunder that are not the subject of our opinion expressed in paragraph 2 above)).

                  (v) We have assumed, for purposes of paragraph 3(c), that (A) the Secured Creditors and the Collateral Agent (on behalf of the Secured Creditors) takes the Pledged Securities in good faith and without notice of any adverse claim, (B) the Collateral Agent maintains continuous possession of the Pledged Securities that are the subject of our opinion expressed in paragraph 3(c) above in the State and complies with the provisions of, and holds such Pledged Securities for the benefit of the Secured Creditors in the manner provided for in, the Pledge Agreement and (C) such Pledged Securities are "certificated securities" within the meaning of Section 8-102(a)(4) of the Uniform Commercial Code.

                  (vi) We have assumed, for purposes of paragraph 3(d), that (A) the Secured Creditors and the Collateral Agent (on behalf of the Secured Creditors) would take any instrument referred to in such paragraph for value, in good faith and without notice that it is overdue or has been dishonored or of any defense against or claim to it on the part of any person, and (B) the Collateral Agent would maintain continuation possession of such instrument in the State and would comply with the provisions of, and hold such instrument for the benefit of the Secured Creditors in the manner provided for in, the Pledge Agreement.

                  (vii) We have assumed, for the purposes of paragraph 2 above, that the only activities of JCC Holding, JCC and the Subsidiary Guarantors in the State consist of the negotiation, execution and delivery of, and the performance of its obligations under, the Documents.

                  (viii) We have assumed that the Documents, the Securities, the Revolver Note and Pledged Securities that are the subject of our opinion expressed herein, as executed and delivered, were in the forms submitted to us.

March 30, 2001
Page 8


                  (ix) We have assumed, for so much of paragraph 1 as relates to
Section 11.8 of the Indenture, Section 8.7(a) of the Revolving Credit Agreement,
Section 26(a) of the Pledge Agreement, Section 10.7 of the Security Agreement or the last paragraph of the Revolver Note, that the choice of law of the State as the governing law of such Documents, the Securities and the Revolver Note would not result in a violation of an important public policy of another state having greater contacts with the transactions contemplated by such Documents, the Securities and the Revolver Note than the State.

                                            Very truly yours,


                                            PILLSBURY WINTHROP LLP

                          JAZZ CASINO COMPANY, L.L.C.

               Officer's Certificate - Revolving Credit Agreement

     I, the undersigned, being the Secretary of JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company (the "Company"), hereby certify that:

     1. This Certificate is furnished pursuant to Section 3 of Article I of Exhibit B of the Revolving Credit Agreement dated as of March __, 2001 (the "Agreement"), among Jazz Casino Company, L.L.C., as borrower, JCC Holding Company, JCC Canal Development, L.L.C., JCC Fulton Development, L.L.C., JCC Development Company, L.L.C., as guarantors, Harrah's Entertainment, Inc., Harrah's Operating Company, Inc., and Harrah's New Orleans Management Company, as lenders. Unless otherwise defined here, capitalized terms used in this Certificate shall have the meanings set forth in the Agreement.

     2. The undersigned certifies that the conditions in Section 6, 7, 9, 10, 11, 12, 13, 20, 21, 22 and 23 of Article I of Exhibit B of the Agreement have been satisfied as of the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of March
2001.



                                        -------------------------------
                                        Name:  L. Camille Fowler
                                        Title: Secretary